                                                                   EXHIBIT 4 (d)

                          SECOND AMENDED AND RESTATED
                           REVOLVING CREDIT AGREEMENT

                                   Dated as of

                                 March 19, 2002

                                      Among

                                  HASBRO, INC.,

                                   HASBRO SA,

                           the BANKS party hereto, and

                              FLEET NATIONAL BANK,
                                    AS AGENT

                                      with

                             FLEET SECURITIES, INC.,
                            having acted as Arranger

                                TABLE OF CONTENTS

1.   DEFINITIONS AND RULES OF INTERPRETATION.                                1
     1.1.   Definitions.                                                     1
     1.2.   Rules of Interpretation.                                        20

2.   THE SYNDICATED AND COMPETITIVE BID LOAN FACILITY.                      21
     2.1.   Commitment to Lend Syndicated Loans.                            21
     2.2.   Commitment Fee.                                                 22
     2.3.   Reduction of Total Commitment.                                  22

                                     Page 1
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
     2.4.   Requests for Syndicated Loans.                                  22
     2.5.   Competitive Bid Loans.                                          23
          2.5.1.   Competitive Bid Borrowings.                              23
          2.5.2.   Repayment of Competitive Bid Loans.                      27
     2.6.   The Notes.                                                      27
     2.7.   Interest on Loans.                                              28
     2.8.   Prepayments.                                                    28
     2.9.   Funds for Loans.                                                29
     2.10.   Mandatory Repayments.                                          30
     2.11.   Application of Payments; Commitment Reduction.                 32

3.   THE SWING LINE.                                                        32
     3.1.   The Swing Line Loans.                                           32
     3.2.   Notice of Borrowing.                                            32
     3.3.   Interest on Swing Line Loans.                                   33
     3.4.   Repayment of Swing Line Loans.                                  33
     3.5.   The Swing Line Note.                                            34

4.   INTEREST; PAYMENTS AND COMPUTATIONS.                                   34
     4.1.   Interest; Costs and Expenses.                                   34
     4.2.   Concerning Interest Periods.                                    39
     4.3.   Interest on Overdue Amounts.                                    39
     4.4.   Payments.                                                       39
     4.5.   Computations.                                                   40
     4.6.   Interest Limitation.                                            40
     4.7.   Indemnification.                                                40
     4.8.   Banks' Obligations Several.                                     41

5.   LETTERS OF CREDIT.                                                     41
     5.1.   Letter of Credit Commitments.                                   41
          5.1.1.   Commitment to Issue Letters of Credit.                   41
          5.1.2.   Letter of Credit Applications.                           42
          5.1.3.   Terms of Letters of Credit.                              42
          5.1.4.   Reimbursement Obligations of Banks.                      42
          5.1.5.   Participations of Banks.                                 42
     5.2.   Reimbursement Obligation of the Company.                        42
     5.3.   Letter of Credit Payments.                                      43
     5.4.   Obligations Absolute.                                           44
     5.5.   Reliance by Issuer.                                             44
     5.6.   Letter of Credit Fee.                                           45

6.   COLLATERAL SECURITY AND GUARANTIES.                                    45
     6.1.   Security of Company.                                            45
     6.2.   Guaranties and Security of Restricted  Subsidiaries.            45
     6.3.   Release of Collateral.                                          46
     6.4.   Limitation of Security.                                         47

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
7.   FEES.                                                                  47
     7.1.   Closing Fees.                                                   47
     7.2.   Agent's Fee.                                                    47

8.   REPRESENTATIONS AND WARRANTIES.                                        47
     8.1.   Corporate Existence.                                            47
     8.2.   Corporate Authority, etc.                                       47
     8.3.   Binding Effect of Documents, etc.                               48
     8.4.   Governmental Approvals.                                         48
     8.5.   No Event of Default, etc.                                       48
     8.6.   Chief Executive Offices.                                        48
     8.7.   Title to Properties; Leases.                                    49
     8.8.   Financial Statements and Projections.                           49
          8.8.1.   Fiscal Year.                                             49
          8.8.2.   Financial Statements.                                    49
          8.8.3.   Projections.                                             49
     8.9.   No Material Changes, Etc.                                       49
     8.10.   Franchises, Patents, Copyrights, Etc.                          49
     8.11.   Litigation.                                                    50
     8.12.   No Materially Adverse Contracts, Etc.                          50
     8.13.   Compliance With Other Instruments, Laws, Etc.                  50
     8.14.   Taxes.                                                         50
     8.15.   Absence of Financing Statements, Etc.                          50
     8.16.   Perfection of Security Interest.                               50
     8.17.   Indebtedness.                                                  51
     8.18.   True Copies of Charter and Other Documents.                    51
     8.19.   Employee Benefit Plans.                                        51
          8.19.1.   In General.                                             51
          8.19.2.   Terminability of Welfare Plans.                         51
          8.19.3.   Guaranteed Pension Plans.                               51
          8.19.4.   Multiemployer Plans.                                    52
     8.20.   Holding Company and Investment Company Acts.                   52
     8.21.   Certain Transactions.                                          52
     8.22.   Use of Proceeds.                                               53
          8.22.1.   General.                                                53
          8.22.2.   Regulations U and X.                                    53
     8.23.   Environmental Compliance.                                      53
     8.24.   Subsidiaries.                                                  54
     8.25.   Disclosure.                                                    54
     8.26.   Indebtedness of Foreign Subsidiaries.                          54
     8.27.   Bank Accounts.                                                 54

9.   AFFIRMATIVE COVENANTS OF THE COMPANY.                                  55
     9.1.   Punctual Payment.                                               55
     9.2.   Use of Loan Proceeds.                                           55
     9.3.   Maintenance of Office.                                          55
     9.4.   Records and Accounts.                                           55
     9.5.   Financial Statements, Certificates and Information.             55

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
     9.6.   Notices.                                                        57
          9.6.1.   Defaults.                                                57
          9.6.2.   Environmental Events.                                    57
          9.6.3.   Notification of Claim against Collateral.                58
          9.6.4.   Notices Concerning Inventory Collateral.                 58
          9.6.5.   Notice of Litigation and Judgments.                      58
     9.7.   Corporate Existence; Maintenance of Properties.                 58
     9.8.   Insurance.                                                      59
     9.9.   Taxes.                                                          59
     9.10.   Access.                                                        59
     9.11.   Compliance with Laws, Contracts, Licenses, and Permits.        60
     9.12.   Employee Benefit Plans.                                        60
     9.13.   Fiscal Year.                                                   60
     9.14.   Additional Significant Subsidiaries and
               Restricted Subsidiaries.                                     60
     9.15.   Ratings.                                                       61
     9.16.   Agency Account Agreements.                                     61
     9.17.   Further Assurances.                                            61

10.   CERTAIN NEGATIVE COVENANTS OF THE COMPANY.                            61
     10.1.   Restrictions on Indebtedness.                                  62
     10.2.   Restrictions on Liens.                                         62
     10.3.   Restrictions on Investments.                                   64
     10.4.   Restricted Payments.                                           67
     10.5.   Merger, Consolidation and Disposition of Assets.               67
          10.5.1.   Mergers and Acquisitions.                               67
          10.5.2.   Disposition of Assets.                                  68
     10.6.   Sale and Leaseback.                                            69
     10.7.   Compliance with Environmental Laws.                            69
     10.8.   Subordinated Debt.                                             69
     10.9.   Employee Benefit Plans.                                        70
     10.10.   Business Activities.                                          70
     10.11.   Transactions with Affiliates.                                 70
     10.12.   Restrictions on Negative Pledges.                             71
     10.13.   Cash Management.                                              71
     10.14.   Hedging Agreements.                                           71

11.   FINANCIAL COVENANTS.                                                  71
     11.1.   Minimum EBITDA.                                                71
     11.2.   Total Funded Debt to EBITDA.                                   72
     11.3.   Minimum Interest Coverage Ratio.                               72
     11.4.   Capital Expenditures.                                          73

12.   CONDITIONS TO EFFECTIVENESS.                                          73
     12.1.   Loan Documents, etc.                                           73

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
     12.2.   Performance, etc.                                              74
     12.3.   Certified Copies of Charter Documents.                         74
     12.4.   Proof of Corporate Action.                                     74
     12.5.   Incumbency Certificates.                                       74
     12.6.   Proceedings and Documents.                                     74
     12.7.   Validity of Liens.                                             74
     12.8.   Certificates of Insurance.                                     75
     12.9.   Agency Account Agreements.                                     75
     12.10.   Legal Opinions.                                               75
     12.11.   Payment of Fees.                                              75
     12.12.   Legality of Transactions.                                     75

13.   CONDITIONS TO LOANS.                                                  75
     13.1.   Conditions to Loans to the Company.                            75
          13.1.1.   Legality of Transactions.                               75
          13.1.2.   Representations and Warranties.                         75
          13.1.3.   Performance, etc.                                       76
          13.1.4.   Proceedings and Documents.                              76
          13.1.5.   Loan Documents.                                         76
     13.2.   Conditions to Loans to Hasbro SA.                              76
          13.2.1.   Legality of Transactions.                               76
          13.2.2.   Representations and Warranties.                         76
          13.2.3.   Performance, etc.                                       77
          13.2.4.   Proceedings and Documents.                              77
          13.2.5.   Loan Documents.                                         77
          13.2.6.   No Defaults.                                            77

14.   EVENTS OF DEFAULT; ACCELERATION.                                      78
     14.1.   Remedies Upon Default.                                         78
     14.2.   Termination of Commitments.                                    81
     14.3.   Remedies.                                                      81
     14.4.   Certain Rights of Cure.                                        82
     14.5.   Distribution of Collateral Proceeds.                           82
     14.6.   Judgment Currency.                                             83

15.   SETOFF.                                                               84

16.   THE AGENT.                                                            84
     16.1.   Authorization.                                                 84
     16.2.   Employees and Agents.                                          85
     16.3.   No Liability.                                                  85
     16.4.   No Representations.                                            85
          16.4.1.   General.                                                85
          16.4.2.   Closing Documentation, etc.                             86
     16.5.   Indemnification.                                               86
     16.6.   Reimbursement.                                                 86
     16.7.   Non-Reliance on Agent and Other Banks.                         87
     16.8.   Payments.                                                      87

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
          16.8.1.   Payments to Agent.                                      87
          16.8.2.   Distribution by Agent.                                  87
          16.8.3.   Delinquent Banks.                                       88
     16.9.   Holders of Notes.                                              88
     16.10.   Agent as Bank.                                                88
     16.11.   Resignation or Removal of Agent.                              88
     16.12.   Notification of Defaults and Events of Default.               89
     16.13.   Duties in the Case of Enforcement.                            89

17.   EXPENSES.                                                             89

18.   INDEMNIFICATION.                                                      90

19.   SURVIVAL OF COVENANTS, ETC.                                           91

20.   ASSIGNMENT AND PARTICIPATION.                                         91
     20.1.   Conditions to Assignment by Banks.                             91
     20.2.   Certain Representations and Warranties;
              Limitations; Covenants.                                       92
     20.3.   Register.                                                      93
     20.4.   New Notes.                                                     93
     20.5.   Participations.                                                93
     20.6.   Assignee or Participant Affiliated with the Company.           94
     20.7.   Miscellaneous Assignment Provisions.                           94
     20.8.   Increased Costs.                                               95
     20.9.   Assignment by Company.                                         95

21.   NOTICES, ETC.                                                         95

22.   TREATMENT OF CERTAIN CONFIDENTIAL INFORMATION.                        96
     22.1.   Confidentiality.                                               96
     22.2.   Prior Notification.                                            96
     22.3.   Other.                                                         96

23.   CONSENTS, AMENDMENTS, WAIVERS, ETC.                                   97

24.   PROVISIONS OF GENERAL APPLICATIONS.                                   98
     24.1.   Governing Law.                                                 98
     24.2.   Headings.                                                      99
     24.3.   Counterparts.                                                  99
     24.4.   Entire Agreement, Etc.                                         99
     24.5.   Waiver of Jury Trial.                                          99
     24.6.   Severability.                                                  99

25.   TRANSITIONAL ARRANGEMENTS.                                           100
     25.1.   Existing Credit Agreement Superseded.                         100
     25.2.   Return and Cancellation of Notes.                             100

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
     25.3.   Interest and Fees Under Superseded Agreement.                 100

26.   LIABILITY FOR THE OBLIGATIONS.                                       100

27.   GUARANTY.                                                            100
     27.1.   Guaranty of Payment and Performance.                          100
     27.2.   The Company's Agreement to Pay Enforcement Costs, etc.        101
     27.3.   Waivers by the Company; Banks' Freedom to Act.                101
     27.4.   Unenforceability of Hasbro SA Obligations Against Hasbro SA.  102
     27.5.   Subrogation; Subordination.                                   102
          27.5.1.   Waiver of Rights Against Hasbro SA.                    102
          27.5.2.   Subordination.                                         102
          27.5.3.   Provisions Supplemental.                               103
     27.6.   Termination; Reinstatement.                                   103
     27.7.   Successors and Assigns.                                       103
     27.8.   Severability, etc.                                            103

                             SCHEDULES AND EXHIBITS

     Schedule 1   Banks, Commitments and Commitment Percentages
     Schedule 8.7 Title to Properties; Leases
     Schedule 8.11  Litigation
     Schedule 8.23  Environmental Compliance
     Schedule 8.24  Subsidiaries
     Schedule 8.26  Foreign Scheduled Facilities
     Schedule 8.27  Bank Accounts
     Schedule 10.1  Existing Indebtedness
     Schedule 10.2  Existing Liens
     Schedule 10.12 Restrictions on Negative Pledges

     Exhibit A-1    Form of Syndicated Note
     Exhibit A-2    Form of Syndicated Loan Request
     Exhibit B-1    Form of Competitive Bid Note
     Exhibit B-2    Form of Competitive Bid Quote Request
     Exhibit B-3    Form of Invitation for Competitive Bid Quotes
     Exhibit B-4    Form of Competitive Bid Quote
     Exhibit B-5    Form of Notice of Competitive Bid Borrowing
     Exhibit C      Form of Swing Line Loan Request
     Exhibit D  Form of Swing Line Note
     Exhibit E  Form of Compliance Certificate
     Exhibit F  Form of Subordination Agreement
     Exhibit G  Form of Assignment and Acceptance
     Exhibit H  Form of Confidentiality Agreement

                           SECOND AMENDED AND RESTATED

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                           REVOLVING CREDIT AGREEMENT

     This SECOND AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT, is dated as of March 19, 2002, by and among HASBRO, INC. (the "Company"), a Rhode Island corporation having its principal place of business at 1027 Newport Avenue, Pawtucket, Rhode Island 02861, HASBRO SA, a corporation organized under the laws of Switzerland and wholly owned subsidiary of the Company ("Hasbro SA"), and FLEET NATIONAL BANK and the other lending institutions listed on Schedule 1 (collectively, the "Banks") and FLEET NATIONAL BANK, as agent for the Banks (the "Agent").

                                   WITNESSETH:

     WHEREAS, pursuant to that certain Amended and Restated Revolving Credit Agreement, dated as of February 16, 2001 (as amended and in effect from time to time, the "Existing Credit Agreement"), by and among the Company, Hasbro SA, the Banks, and the Agent, the Banks have made available certain financing to the Company and Hasbro SA upon the terms and conditions contained therein; and

     WHEREAS, the Company has requested, among other things, to amend and restate the Existing Credit Agreement and the Banks are willing to amend and restate the Existing Credit Agreement on the terms and conditions set forth herein;

     NOW THEREFORE, in consideration of the foregoing premises and the mutual covenants contained herein, the Company, the Banks and the Agent agree that as of the date hereof, the Existing Credit Agreement shall be amended and restated in its entirety as set forth herein:

                   1. DEFINITIONS AND RULES OF INTERPRETATION.

     1.1. Definitions.

     The following terms shall have the meanings set forth in this 1.1 or elsewhere in the provisions of this Agreement referred to below:

     Affiliate. Any Person that would be considered to be an affiliate of the Company under Rule 144(a) of the Rules and Regulations of the Securities and Exchange Commission, as in effect on the date hereof, if the Company were issuing securities.

     Affected Bank.  See 4.1(c).

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     Agent. Fleet, acting as agent for the Banks, and each other Person appointed as the successor Agent in accordance with 16.11.

     Agent's Fee.  See 7.2.

      Agent's Fee Letter. The fee letter, dated as of the Effective Date, by and between the Company and the Agent, as the same may be amended and in effect from time to time.

      Agent's Office. The Agent's office located at 100 Federal Street, Boston, Massachusetts 02110, or at such other location as the Agent may designate from time to time.

      Agreement. This Amended and Restated Revolving Credit Agreement, including the Exhibits and Schedules hereto, as originally executed, or if this Amended and Restated Revolving Credit Agreement is further amended, varied or supplemented from time to time, as so amended, varied or supplemented.

     Applicable Pension Legislation. At any time, any pension or retirement benefits legislation (be it national, federal, provincial, territorial or otherwise) then applicable to the Company or any of its Subsidiaries.

     Arranger. Fleet Securities, Inc.

      Asset Sale. Any one or series of related transactions on which the Company or any of its Subsidiaries conveys, sells, leases, licenses or otherwise disposes of, directly or indirectly, any of its properties, businesses or assets whether owned on the Effective Date or thereafter acquired.

      Assignee. A bank or other institution to which a Bank assigns all, or a proportionate part of all, of such Bank's rights and obligations under this Agreement and the Notes payable to such transferor Bank, pursuant to the terms of 20.
][
     Assignment and Acceptance.  See 20.1.

      Authorized Financial Officers. The Chief Financial Officer of the Company, the Controller of the Company and any other officer of the Company designated by the Company from time to time as the chief financial officer or the chief accounting officer of the Company and qualified to certify as to financial information delivered on behalf of the Company and its Subsidiaries pursuant to
9.5 hereof; and "Authorized Financial

Officer" means any one of the Authorized Financial Officers.

     Balance Sheet Date.  December 31, 2000.

      Bank Affiliate. (a) With respect to any Bank, (i) an affiliate of such Bank or (ii) any entity (whether a corporation, partnership, limited liability company, trust or legal entity) that is engaged in making, purchasing, holding or otherwise investing in bank loans and similar extensions of credit in the ordinary course of its business and is administered or managed by such Bank or an affiliate of such Bank and (b) with respect to any Bank that is a fund which invests in bank loans and similar extensions of credit, any other entity (whether a corporation, partnership, limited liability company, trust or other legal entity) that is a fund that invests in bank loans and similar extensions of credit and is managed by the same investment advisor as such Bank or by an affiliate of such investment advisor.

      Banks. As defined in the Preamble, and any bank or institution that becomes an Assignee pursuant to, and fulfills the conditions of, 20.

      Banks' Special Counsel. Bingham Dana LLP, or such other counsel as the Agent may approve.

      Base Rate. The rate (rounded to the nearest 1/100 of 1%) equal to the higher of (a) the variable annual rate of interest so designated from time to time by Fleet as its "prime rate", such rate being a reference rate and not necessarily representing the lowest or best rate being charged to any customer, and (b) one-half of one percent (0.5%) above the Federal Funds Effective Rate. For the purposes of this definition, "Federal Funds Effective Rate" shall mean for any day, the rate per annum equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three funds brokers of recognized standing selected by the Agent.

      Base Rate Loan(s). Loan(s) denominated in Dollars bearing interest calculated by reference to the Base Rate.

      Borrowing. A borrowing hereunder by the Company consisting

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of a Loan to the Company by the Banks or the Swing Line Bank.

      Business Day. Any day on which banking institutions in Boston, Massachusetts and New York City, New York are open for the conduct of normal banking business, and, in addition, if Eurocurrency Rate Loans are involved, a day on which dealings in Dollars can be carried on in the relevant Eurocurrency Interbank Market and Dollar settlements of such dealings may be effected in New York City.

      Capital Expenditures. With respect to the Company and its Subsidiaries and for any period, the aggregate of all amounts included in "Additions to property, plant and equipment" as shown in the Company's statement of cash flows for such period, determined in accordance with GAAP.

      Capitalized Leases. Leases under which the Company or any of its Subsidiaries is the lessee or obligor, the discounted future rental payment obligations under which are required to be capitalized on the balance sheet of the lessee or obligor in accordance with GAAP.

       Capital Stock. Any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.

     Casualty Event. With respect to any property (including any interest in property) of any Hasbro Company, any loss of, damage to, or condemnation or other taking of, such property for which such Person receives insurance proceeds, proceeds of a condemnation award or other compensation.

     CERCLA. See 8.23.

      Change of Control. An event or series of events by which any person or group of persons (within the meaning of Section 13 or 14 of the Securities Exchange Act of 1934) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under said Act), directly or indirectly, of fifty-one percent (51%) or more of the outstanding shares of Capital Stock of the Company; or, during any period of twelve (12) consecutive calendar months, Continuing Directors shall cease to constitute a majority of the board of directors of the Company.

     Code. The Internal Revenue Code of 1986, as amended.

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      Collateral.  All of the property, rights and interests  of the Company and the Restricted Subsidiaries that are or are intended to be subject to the security interests and mortgages created by the Security Documents.

     Commitment. With respect to each Bank, the amount set forth on Schedule 1 hereto as the maximum amount of such Bank's commitment to make Syndicated Loans to, and to participate in the issuance, extension and renewal of Letters of Credit for the account of, the Company, as the same may be reduced from time to time; or if such Bank's commitment is terminated pursuant to the provisions hereof, zero. Each Bank's Commitment shall be deemed to be reduced, while any Competitive Bid Loans are outstanding, by an amount equal to such Bank's Commitment Percentage of such outstanding Competitive Bid Loans.

     Commitment Fee. See 2.2.

      Commitment Fee Rate. At any time of determination, an annual percentage rate determined in accordance with the Pricing Grid.

      Commitment Percentage. With respect to each Bank, the percentage set forth opposite such Bank's name on Schedule 1 hereto.

     Company. See preamble.

     Company Loans. The Loans other than the Hasbro SA Loans.

     Company Security Agreement. The Second Amended and Restated Security Agreement, dated as of the Effective Date, as the same may be amended from time to time, by and between the Company and the Agent, in form and substance reasonably satisfactory to the Agent.

      Competitive Bid Loan(s). A Borrowing hereunder consisting of one or more revolving credit loans made by any of the Banks whose offer to make a revolving credit loan as part of such Borrowing has been accepted by the Company under the auction bidding procedure described in 2.5 hereof.

     Competitive Bid Notes. See 2.6.

      Competitive  Bid Note Record. A Record with respect  to  a
Competitive Bid Note.

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      Competitive  Bid  Quote. An offer by  a  Bank  to  make  a
Competitive Bid Loan in accordance with 2.5 hereof.

     Competitive Bid Quote Request. See 2.5.1(b).

     Competitive Bid Rate. See 2.5.1(d)(ii)(C).

     Compliance Certificate. See 9.5(c) hereof.

      Consolidated or consolidated. With reference to any term defined herein, shall mean that term as applied to the accounts of the Company and all of its Subsidiaries, consolidated in accordance with GAAP.

       Consolidated Cash. The consolidated cash and cash equivalents of the Company and its Subsidiaries, determined in accordance with GAAP.

      Consolidated Net Earnings (or Loss). The consolidated net earnings (or loss) of the Company and its Subsidiaries, after deduction of all expenses, taxes, and other proper charges, determined in accordance with GAAP, after eliminating therefrom all extraordinary items of income.

      Consolidated Operating Profit (or Loss). The consolidated operating profit (or loss) of the Company and its Subsidiaries identified as such on the Company's income statement for any period, determined in accordance with GAAP.

       Consolidated Total Funded Debt. As at any date of determination, with respect to the Company and its Subsidiaries, the amount equal to, without duplication, (a) the aggregate amount of Indebtedness of the Company and its Subsidiaries, on a consolidated basis, relating to (i) the borrowing of money or the obtaining of credit, (ii) the deferred purchase price of assets (other than trade payables incurred in the ordinary course of business), (iii) in respect of any Synthetic Leases or any Capitalized Leases and (iv) the face amount of all letters of credit outstanding plus (b) the aggregate amount of Indebtedness of the type referred to in clause (a) of another Person (other than the Company or a Subsidiary thereof) guaranteed by the Company or any of its Subsidiaries minus
(c) fifty percent (50%) of the amount (if positive) equal to (x) the aggregate amount of Consolidated Cash minus (y) $25,000,000.

      Consolidated Total Interest Expense. For any period, the aggregate amount of interest expense of the Company and its Subsidiaries determined on a consolidated basis in accordance

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with GAAP for such period.

      Continuing Directors. With respect to any period of twelve (12) consecutive calendar months, any member of the board of directors of the Company who (a) was a member of such board of directors on the first day of such period or (b) was nominated for election or elected to such board of directors with the approval of a majority of the Continuing Directors who were members of such board of directors at the time of such nomination or election.

      Copyright Memorandum. The Amended and Restated Memorandum of Grant of Security Interest in Copyrights, dated as of the Effective Date, as the same may be amended from time to time, by and among the Company, the Restricted Subsidiaries and the Agent, in form and substance reasonably satisfactory to the Agent.

      Default. Any Event of Default and any event which, but for the giving of notice or the lapse of time, or both, would constitute an Event of Default.

     Delinquent Bank. See 16.8.3.

      Distribution. Any of (a) the declaration or payment of any dividend on or in respect of any shares of any class of Capital Stock of the Company other than dividends payable solely in shares of common stock of the Company (or payable pursuant to the Rights Agreement, dated June 16, 1999, between the Company and Fleet National Bank (f/k/a BankBoston, N.A.) as amended); (b) the purchase, redemption, defeasance, retirement or other acquisition of any shares of any class of Capital Stock of the Company directly or indirectly through a Subsidiary of the Company or otherwise (including the setting apart of assets for a sinking or other analogous fund to be used for such purpose, and excluding any such acquisition by way of payment of any portion of the exercise price for any stock option in such shares, or in respect to any withholding taxes related to any such stock option exercise); or (c) the return of capital by the Company to its shareholders as such; or any other distribution on or in respect of any shares of any class of Capital Stock of the Company.

      Dollar(s) and $. The lawful currency of the United States of America.

      Domestic Subsidiary. Any Subsidiary of the Company that is not a Foreign Subsidiary.

      Drawdown Date. The date on which any Loan is made or is to be made, and the date on which any Loan is converted or continued in accordance with 4.1(a).

      EBITDA. With respect to any particular fiscal period, EBITDA shall mean the amount equal to (a) Consolidated Operating Profit (or Loss) for such period, plus (b) in each case without duplication, and to the extent deducted in calculating Consolidated Operating Profit (or Loss) for such period, (i) depreciation and amortization of the Company and its Subsidiaries, (ii) other non-cash charges of the Company and its Subsidiaries, and (iii) extraordinary losses of the Company and its Subsidiaries, and minus (c) to the extent included in Consolidated Operating Profit (or Loss) for such period, extraordinary gains of the Company and its Subsidiaries for such period, all determined in accordance with GAAP.

     Effective Date. The date on which all of the conditions set forth in 12 hereof have been satisfied, and all "Loans" under and as defined in the Existing Credit Agreement are converted into Loans hereunder.

     Employee Benefit Plan. Any employee benefit plan within the meaning of 3(3) of ERISA maintained or contributed to by the Company or any ERISA Affiliate, other than a Guaranteed Pension Plan or a Multiemployer Plan.

     Environmental Laws. See 8.23.

     EPA. See 8.23.

     Equity Issuance. The sale or issuance by the Company or any of its Subsidiaries of any of its Capital Stock (other than to the Company or any of its Subsidiaries).

     ERISA. The Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

      ERISA Affiliate. Any Person which is treated as a single employer with the Company under 414 of the Code.

      ERISA Reportable Event. A reportable event with respect to a Guaranteed Pension Plan within the meaning of 4043 of ERISA and the regulations promulgated thereunder.

      Eurocurrency Interbank Market. Any lawful recognized market in which deposits of Dollars are offered by international banking units of United States banking institutions and by foreign banking institutions to each other and in which eurocurrency funding operations are customarily conducted.

      Eurocurrency Offered Rate. With respect to the Interest Period of any Eurocurrency Rate Loan, the annual rate of interest determined by the Agent at or about 10:00 A.M. (Boston time) (or as soon thereafter as practicable) two (2) Business Days preceding the first day of such Interest Period, as being the average of the rates of interest per annum at which deposits in the currency of such Eurocurrency Rate Loan are offered to each of the respective lending offices of each of the Reference Banks by prime banks in the Eurocurrency Interbank Market selected by such Reference Bank in its sole discretion acting in good faith for such Interest Period, at the time of the determination and in accordance with the usual practice in such market, for delivery on the first day of such Interest Period in immediately available funds and having a maturity equal to such Interest Period and for the number of days comprised therein, in an amount equal (as nearly as may be) to such Reference Bank's Commitment Percentage of such Eurocurrency Rate Loan.

      Eurocurrency Rate. With respect to all Eurocurrency Rate Loans for any Interest Period, the annual rate of interest, rounded to the nearest 1/100 of 1%, determined by the Agent for such Interest Period in accordance with the following formula:

          Eurocurrency Rate =    Eurocurrency Offered Rate
                         1 - Eurocurrency Reserve Rate

      Eurocurrency Rate Loan(s). Loan(s) denominated in Dollars bearing interest calculated by reference to the Eurocurrency Rate.

      Eurocurrency Reserve Rate. The rate in effect from time to time, expressed as a decimal, at which the Banks would be required to maintain reserves under Regulation D of the Board of Governors of the Federal Reserve System (or any successor or similar regulation relating to such reserve requirements) against "Eurocurrency Liabilities" (as that term is used in Regulation D), if such liabilities were outstanding.

     Existing Credit Agreement. See Preamble.

     Event of Default. See 14.1.

     Fee Letter. The fee letter, dated as of the Effective Date, by and between the Company and the Agent, as the same may be amended and in effect from time to time.

      Fees. Collectively, the Commitment Fee, Competitive Bid fees, the Letter of Credit Fees, the Agent's Fee and the Closing
Fees.

     Final Maturity Date. March 19, 2005.

     Fitch.  FitchRatings, or its successors.

      Fleet. Fleet National Bank, in its capacity as a Bank hereunder.

     Foreign Scheduled Facilities. See 8.26.

       Foreign Sublimit. An amount which is available for Borrowings in accordance with 8.22.1 equal to the aggregate amount of Indebtedness of the Company consisting of guaranties of the Foreign Scheduled Facilities, as such Foreign Sublimit may be amended from time to time with the consent of the Company and the Agent.

       Foreign Subsidiary. Any Subsidiary that conducts substantially all its business (other than export sales) in countries other than the United States of America and that is organized under the laws of a jurisdiction other than the United States of America and the states thereof.

      GAAP. (i) When used in 11 hereof, whether directly or indirectly through reference to a capitalized term used therein, principles which are (A) consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors, in effect for the fiscal period ended on the Balance Sheet Date, and (B) to the extent consistent with such principles, the accounting practice of the Company reflected in its financial statements for the year ended on the Balance Sheet Date; and (ii) when used in general, other than as provided above, principles which are (A) consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors (or successor organizations), as in effect from time to time and (B) consistently applied with past financial statements of the Company adopting the same principles.

       Governmental Authority. Any foreign, federal, state, regional, local, municipal or other government, or any department, commission, board, bureau, agency, public authority or instrumentality thereof, or any court or arbitrator.

      Guaranteed Pension Plan. Any employee pension benefit plan within the meaning of 3(2) of ERISA maintained or contributed to by the Company or any ERISA Affiliate the benefits of which are guaranteed on termination in full or in part by the PBGC pursuant to Title IV of ERISA, other than a Multiemployer Plan.

      Guaranty. The Second Amended and Restated Guaranty, dated as of the Effective Date, as the same may be amended and in effect from time to time, made by each Restricted Subsidiary in favor of the Banks and the Agent pursuant to which each Restricted Subsidiary guarantees to the Banks and the Agent the payment and performance of the Secured Obligations and in form and substance reasonably satisfactory to the Agent.

      Hasbro 2003 Notes. The Company's 7.95% Notes due 2003 issued pursuant to a Senior Debt Indenture, dated as of March 15, 2000, between the Company and The Bank of Nova Scotia Trust Company, as Trustee.

     Hasbro Companies. Collectively, the Company, the Restricted
Subsidiaries and the Significant Subsidiaries.

     Hasbro SA. See preamble.

     Hasbro SA Loans. Syndicated Loans made or to be made by the Banks to Hasbro SA pursuant to 2.1(a).

      Hasbro SA Obligations. All Obligations of Hasbro SA with respect to the Hasbro SA Loans.

      Hasbro SA Sublimit. $75,000,000, as such amount may be amended from time to time with the consent of the Company and the Agent.

     Hazardous Substances. See 8.23.

      Hedging Agreement. Any foreign exchange contract, currency swap agreement, currency or commodity agreement or other similar agreement or arrangement designed to protect against the fluctuation in currency values.

      Identified  Brands. Collectively, the brand  names  Action
Man,  Monopoly, Mr. Potato Head, Tonka, Lincoln Logs,  Playskool,
Yahtzee, Clue and GI Joe.

      Indebtedness. As to any Person and whether recourse is secured by or is otherwise available against all or only a portion of the assets of such Person and whether or not contingent, but without duplication:

           (a) every obligation of such Person to repay money borrowed,

           (b) every obligation of such Person for principal evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses,

          (c) every reimbursement obligation of such Person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such Person,

           (d) every obligation of such Person issued or assumed as the deferred purchase price of property or services (including securities repurchase agreements but excluding (i) trade accounts payable or accrued liabilities arising in the ordinary course of business which are not overdue or which are being contested in good faith and (ii) earnout obligations in respect of assets or businesses acquired prior to the Effective Date),

            (e) every obligation of such Person under any Capitalized Lease,

            (f) every obligation of such Person under any Synthetic Lease,

           (g) all sales with recourse by such Person of (i) accounts or general intangibles for money due or to become due, (ii) chattel paper, instruments or documents creating or evidencing a right to payment of money or (iii) other receivables (collectively "receivables"), whether pursuant to a purchase facility or otherwise, other than in connection with the disposition of the business operations of such Person relating thereto or a disposition of defaulted receivables for collection and not as a financing arrangement, and together with any obligation of such Person to pay any discount, interest, fees, indemnities, penalties, recourse, expenses or other amounts in connection therewith,

           (h) Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent that such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent that the terms of such Indebtedness provide that such Person is not liable therefor and such terms are enforceable under applicable law,

          (i) every obligation, contingent or otherwise, of such Person guaranteeing, or having the economic effect of guaranteeing or otherwise acting as surety for, any obligation of a type described in any of clauses
     (a) through (h) (the "primary obligation") of another Person (the "primary obligor"), in any manner, whether directly or indirectly, and including, without limitation, any such obligation of such Person (i) to purchase or pay (or advance or supply funds for the purchase of) any security for the payment of such primary obligation, (ii) to purchase property, securities or services for the purpose of assuring the payment of such primary obligation, or (iii) to maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such primary obligation.

The "amount" or "principal amount" of any Indebtedness at any time of determination represented by (w) any Indebtedness, issued at a price that is less than the principal amount at maturity thereof, shall be the amount of the liability in respect thereof determined in accordance with GAAP, (x) any Capitalized Lease shall be the discounted aggregate rental obligations under such Capitalized Lease required to be capitalized on the balance sheet of the lessee in accordance with GAAP, (y) any sale of receivables shall be the amount of unrecovered capital or principal investment of the purchaser (other than the Company or any of its wholly-owned Subsidiaries) thereof, excluding amounts representative of yield or interest earned on such investment, and (z) any Synthetic Lease shall be the stipulated loss value, termination value or other equivalent amount.

       Infogrames.   Infogrames  Entertainment  S.A.,  a  societe
anonyme organized under the laws of France.

     Installment Amount.  See 2.8.

      Intercompany Indebtedness. The aggregate amount of all Indebtedness of any of the Company or any Operating Subsidiary of the Company to any other of the Company and its Operating Subsidiaries.

       Interest Hedging Agreement. Any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate futures contract, interest rate option agreement or other agreement or arrangement (including without limitation any securities repurchase or borrowing arrangement) to which the Company or any of its Subsidiaries is a party and intended to protect any of the Company and its Subsidiaries against fluctuations in interest rates.

      Interest Period. (a) With respect to each Base Rate Loan comprising the same Borrowing, the period (i) commencing on the Drawdown Date of such Borrowing, and (ii) ending thirty (30) days thereafter as determined in accordance with the provisions of this Agreement;

      (b) With respect to each Eurocurrency Rate Loan comprising the same Borrowing, the period (i) commencing on the Drawdown Date of such Borrowing, and
(ii) ending one (1), two (2), three (3) or six (6) months thereafter as determined in accordance with the provisions of this Agreement; and

      (c) With respect to each Competitive Bid Loan comprising the same Borrowing, the period (i) commencing on the date of such Borrowing and (ii) ending from seven (7) through one hundred eighty (180) days thereafter as determined in accordance with the provisions of this Agreement.

      Inventory. With respect to the Company or any of the Restricted Subsidiaries, finished goods, work in progress and raw materials and component parts inventory and all "Inventory" as such term is defined in the Uniform Commercial Code as in effect in the Commonwealth of Massachusetts owned by such Person.

      Investment Grade Rating.  A Rating that is at least "BBB-",
"Baa3" or "BBB-" by Fitch, Moody's or S&P, respectively.

      Investment Grade Rating Event. The Company's receipt of a Rating that is at least one level higher than the lowest Investment Grade Rating from at least two Rating Agencies.

     Investment Grade Rating Non-Event. The Company's receipt of a Rating that is the lowest Investment Grade Rating or lower from at least two Rating Agencies.

      Investments. As to any Person, all expenditures made for the acquisition of stock or Indebtedness of, or for loans, advances or capital contributions to, any other Person, in each case to the extent the same would be recorded as an investment on the balance sheet of the first Person under GAAP. In determining the aggregate amount of Investments outstanding at any particular time: (a) there shall be deducted in respect of each such Investment any amount received as a return of capital (but only by repurchase, redemption, retirement, repayment, liquidating dividend or liquidating distribution); (b) there shall not be deducted in respect of any Investment any amounts received as earnings on such Investment, whether as dividends, interest or otherwise; and (c) there shall not be deducted from the aggregate amount of Investments any decrease in the value thereof.

     Invitation for Competitive Bid Quotes.  See 2.5.1(c).

     Letter of Credit.  See 5.1.1.

     Letter of Credit Application.  See 5.1.1.

     Letter of Credit Fee.  See 5.6.

     Letter of Credit Participation.  See 5.1.4.

      Lien. Any mortgage, deed of trust, security interest, pledge, hypothecation, security assignment, attachment, deposit arrangement, lien (statutory, judgment or otherwise), or other security agreement or similar encumbrance or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any Capitalized Lease, any Synthetic Lease, any financing lease involving substantially the same economic effect as any of the foregoing and the filing of any financing statement evidencing any of the foregoing under the Uniform Commercial Code or comparable law of any jurisdiction).

      Loan Documents. Collectively, this Agreement, the Notes, the Letter of Credit Applications, the Letters of Credit, the Security Documents, the Subordination Agreements, the Agent's Fee
Letter and the Fee Letter.

      Loans.  Collectively, the Syndicated Loans, the Competitive
Bid Loans and the Swing Line Loans.

      Majority Banks. As of any date, the Banks whose aggregate Commitments constitute more than fifty percent (50%) of the Total Commitment, provided, that if at the time Majority Banks is being determined, the Total Commitment has been terminated, the Majority Banks shall be the Banks holding more than fifty percent (50%) of the aggregate outstanding principal amount of the Loans on such date.

      Margin. At any time of determination, an annual percentage rate determined in accordance with the Pricing Grid.

      Material Adverse Effect. With respect to any event or occurrence of whatever nature (including any adverse determination in any litigation, arbitration or governmental investigation or proceeding):

           (a) a material adverse effect on the business, properties, condition, assets, operations or results of operations of the Hasbro Companies, taken as a whole;

           (b) a material adverse effect on the ability of the Company individually or the Hasbro Companies taken as a whole, to perform its or their respective Obligations (as the case may be) under the Loan Documents; or

           (c) any material impairment of (i) the validity, binding effect or enforceability of this Agreement or any of the other Loan Documents, (ii) the rights, remedies or benefits available to the Agent or any Bank under the Loan Documents or (iii) the attachment, perfection or priority of any Lien of the Agent on a material portion of the Collateral under the Security Documents.

      Material Asset Sale. Any Asset Sale not in the ordinary course of business producing Net Cash Sale Proceeds in excess of $35,000,000, but excluding any Specified Sale.

      Maximum Drawing Amount. The maximum aggregate amount that the beneficiaries may at any time draw under outstanding Letters of Credit, as such aggregate amount may be reduced from time to time pursuant to the terms of the Letters of Credit.

     Moody's.  Moody's Investors Service, or its successors.

      Multiemployer  Plan.   Any multiemployer  plan  within  the
meaning of 3(37) of ERISA maintained or contributed to by the Company or any ERISA Affiliate.

     Net Cash Sale Proceeds. The net cash proceeds received by a Person in respect of any Asset Sale, less the sum of (a) all reasonable out-of-pocket fees, commissions and other expenses actually incurred in connection with such Asset Sale, (b) the amount of any transfer, documentary, income or other taxes required to be paid by the Company or any of its Subsidiaries in connection with such Asset Sale, (c) the aggregate amount of any Indebtedness (other than under the Loan Documents) of the Company or any of its Subsidiaries permitted by this Agreement that was secured by a Permitted Lien with respect to the assets transferred and is required to be repaid in whole or in part

(which repayment, in the case of any other revolving credit arrangement or multiple advance arrangement, reduces the commitment thereunder) in connection with such Asset Sale, (d) the amount of such proceeds attributable to (and payable to) minority interests, (e) the amount of any reserve reasonably maintained by the Company or any of its Subsidiaries with respect to indemnification obligations owing pursuant to the definitive documentation pursuant to which such Asset Sale is consummated (with any unused portion of such reserve to constitute Net Cash Sale Proceeds on the date upon which the indemnification obligations terminate or such reserve is reduced other than in connection with a payment), and (f) appropriate amounts to be provided by the Company or any of its Subsidiaries to be applied to satisfy any reasonable expenses and liabilities associated with any such property or assets and retained by the Company or any such Subsidiary after such Asset Sale.

      Net Cash Equity Issuance Proceeds. With respect to any Equity Issuance, the excess of the gross cash proceeds received by such Person for such Equity Issuance after deduction of all reasonable transaction expenses (including, without limitation, underwriting discounts and commissions) actually incurred in connection with such Equity Issuance.

     New Loans.  See 4.1(e).

      Note(s). Singly, any of, and collectively, all of the Syndicated Notes, the Competitive Bid Notes and the Swing Line Note.

     Notice of Competitive Bid Borrowing.  See 2.4.1(f).

      Obligations. All indebtedness, obligations and liabilities to the Banks and the Agent, individually or collectively, arising or incurred under this Agreement or any of the other Loan Documents, or in respect of Loans made and any Notes or other instruments at any time evidencing any thereof, whether such indebtedness, obligations, and liabilities exist on the date of this Agreement or arise thereafter, or are direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise of the Company and/or Hasbro SA, as the case may be, including, without limitation, the Hasbro SA Obligations.

      Operating Subsidiary. As at any particular date, any Subsidiary (other than a Subsidiary engaged solely in the business of incurring Indebtedness) of the Company actively engaged in the conduct of business.

      Outstanding. With respect to the Loans, the unpaid principal thereof as of any date of determination.

     Participant.  See 20.5.

      Patent Agreements. Collectively, (a) the Amended and Restated Patent Security Agreement (Registrations), dated as of the Effective Date, as the same may be amended from time to time, by and among the Company, the Restricted Subsidiaries and the Agent, in form and substance reasonably satisfactory to the Agent, pertaining to U.S. patent registrations, and (b) the Amended and Restated Patent Security Agreement (Applications), dated as of the Effective Date, as the same may be amended from time to time, by and among the Company, the Restricted Subsidiaries and the Agent, in form and substance reasonably satisfactory to the Agent, pertaining to U.S. patent applications.

      PBGC. The Pension Benefit Guaranty Corporation created by 4002 of ERISA and any successor entity or entities having similar responsibilities.

       Permitted Acquisition. Any acquisition permitted by 10.5.1(b).

     Permitted Liens.  Liens permitted by 10.2.

      Person. Any individual, corporation, partnership, trust, unincorporated association, business, or other legal entity, and any government or any governmental agency or political subdivision thereof.

     Pricing Grid.  As set forth in the table below:

         Rating (At Least
           Two of Fitch,    Margin for    Margin for
            Moody's or       Base Rate   Eurocurrency   Commitment
 Level   Standard & Poors)     Loans      Rate Loans     Fee Rate
   I     BB/Ba2/BB or          0.50%        1.75%         0.35%
         lower
   II    BB+/Ba1/BB+           0.25%        1.50%         0.30%
  III    BBB-/Baa3/BBB-        0.00%        1.25%         0.25%
   IV    BBB/Baa2/BBB          0.00%        1.00%         0.20%
   V     BBB+/Baa1/BBB+ or     0.00%        0.75%         0.15%
         higher

For purposes of the foregoing table:

(i) during any period in which the Secured Obligations are secured by the Liens described in 6.1(a) and, to the extent applicable, 6.2(a), the applicable Margin for Base Rate Loans in Levels I and II above and the applicable Margin for Eurocurrency Rate Loans in Levels I through IV above shall be 0.25% lower than the applicable rates set forth above.

(ii) if the rating system of any Rating Agency shall change, or if any Rating Agency shall cease to be in the business of rating corporate debt obligations, the Company and the Agent shall negotiate in good faith to amend the foregoing table (which amendment shall require the consent of the Majority Banks) to reflect such changed rating system or the unavailability of ratings from such Rating Agency and, pending the effectiveness of any such amendment, the Margin and the Commitment Fee Rate shall be determined by reference to, and shall be based on, the higher of, each Rating of each Rating Agency to which neither this clause (ii) nor clause (iv) below then applies;

(iii)if the Ratings established by the Rating Agencies shall fall within different Levels, the Margin and the Commitment Fee Rate shall be based on the lower of the two highest Ratings;

(iv) if any Rating Agency shall not have a Rating in effect (other than by reason of the circumstances referred to in clause (ii) above), then the Margin and the Commitment Fee Rate shall be determined by reference to, and shall be based on, the higher of, each Rating of each Rating Agency to which neither clause (ii) above nor this clause (iv) then applies; and

(v) if any Rating Agency shall change its Rating (other than by reason of the circumstances referred to in clause (ii) above), such change shall be effective as of the date on which it is first announced by such Rating Agency.

     Each change in the Margin and the Commitment Fee Rate shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change.

      Rating. The rating issued from time to time (whether on a preliminary basis or otherwise) by any Rating Agency or such other rating service or services as the Company may designate from time to time with the consent of the Majority Banks with respect to the Company's senior unsecured debt.

     Rating Agencies.  Collectively, Fitch, Moody's and S&P.

     RCRA.  See 8.23.

     Record. The grid attached to a Note, or the continuation of such grid, or any other similar record, including computer records, maintained by any Lender with respect to any Loan referred to in such Note.

      Real Estate. All real property owned or leased (as lessee or sublessee) by any of the Hasbro Companies.

     Reemployment Period.  See 2.8.

     Reemployment Rate.  See 2.8.

      Reference Banks. Fleet, Bank of America, N.A., Citicorp USA, Inc., Mellon Bank, N.A. and Commerzbank AG, New York Branch.

      Reference Period. As of the end of any fiscal quarter, the period of four
(4) consecutive fiscal quarters of the Company and its Subsidiaries ending on such date, or if any date of determination is not a fiscal quarter end date, the period of four (4) consecutive fiscal quarters most recently ended (in each case treated as a single accounting period).

      Refinancing Indebtedness. With respect to the Company and its Subsidiaries, Indebtedness which (a) refinances, refunds, replaces, renews, repays, restates, substitutes or extends other Indebtedness of the Company or any of its Subsidiaries, (b) has a maturity after the Final Maturity Date, and
(c) is not prohibited by 10.1 hereof.

      Reimbursement Obligation. The Company's obligation to reimburse the Agent and the Banks on account of any drawing under any Letter of Credit as provided in 5.2.

     Replacement Bank.  See 4.1(f).

     Replacement Date.  See 4.1(f).

      Restricted Payment. In relation to the Company and its

Subsidiaries, any (a) Distribution, (b) payment or prepayment by the Company or its Subsidiaries to the Company's or any Subsidiary's shareholders (or other equity holders) in their capacity as such, in each case other than (i) to the Company or any Subsidiary (or any payment or prepayment excluded from the definition of the term "Distribution") and (ii) the acquisition of the Capital Stock of any Subsidiary of the Company existing on the Effective Date from any then existing minority holder thereof, (c) optional repayment, redemption or repurchase of long term unsecured Indebtedness of the Company existing on the Effective Date and having a maturity after the Final Maturity Date, (d) repayment, redemption or repurchase of the Hasbro 2003 Notes, or (e) derivatives or other transactions with any financial institution, commodities or stock exchange or clearinghouse (a "Derivatives Counterparty") obligating the Company or any Subsidiary to make payments to such Derivatives Counterparty as a result of any change in market value of any Capital Stock of the Company or such Subsidiary.

      Restricted Subsidiaries. Collectively, (a) Wizards of the Coast, Inc., a Washington corporation, (b) OddzOn, Inc., a Delaware corporation, and (c) material Domestic Subsidiaries (i) created or acquired by the Company following the Effective Date and (ii) designated as Restricted Subsidiaries by the Company or the Agent in a written notice (it being understood that any Restricted Subsidiary which merges with and into the Company such that the Company is the survivor shall no longer constitute a Restricted Subsidiary following such merger).

     SARA.  See 8.23.

     Secured Obligations. Collectively, (a) the Obligations, (b) other Indebtedness of the Company consisting of guaranties of Indebtedness of Foreign Subsidiaries owing to any Bank or Bank Affiliate under the Foreign Scheduled Facilities, and (c) obligations of the Company or its Subsidiaries to the Banks and the Agent (individually or collectively) arising under Interest Hedging Agreements and Hedging Agreements.

      Security Agreements. Collectively, the Company Security Agreement and the Subsidiary Security Agreement.

      Security Documents. The Guaranty, the Security Agreements, the Trademark Agreement, the Patent Agreements, the Copyright Memorandum and all other instruments and documents, including without limitation Uniform Commercial Code financing statements, required to be executed or delivered pursuant to any Security Document.

      Significant Subsidiary. (a) Any Subsidiary of the Company, organized under the laws of the United States or any State of the United States or the District of Columbia, which, either alone or together with the Subsidiaries of such Subsidiary, meets either of the following conditions:

            (i) the investments of the Company and its Subsidiaries in, or their proportionate share (based on their equity interests) of the book value of the total assets (after intercompany eliminations) of, the Subsidiary in question exceed 10% of the book value of the total assets of the Company and its Subsidiaries on a consolidated basis, or

           (ii) the equity of the Company and its Subsidiaries in the revenues of the Subsidiary in question exceeds 10% of the revenues from continuing operations of the Company and its Subsidiaries on a consolidated basis for the Company's most recent fiscal year; or

      (b) Any other Subsidiary of the Company designated as a "Significant Subsidiary" by the Company in a written notice to the Agent.

      Specified Sale. Any disposition of Capital Stock of Infogrames by the Company acquired in connection with the sale of the Company's interactive and on-line businesses to Infogrames.

      Standard & Poor's. Standard & Poor's Ratings Services, a division of The McGraw Hill Companies Inc., or its successors.

      Subordinated Debt. Unsecured Indebtedness of any Operating Subsidiary that is expressly subordinated and made junior to the payment and performance in full of the Obligations (other than pursuant to the Subordination Agreements), and evidenced as such by a written instrument containing subordination provisions in form and substance reasonably satisfactory to the Majority Banks.

      Subordination Agreement. The Second Amended and Restated Subordination Agreement, dated as of the Effective Date, among the Company, the Significant Subsidiaries and the Agent, substantially in the form of Exhibit F hereto; and "Subordination Agreements" means the Subordination Agreement and any additional subordination agreements executed and delivered to the Agent for the benefit of the Banks pursuant to 9.14 hereof, in each case as amended and in effect from time to time.

      Subsidiary. Any corporation, association, trust, or other business entity of which the designated parent shall at any time own directly or indirectly through a Subsidiary or Subsidiaries at least a majority (by number of votes) of the outstanding Voting Stock.

      Subsidiary Security Agreement. The Second Amended and Restated Security Agreement, dated as of the Effective Date, as the same may be amended from time to time, among the Restricted Subsidiaries and the Agent, in form and substance reasonably satisfactory to the Agent.

     Swing Line Bank.  Fleet.

      Swing Line Loan. Any loan made by the Swing Line Bank pursuant to 3.1 hereof.

     Swing Line Loan Maturity Date.  See 3.2.

     Swing Line Loan Request.  See 3.2.

     Swing Line Note.  See 3.5.

      Swing  Line Note Record.  A Record with respect to a  Swing
Line Note.

      Syndicated Loan(s). Singly, any of, and collectively, all of, the revolving credit loans (including, without limitation, the Hasbro SA Loans) made by the Banks in accordance with their respective Commitment Percentages to the Company and Hasbro SA as contemplated by 2.1 hereof.

     Syndicated Note(s).  See 2.6.

      Syndicated Note Record. A Record with respect to a Syndicated Note.

      Synthetic Lease. Any lease of goods or other property, whether real or personal, which is treated as an operating lease under GAAP and as a loan or financing for U.S. income tax purposes.

      Total Commitment. The sum of the Commitments of the Banks, as in effect from time to time, which as of the Effective Date shall be equal to the aggregate principal amount of $380,000,000.

      Trademark Agreement. The Amended and Restated Trademark Security Agreement, dated as of the Effective Date, as the same may be amended from time to time, by and among the Company, the Restricted Subsidiaries and the Agent, in form and substance reasonably satisfactory to the Agent.

      Type. As to any Syndicated Loan, its nature as a Base Rate Loan or a Eurocurrency Rate Loan.

       Unpaid Reimbursement Obligation. Any Reimbursement Obligation for which the Company does not reimburse the Agent and the Banks on the date specified in, and in accordance with, 5.2.

      Utilization. An amount equal to the sum of (i) the outstanding amount of all Loans (after giving effect to all amounts requested), (ii) the Maximum Drawing Amount, (iii) all Unpaid Reimbursement Obligations and (iv) the amount by which the Foreign Sublimit exceeds the outstanding amount of Loans borrowed to satisfy the Company's obligations under guaranties of the Foreign Scheduled Facilities.

      Voting Stock. Stock or similar interests, of any class or classes (however designated), the holders of which are at the time entitled, as such holders, to vote for the election of a majority of the directors (or persons performing similar functions) of the corporation, association, trust or other business entity involved, whether or not the right so to vote exists by reason of the happening of a contingency (unless the happening of any such contingency is not within the control of the Company).

      Wholly Owned Subsidiary. Any Subsidiary of the Company for which all its outstanding Voting Stock (other than any directors' qualifying shares and shares required to be held by foreign nationals under applicable law) is held by the Company or one or more Wholly Owned Subsidiaries.

     1.2.  Rules of Interpretation.

      (a) A reference to any document or agreement shall include such document or agreement as amended, modified or supplemented from time to time in accordance with its terms and the terms of this Agreement.

      (b) The singular includes the plural and the plural includes the singular.

      (c) A reference to any law includes any amendment or modification to such law.

      (d) A reference to any Person includes its permitted successors and permitted assigns.

      (e) Accounting terms not otherwise defined herein have the meanings assigned to them by GAAP applied on a consistent basis by the accounting entity to which they refer.

     (f) The words "include", "includes" and "including" are not limiting.

      (g) Reference to a particular "" refers to that section of this Agreement unless otherwise indicated.

      (h) The words "herein", "hereof", "hereunder" and words of like import shall refer to this Agreement as a whole and not to any particular section or subdivision of this Agreement.

       (i) Unless otherwise expressly indicated, in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including," the words "to" and "until" each mean "to but excluding," and the word "through" means "to and including."

      (j) This Agreement and the other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are, however, cumulative and are to be performed in accordance with the terms thereof.

      (k) This Agreement and the other Loan Documents are the result of negotiation among, and have been reviewed by counsel to, among others, the Agent and the Company and are the product of discussions and negotiations among all parties. Accordingly, this Agreement and the other Loan Documents are not intended to be construed against the Agent or any of the Banks merely on account of the Agent's or any Bank's involvement in the preparation of such documents.

              2. THE SYNDICATED AND COMPETITIVE BID LOAN FACILITY.

     2.1.  Commitment to Lend Syndicated Loans.

     (a) Subject to the terms and conditions set forth in this Agreement, each of the Banks severally agrees to lend to the Company and/or Hasbro SA, and the Company and/or Hasbro SA may borrow, repay, and reborrow from time to time between the Effective Date and the Final Maturity Date upon notice by the Company and/or Hasbro SA, as the case may be, to the Agent given in accordance with 2.4 hereof, such sums, in Dollars, as are requested by such Person ("Syndicated Loans") up to a maximum aggregate amount outstanding (after giving effect to all amounts requested) at any one time equal to such Bank's Commitment (as such Commitment has been deemed to be reduced by such Bank's Commitment Percentage of outstanding Competitive Bid Loans) minus such Bank's Commitment Percentage of the sum of the Maximum Drawing Amount and all Unpaid Reimbursement Obligations, provided that the Utilization shall not at any time exceed the Total Commitment; and provided, further, that (in the case of any such requested Syndicated Loan that is a Hasbro SA Loan) the outstanding principal amount of the Hasbro SA Loans (after giving effect to all amounts requested) shall not exceed the Hasbro SA Sublimit. The Syndicated Loans shall be made pro rata in accordance with each Bank's Commitment Percentage. Each request for Syndicated Loans hereunder shall constitute a representation by the Company or Hasbro SA, as the case may be, that the applicable conditions set forth in 12 and 13, in the case of the initial Syndicated Loans to be converted into Syndicated Loans hereunder on the Effective Date, and 13, in the case of all other Syndicated Loans, have been satisfied on the date of such request. Each Base Rate Loan and Eurocurrency Rate Loan shall mature and become due and payable on the last day of the Interest Period relating thereto and shall be payable in the currency in which such Loan was made. Each Base Rate Loan shall be denominated in Dollars. Each Eurocurrency Rate Loan shall be denominated in Dollars.

      (b) After any prepayment and at maturity of the Syndicated Loans pursuant to 2.1(a) above, the Company and/or Hasbro SA, as applicable, shall be entitled to reborrow any or all of the principal amount of such Syndicated Loan, subject to all of the applicable conditions precedent set forth in 13. Each Bank's Commitment shall terminate, all Syndicated Loans shall become finally due and payable and the Company promises to pay or, solely in the case of Hasbro SA Loans, Hasbro SA promises to pay, on the Final Maturity Date all Syndicated Loans outstanding on the Final Maturity Date.

     (c) The respective amount of each Bank's Commitment and its Commitment Percentage shall be as set forth on Schedule 1 hereto, subject to reduction in accordance with 2.3 and 2.11.

      (d) Each Bank represents and warrants that it will use its best efforts to ensure that the funding of its Loans is not made directly out of the assets of any "employee benefit plan" or of any "separate account" in which any "employee benefit plan" has any interest other than a "government plan" (each such term being used herein as defined in Section 3 of ERISA).

     2.2.  Commitment Fee.

     The Company agrees to pay to the Agent for the pro rata accounts of the Banks in accordance with their respective Commitment Percentages a commitment fee (the "Commitment Fee"), calculated at the applicable annual percentage rate determined in accordance with the Pricing Grid, on the average daily amount during each calendar quarter or portion thereof from the Effective Date to the Final Maturity Date by which (a) (i) the Total Commitment minus (ii) the sum of
(A) the Maximum Drawing Amount and (B) all Unpaid Reimbursement Obligations exceeds (b) the outstanding amount of Syndicated Loans during such calendar quarter. The Commitment Fee shall be payable quarterly in arrears on the first day of each calendar quarter for the immediately preceding calendar quarter commencing on the first such date following the Effective Date, with a final payment on the Final Maturity Date or any earlier date on which the Commitments shall terminate.

     2.3.  Reduction of Total Commitment.

     The Company shall have the right at any time and from time to time upon five (5) Business Days written notice to the Agent to reduce by $10,000,000 or an integral multiple thereof or terminate entirely the unborrowed portion of the Total Commitment, whereupon the Commitments of the Banks shall be reduced pro rata in accordance with their respective Commitment Percentages of the amount specified in such notice or, as the case may be, terminated. Promptly after receiving any notice of the Company delivered pursuant to this 2.3, the Agent will notify the Banks of the substance thereof. Upon the effective date of any such reduction or termination, the Company shall pay to the Agent for the respective accounts of the Banks the full amount of the Commitment Fee then accrued on the amount of the reduction. No reduction of the Commitments of the Banks may be reinstated unless otherwise agreed to by the Company and each of the Banks. Nothing contained in this 2.3 shall obligate any Bank in any way whatsoever to reinstate all or any part of its Commitment after a reduction of such Commitment hereunder. If at any time the outstanding amount of the Loans exceeds the Total Commitment as a result of any reduction of the Total Commitment pursuant to this 2.3, then the Company shall immediately pay the amount of such excess to the Agent for the respective account of the Banks for application to the Loans. Each payment of Loans shall be allocated among the Banks, in proportion, as nearly as practicable to the respective unpaid principal amount of each

Bank's Syndicated Note or Competitive Bid Note, as applicable, with adjustments to the extent practicable to equalize any prior payments or repayments not exactly in proportion. In addition, the Total Commitment shall be reduced in accordance with 2.11.

     2.4.  Requests for Syndicated Loans.

     (a) The Company and/or Hasbro SA, as the case may be, shall give to the Agent written notice in the form of Exhibit A-2 hereto (or telephonic notice confirmed in a writing in the form of Exhibit A-2 hereto) of each Syndicated Loan requested hereunder (a "Loan Request") not later than (a) with respect to Base Rate Loans, 12 noon (Boston time) on the proposed Drawdown Date of such Base Rate Loan and (b) with respect to Eurocurrency Rate Loans, 1:00 P.M. (Boston time) on the third Business Day prior to the proposed Drawdown Date of such Eurocurrency Rate Loan. The Agent shall promptly notify the Banks of the contents of each such notice at the address or addresses for each Bank set forth on Schedule 1 hereof.

     (b) Each such notice delivered by the Company and/or Hasbro SA, as the case may be, shall specify (i) the aggregate principal amount of Syndicated Loans requested, stated in Dollars, (ii) the Type of Syndicated Loan requested, (iii) the proposed Drawdown Date and duration of the proposed Interest Period(s) applicable to any Base Rate Loans, or Eurocurrency Rate Loans and (iv) the Company's and/or Hasbro SA's, as the case may be, account to which payment of the proceeds of such Syndicated Loan is to be made. Each such notice (which shall be irrevocable) shall obligate the Company and/or Hasbro SA to accept the Syndicated Loans requested from the Banks on the proposed Drawdown Date therefor.

      (c) Each request for Types of Syndicated Loans made hereunder shall be in a minimum aggregate amount of $5,000,000 or a greater integral multiple of $1,000,000.

      (d) Any Syndicated Loans requested by the Company and/or Hasbro SA pursuant to this 2.4 shall be made available to such Person in accordance with the provisions of 2.9 hereof.

     2.5.  Competitive Bid Loans.

          2.5.1.  Competitive Bid Borrowings.

               (a) The Competitive Bid Option. In addition to the Syndicated Loans permitted to be made hereunder pursuant to 2.1 hereof, the Company may, pursuant to the terms of this 2.5, cause the Agent to request the Banks to make offers to fund Competitive Bid Loans to the Company from time to time prior to the Final Maturity Date. The Banks may, but shall have no obligation to, make such offers and the Company may, but shall have no obligation to, accept such offers in the manner set forth in this 2.5. Notwithstanding any other provision herein to the contrary, at no time shall the Utilization exceed the Total Commitment;

                (b) Competitive Bid Quote Request. When the Company wishes to request offers to make Competitive Bid Loans under this 2.5, it shall transmit to the Agent by telephone, telex, cable or facsimile (in each case confirmed in writing by the Company) a Competitive Bid Quote Request substantially in the form of Exhibit B-2 hereto (a "Competitive Bid Quote Request") so as to be received no later than 11:00 a.m. (Boston time) on the first Business Day prior to the requested Drawdown Date, specifying (i) the requested Drawdown Date (which must be a Business Day) and the amount of such Competitive Bid Loan (which must be a minimum of $5,000,000 or any greater integral multiple of $1,000,000 and may not exceed the Total Commitment, and
          (ii) the Interest Period of such Competitive Bid Loan, subject to the provisions of the definition of Interest Period, and be accompanied by a Competitive Bid fee of $750 payable to the Agent with respect to each Competitive Bid Quote Request. The Company may request offers to make Competitive Bid Loans for no more than one (1) amount and three
          (3) Interest Periods in a single Competitive Bid Quote Request. No new Competitive Bid Quote Request shall be given until the Company has notified the Agent of its acceptance or non-acceptance of the Competitive Bid Quotes relating to any outstanding Competitive Bid Quote Request.

                 (c) Invitation for Competitive Bid Quotes. Subsequent to timely receipt of a Competitive Bid Quote Request, the Agent shall send to the Banks by facsimile an Invitation for Competitive Bid Quotes as promptly as possible but not later than 3:00 p.m. (Boston time) on the first Business Day prior to the requested Drawdown Date, substantially in the form of Exhibit B-3 hereto (an "Invitation for Competitive Bid Quotes"), which shall constitute an invitation by the Company to each Bank to submit Competitive Bid Quotes offering to make Competitive Bid Loans to which such Competitive Bid

          Quote Request relates in accordance with this 2.5. If, after receipt by the Agent of a Competitive Bid Quote Request from the Company in accordance with subsection (b) of this 2.5.1, the Agent or any Bank shall be unable to complete any procedure of the auction process described in subsections (d) through (f) (inclusive) of this 2.5.1 due to the inability of such Person to transmit or receive communications through the means specified therein, such Person may rely on telephonic notice for the transmission or receipt of such communications. In any case where such Person shall rely on telephone transmission or receipt, any communication made by telephone shall, as soon as possible thereafter, be followed by written confirmation thereof.

                (d) Submission and Contents of Competitive Bid Quotes.

                     (i) Each Bank may, but shall be under no obligation to,
               submit a Competitive Bid Quote containing an offer or offers to make Competitive Bid Loans to the Company in response to any Invitation for Competitive Bid Quotes. Each Competitive Bid Quote must comply with the requirements of this subsection (d) and must be submitted to the Agent by facsimile not later than 10:00 a.m. (Boston time) on the requested Drawdown Date, provided, that Competitive Bid Quotes may be made by the Agent in its capacity as a Bank only if it notifies the Company of the terms of its Competitive Bid Quote no later than 9:45 a.m. (Boston time) on the requested Drawdown Date. Subject to the provisions of 12 and 13 hereof, any Competitive Bid Quote so made shall be irrevocable except with the written consent of the Agent given on the instructions of the Company.

                     (ii) Each Competitive Bid Quote shall be in substantially
               the form of Exhibit B-4 hereto and shall in any case specify:

                          (A)   the  requested Drawdown Date  and
                    Interest Periods;

                          (B) the principal amount of the Competitive Bid Loan for which each such offer is being made, which principal amount

                    (w) may be greater than the Commitment of the quoting Bank but may not exceed the Total Commitment, (x) must be $5,000,000 or a larger multiple of $1,000,000, (y) may not exceed the aggregate principal amount of Competitive Bid Loans for which offers were requested, and (z) may be subject to an aggregate limitation as to the principal amount of Competitive Bid Loans for which offers being made by such quoting Bank may be accepted;

                          (C) the rate of interest per annum (rounded to the
                    nearest 1/1000th of 1%) (the "Competitive Bid Rate") offered for each such Competitive Bid Loan, and

                          (D) the identity of the quoting Bank.

          A Competitive Bid Quote may include up to five (5) separate offers by the quoting Bank with respect to each Interest Period specified in the related Invitation for Competitive Bid Quotes.

               (iii)      Any  Competitive  Bid  Quote  shall  be
               disregarded if it:

                     (A) is not substantially in the form of Exhibit B-4 hereto or does not specify all of the information required by subsection
               (d)(ii);

                     (B) contains qualifying, conditional or similar language
               (except that it may, in the case of a quote relating to more than one Interest Period, contain the condition described in subsection (d)(ii)(B));

                    (C) proposes terms other than or in addition to those set
               forth in the applicable Invitation for Competitive Bid Quotes; or

                     (D) arrives after the time set forth in subsection (d)(i).

               (e) Notice to Company. Not later than 10:15 a.m. (Boston time) on the requested Drawdown Date, the Agent shall notify the Company of the terms of (i) all Competitive Bid Quotes submitted by the Banks in accordance with the preceding subsection (d) and (ii) of any Competitive Bid Quote that amends, modifies or is otherwise inconsistent with a previous Competitive Bid Quote submitted by such Bank with respect to the same Competitive Bid Quote Request. Any such subsequent Competitive Bid Quote shall be disregarded by the Agent unless such subsequent Competitive Bid Quote is submitted solely to correct a manifest error in such former Competitive Bid Quote. The Agent's notice to the Company shall specify (A) the aggregate principal amount of Competitive Bid Loans for which offers have been received for each Interest Period specified in the related Competitive Bid Quote Request, (B) the respective principal amounts and Competitive Bid Rates so offered, and the identity of the respective Banks submitting such offers, and (C) if applicable, limitations on the aggregate principal amount of Competitive Bid Loans for which offers in any single Competitive Bid Quote may be accepted.

                (f) Acceptance and Notice by Company and Agent. Not later than 10:45 a.m. (Boston time) on the requested Drawdown Date, the Company shall notify the Agent of the Company's acceptance or non-acceptance of the offers of which it was notified pursuant to the preceding subsection (e) in a notice, transmitted to the Agent by telephone, telex, cable or facsimile (in each case confirmed in writing by the Company), in substantially the form of Exhibit B-5 hereto (a "Notice of Competitive Bid Borrowing"). Such notice shall specify the aggregate principal amount of offers for each Interest Period that are accepted. The Company may accept any Competitive Bid Quote in whole or in part; provided that:

                    (i) the aggregate principal amount of each Competitive Bid
               Loan may not exceed the applicable amount set forth in the related Competitive Bid Quote Request,

                    (ii) the aggregate principal amount of each Competitive Bid
               Loan must be $5,000,000 or a larger multiple of $1,000,000,

                    (iii) acceptance of offers may only be made on the basis of ascending Competitive Bid Rates, and

                     (iv) no offer may be accepted that is described in
               subsection (d)(iii) or that otherwise fails to comply with the requirements of this Agreement.

          The Agent shall promptly notify each Bank which submitted a Competitive Bid Quote of the acceptance or non-acceptance thereof. The Agent will promptly notify each Bank which submitted a Competitive Bid Quote and each other Bank which so requests the following information from the Agent of (a) the aggregate principal amount of, and (b) the range of Competitive Bid Rates of the accepted Competitive Bid Loans for each requested Interest Period.

                (g) Allocation by Agent; Usage of Commitments. If offers are made by two (2) or more Banks with the same Competitive Bid Rates, for a greater aggregate principal amount than the amount in respect of which offers are accepted for the related Interest Period, the principal amount of Competitive Bid Loans in respect of which such offers are accepted shall be allocated by the Agent among such Banks as nearly as possible (in such multiples, not less than $100,000 as the Agent may deem appropriate) in proportion to the aggregate principal amounts of such offers. If any such Bank has indicated a minimum acceptable Competitive Bid Loan in its Competitive Bid Request, and under the procedures of this subsection (g), the Agent would have allocated to it an amount less than such minimum, such Competitive Bid Quote will instead be deemed to have been withdrawn. Determination by the Agent of the amounts of Competitive Bid Loans and the allocation thereof shall be conclusive in the absence of manifest error.

                (h) Funding of Competitive Bid Loans. If, on or prior to the Drawdown Date of any Competitive Bid Loan, the Total Commitment has not terminated in full and if, on such Drawdown Date, the applicable conditions of 12 and 13 hereof are satisfied, the Bank or Banks whose offers the Company has accepted will fund each Competitive Bid Loan so accepted. Such Bank or Banks will make such Competitive Bid Loans, by crediting the Agent for further credit to the Company's specified account, in immediately available funds not later than 1:00 p.m. (Boston time) on such Drawdown Date.

          2.5.2.  Repayment of Competitive Bid Loans.

          The principal of each Competitive Bid Loan shall become absolutely due and payable by the Company on the last day of the Interest Period relating thereto, and the Company hereby absolutely and unconditionally promises to pay to the Agent for the account of the relevant Banks on the last day of the Interest Period relating thereto the principal amount of all such Competitive Bid Loans, plus interest thereon at the applicable Competitive Bid Rate. The Competitive Bid Loans shall bear interest at the rate per annum specified in the applicable Competitive Bid Quotes. Interest on each Competitive Bid Loan shall be payable (a) on the last day of the applicable Interest Period, and if any such Interest Period is longer than ninety (90) days, also on the last day of each ninety (90) day period following the commencement of such Interest Period, and (b) on the Final Maturity Date for each Competitive Bid Loan. Subject to the terms of this Agreement, the Company may make Competitive Bid Quote Requests with respect to new Borrowings of any amounts so repaid prior to the Final Maturity Date. Except after an acceleration pursuant to 14.1 hereof, no principal amount with respect to any Competitive Bid Loan may be repaid other than on the last day of the Interest Period relating thereto unless otherwise agreed to in writing by the Company and the funding Bank.

     2.6.  The Notes.

     (a) The Syndicated Loans shall be evidenced by separate promissory notes of the Company and Hasbro SA in substantially the form of Exhibit A-1 hereto (the "Syndicated Notes"), dated as of the date hereof (or such other date as a Bank may become a party hereto pursuant to 20) with appropriate insertions; one Syndicated Note being payable to the order of each Bank in a principal amount equal to (i) in the case of the Company, such Bank's Commitment representing the obligation of the Company to pay to such Bank such amount and (ii) in the case of Hasbro SA, an amount equal to such Bank's Commitment Percentage of the Hasbro SA Sublimit representing the obligation of Hasbro SA to pay to such Bank such amount, or in each case, if less, the aggregate unpaid principal amount of all Syndicated Loans made by such Bank to such Person hereunder, plus interest accrued thereon as set forth below. Each of the Company and Hasbro SA hereby irrevocably authorizes each Bank to make or cause to be made, at or about the time of each Syndicated Loan to such Person made by such Bank, an appropriate notation on such Bank's Syndicated Note Record reflecting the unpaid principal amount of all Syndicated

Loans made by such Bank to such Person, and such Bank shall make or cause to be made, at or about the time of receipt of any payment of principal on the Syndicated Note of such Bank, an appropriate notation on such Syndicated Note Record reflecting such payment. The aggregate unpaid amount of Syndicated Loans made by such Bank to the Company and Hasbro SA set forth on such Bank's Syndicated Note Records shall be rebuttably presumptive evidence of the principal amount thereof owing and unpaid to such Bank, but the failure to record, or any error in so recording, any such amount on such Bank's Syndicated Note Records shall not limit or otherwise affect the obligations of the Company or Hasbro SA hereunder or under the Syndicated Note of such Person to make payments of principal of or interest on such Syndicated Note when due.

     (b) Competitive Bid Notes. The Competitive Bid Loans shall be evidenced by separate promissory notes of the Company in substantially the form of Exhibit B-1 hereto (the "Competitive Bid Notes"), dated as of the date hereof (or such other date as a Bank may become a party hereto pursuant to 20 hereof) with appropriate insertions; one Competitive Bid Note being payable to the order of each Bank in a principal amount equal to the Total Commitment and representing the obligation of the Company to pay to such Bank the aggregate unpaid principal amount of all Competitive Bid Loans made by such Bank hereunder, as set forth in
2.5 hereof, plus interest accrued thereon as set forth below. The Company hereby irrevocably authorizes each Bank to make or cause to be made, at or about the time of each Competitive Bid Loan to the Company made by such Bank, an appropriate notation on the Competitive Bid Note Record of such Bank reflecting the unpaid principal amount of all Competitive Bid Loans made by such Bank, and such Bank shall make or cause to be made, at or about the time of receipt of any payment of principal on the Competitive Bid Note of such Bank, an appropriate notation on the Competitive Bid Note Record reflecting such payment. The aggregate unpaid amount of Competitive Bid Loans made by such Bank set forth on the Competitive Bid Note Record shall be rebuttably presumptive evidence of the principal amount thereof owing and unpaid to such Bank, but the failure to record, or any error in so recording, any such amount on such Competitive Bid Note Record shall not limit or otherwise affect the obligations of the Company hereunder or under the Competitive Bid Note to make payments of principal of or interest on the Competitive Bid Note when due.

     2.7.  Interest on Loans.

      (a) Except as provided in 4.3 hereof, Base Rate Loans outstanding from time to time shall bear interest during the Interest Period relating thereto at the annual percentage rate equal to the sum of (i) the Base Rate in effect from time to time and (ii) the applicable Margin in effect during such Interest Period. Interest on Base Rate Loans shall be payable in Dollars and in accordance with 4.1(a) hereof.

      (b) Except as provided in 4.3 hereof, Eurocurrency Rate Loans outstanding from time to time shall bear interest during the Interest Period relating thereto at the annual percentage rate equal to the sum of (i) the Eurocurrency Rate and (ii) the applicable Margin in effect during such Interest Period. Interest on the Eurocurrency Rate Loans shall be payable in Dollars and in accordance with 4.1(a) hereof.

      (c) Except as provided in 4.3 hereof, each Competitive Bid Loan outstanding from time to time shall bear interest at the rate per annum specified in the applicable Competitive Bid Quote with respect to such Competitive Bid Loan. Interest on Competitive Bid Loans shall be payable in Dollars and in accordance with 4.1(a) hereof.

     2.8.  Prepayments.

     The Company and/or Hasbro SA shall repay Base Rate Loans or Eurocurrency Rate Loans made to the Company and/or Hasbro SA hereunder on the last day of the Interest Period relating thereto. As provided in 2.5.2, the Company shall repay Competitive Bid Loans made to the Company hereunder on the last day of the Interest Period relating thereto. The Company and/or Hasbro SA shall also have the right at any time to prepay Syndicated Loans consisting of Base Rate Loans, as a whole or in part, without premium or penalty; provided that the Company and/or Hasbro SA shall provide written, telegraphic or telephonic notice to the Agent not later than 11:00 a.m. (Boston time) on the proposed date of prepayment stating the aggregate principal amount of such prepayment. Each partial prepayment of any Syndicated Loan pursuant to this 2.8 shall be in a minimum aggregate principal amount of $5,000,000 or some greater integral multiple of $1,000,000, or, if less, the aggregate outstanding principal amount of the Syndicated Loans. Subject to the conditions of 2.1 hereof, amounts so prepaid may be reborrowed. In addition, the Company and/or Hasbro SA may, upon three (3) Business Days' written, telegraphic or telephonic notice to the Agent stating the proposed date and the aggregate principal amount of such prepayments, prepay all, but not less than all, of the Syndicated Loans constituting Eurocurrency Rate Loans subject to a particular Interest Period on a date other than the last day of the Interest Period relating thereto; provided, that upon any such prepayment, and except as set forth in 4.1(f) hereof, the Company and/or Hasbro SA shall pay to the Agent, for the respective accounts of the Banks on a pro rata basis, a sum which shall be determined by the Agent (to the extent that the Agent is able to make such determination), which determination shall be conclusive in the absence of manifest error, in the following manner after each such payment:

           (a) First, the Agent shall determine the amount (if any) (the "Installment Amount") by which (i) the total amount of interest which would have otherwise accrued hereunder on each installment of principal so prepaid during the period beginning on the date of such payment and ending on the last day of the Interest Period relating thereto (the "Reemployment Period") exceeds (ii) the total amount of interest which would accrue, during the Reemployment Period, at the annual rate of interest determined by the Agent (the "Reemployment Rate") as being the prevailing rate per annum bid at or about the time of such payment for the purchase of deposits of Dollars from prime banks in the Eurocurrency Interbank Market selected by the Agent in its sole discretion (such Reemployment Rate to be the rate payable on an amount equal (as nearly as may be) to the Eurocurrency Rate Loans so prepaid and to have a maturity (as nearly as may be) equal to the Reemployment Period);

           (b) Second, each Installment Amount shall be treated as payable on the last day of the Interest Period relating to the Eurocurrency Rate Loans prepaid; and

           (c) Third, the amount to be paid shall be the present value of the Installment Amount determined by discounting the amount thereof from the date on which the Installment Amount is to be treated as payable, at the same annual interest rate as the Reemployment Rate designated as aforesaid by the Agent.

Each prepayment made pursuant to this 2.8 shall be accompanied by the payment of accrued interest on the principal prepaid to the date of prepayment.

     2.9.  Funds for Loans.

     (a) Each Bank will, upon receiving notice from the Agent of any request by the Company and/or Hasbro SA, as the case may be, for Syndicated Loans pursuant to 2.4, become and be obligated to make available to the Agent, on the proposed Drawdown Date of each Syndicated Loan, not later than (a) 2:30 P.M. (Boston time) for Base Rate Loans with respect to which the Agent sent notice to the Banks pursuant to 2.4 hereof no earlier than the proposed Drawdown Date of such Loan, and (b) 11:00 A.M. (Boston time) with respect to Eurocurrency Rate Loans and all other Base Rate Loans, in funds immediately available for credit to the Company's and/or Hasbro SA's, as the case may be, account, an aggregate amount, equal to such Bank's Commitment Percentage of the Syndicated Loan requested at the place specified in the notice delivered by the Company and/or Hasbro SA, as the case may be, pursuant to 2.4. Upon satisfaction of the conditions set forth in 12 and 13, as applicable, the Agent will cause the aggregate amount of such funds actually received by the Agent from the Banks to be credited to the Company's and/or Hasbro SA's, as the case may be, account as soon as practicable on the date of such receipt. The failure or refusal of any Bank to make available to the Agent at the aforesaid time on any Drawdown Date the amount of the Syndicated Loan to be made by such Bank thereon shall not relieve the other Banks from their several obligations hereunder to make their respective Commitment Percentages of any requested Syndicated Loans.

      (b) The Agent may, unless notified to the contrary by any Bank prior to a Drawdown Date, assume that such Bank has made available to the Agent on such Drawdown Date the amount of such Bank's Commitment Percentage of the Syndicated Loans (or in the case of Competitive Bid Loans, the amount of such Bank's accepted offers of Competitive Bid Loans, if any) to be made on such Drawdown Date, and the Agent may (but it shall not be required to), in reliance upon such assumption, make available to the Company and/or Hasbro SA, as the case may be, a corresponding amount. If any Bank makes available to the Agent such amount on a date after such Drawdown Date, such Bank shall pay to the Agent on demand an amount equal to the product of (i) the average computed for the period referred to in clause (iii) below, of the weighted average interest rate paid by the Agent for federal funds acquired by the Agent during each day included in such period, times (ii) the amount of such Bank's Commitment Percentage of such Loans (or accepted offers of Competitive Bid Loans, as applicable), times (iii) a fraction, the numerator of which is the number of days that elapse from and including such Drawdown Date to the date on which the amount of such Bank's Loans shall become immediately available to the Agent, and the denominator of which is 365. A statement of the Agent submitted to such Bank with respect to any amounts owing under this paragraph shall be prima facie evidence of the amount due and owing to the Agent by such Bank. If the amount of such Bank's Loans is not made available to the Agent by such Bank within three (3) Business Days following such Drawdown Date, the Agent shall be entitled to recover such amount from the Company and/or Hasbro SA, as the case may be, on demand, with interest thereon at the rate per annum applicable to the Loans made on such Drawdown Date.

     2.10.  Mandatory Repayments.

     (a) In no event later than (i) seven (7) days after receipt or (ii) in the case of net cash proceeds received from Casualty Events not committed or reinvested as provided in clause (D) below or Net Cash Sale Proceeds from Material Asset Sales permitted to be applied as provided in clause (II) below and not so applied, the 181st day following receipt, by any of the Hasbro Companies of:

         (A) Net Cash Sale Proceeds from Material Asset Sales;

          (B) if an Event of Default has occurred and is continuing, Net Cash Equity Issuance Proceeds from Equity Issuances by any of the Restricted Subsidiaries and Significant Subsidiaries;

          (C) net cash proceeds received by (A) the Company in connection with its issuance of any long term unsecured Indebtedness having a maturity after the Final Maturity Date (other than purchase money Indebtedness and Refinancing Indebtedness) or (B) any Operating Subsidiary of the Company in connection with its issuance of any Indebtedness permitted by 10.1(c); and

          (D) if an Event of Default has occurred and is continuing, net cash proceeds received from Casualty Events by any of the Hasbro Companies which have not been committed (as evidenced by a binding written contract) by such Person prior to or within one hundred eighty (180) days of receipt of such proceeds to the repair or replacement of the property so damaged, destroyed or taken, or, if so committed, such repair or replacement of the property so damaged, destroyed or taken shall have not commenced prior to or within one hundred eighty (180) days of receipt of such proceeds pursuant to such binding written contract, the Company shall pay or (solely in the case of Hasbro SA Loans) shall cause Hasbro SA to pay to the Agent for the respective accounts of the Banks an amount equal to (x) (1) fifty percent (50%) of such Net Cash Sale Proceeds from Material Asset Sales, plus any additional portion of such Net Cash Sale Proceeds to the extent and when required by clause (II) of the next sentence, and (2) one hundred percent (100%) of such net cash proceeds from Equity Issuances, issuances of Indebtedness or Casualty Events, or (y) if less, (1) the then outstanding principal amount of the Loans and the Unpaid Reimbursement Obligations and (2) if an Event of Default has occurred and is continuing, the Maximum Drawing Amount of Letters of Credit then outstanding to be held by the Agent as cash collateral to secure all Reimbursement Obligations, to be applied in the manner set forth in 2.11. Notwithstanding the foregoing,

           (I) no such payment shall be required unless, until and only to the extent that such Material Asset Sales, Equity Issuances, issuances of Indebtedness or Casualty Events result in net cash proceeds that otherwise would be required to be so applied equal to (x) $5,000,000 or more in any period of thirty (30) consecutive days or (y) $15,000,000 in any fiscal year of the Company, and

           (II) all or any portion of the fifty percent (50%) of the Net Cash Sale Proceeds from any Material Asset Sale remaining after the initial application of such Net Cash Sale Proceeds in accordance with the preceding sentence of this 2.10(a) may be applied to repay, redeem or repurchase any other Indebtedness within one hundred eighty (180) days of receipt of such proceeds, and if any portion of such remaining amount of such Net Cash Sale Proceeds is not so applied, an amount equal to such portion shall be required to be applied to make payment under this 2.10 on the 181st day following receipt of such Net Cash Sale Proceeds.

      (b) If at any time the Utilization exceeds the Total Commitment, then the Company shall immediately pay or (solely in the case of Hasbro SA Loans) shall cause Hasbro SA to pay the amount of such excess to the Agent for the respective account of the Banks to be applied in the manner set forth in 2.11.

      (c) If at any time the outstanding amount of the Loans borrowed to satisfy the Company's obligations under guaranties of the Foreign Scheduled Facilities exceeds the Foreign Sublimit, then the Company shall immediately pay the amount of such excess to the Agent for the respective account of the Banks to be applied in the manner set forth in 2.11.

     (d) Hasbro SA shall have no liability to prepay the Company Loans pursuant to this 2.10.

     2.11.  Application of Payments; Commitment Reduction.

     All payments made pursuant to 2.10 shall be applied to reduce the outstanding principal amount of the Loans and Unpaid Reimbursement Obligations by such amount pro rata based on the then outstanding principal amount of the Loans and Unpaid Reimbursement Obligations. Such mandatory repayments shall be allocated among the Banks in proportion, as nearly as practicable, to the respective outstanding amounts of each Bank's Note, with adjustments to the extent practicable to equalize any prior prepayments not exactly in proportion.

      Amounts repaid pursuant to 2.10(a)(A) or 2.10(a)(C) may not be reborrowed. The Total Commitment shall be reduced by an amount equal to the amount so repaid pursuant to 2.10(a)(A) or 2.10(a)(C). No reduction of the Total Commitment made pursuant to this 2.11 may be reinstated.

                               3. THE SWING LINE.

     3.1.  The Swing Line Loans.

     Subject to the terms and conditions hereinafter set forth, upon notice by the Company made to the Swing Line Bank in accordance with 3.2 hereof, the Swing Line Bank agrees to lend to the Company Swing Line Loans on any Business Day prior to the Final Maturity Date in an aggregate principal amount not to exceed $25,000,000 (the "Maximum Swing Line Loan Amount"). Each Swing Line Loan shall be in a minimum amount equal to $1,000,000 or an integral multiple thereof. Notwithstanding any other provisions of this Agreement and in addition to the limit set forth above, at no time shall the Utilization exceed the Total Commitment; provided, however, subject to the limitations set forth in this 3.1 from time to time the sum of the aggregate outstanding Swing Line Loans plus all outstanding Syndicated Loans made by the Swing Line Bank may exceed the Swing Line Bank's Commitment Percentage of the Total Commitment then in effect.

     3.2.  Notice of Borrowing.

     When the Company desires the Swing Line Bank to make a Swing Line Loan, the Company shall send to the Agent and the Swing Line Bank written notice in the form of Exhibit C hereto (or telephonic notice confirmed in a writing in the form of Exhibit C hereto) of each Swing Line Loan requested hereunder (a "Swing Line Loan Request") not later than 1:00 p.m. (Boston time) on the proposed Drawdown Date of any Swing Line Loan. Each such Swing Line Loan Request shall set forth the principal amount of the proposed Swing Line Loan and the date on which the proposed Swing Line Loan would mature (the "Swing Line Loan Maturity Date") which shall in no event be later than the Final Maturity Date. Each Swing Line Loan Request shall be irrevocable and binding on the Company and shall obligate the Company to borrow the Swing Line Loan from the Swing Line Bank on the proposed Drawdown Date thereof. Upon satisfaction of the applicable conditions set forth in this Agreement, on the proposed Drawdown Date the Swing Line Bank shall make the Swing Line Loan available to the Company no later than 3:00 p.m. (Boston time) on the proposed Drawdown Date by crediting the amount of the Swing Line Loan to the account(s) of the Company specified in the Swing Line Loan Request; provided that the Swing Line Bank shall not advance any Swing Line Loans after it has received notice from any Bank that a Default or Event of Default has occurred and stating that no new Swing Line Loans are to be made until such Default or Event of Default has been cured or waived in accordance with the provisions of this Agreement. The Swing Line Bank shall not be obligated to make any Swing Line Loans at any time when any Bank is a Delinquent Bank unless the Swing Line Bank has entered into arrangements reasonably satisfactory to it to eliminate the Swing Line Bank's risk with respect to such Delinquent Bank, which may include cash collateralizing such Delinquent Bank's Commitment Percentage of the outstanding Swing Line Loans and any such additional Swing Line Loans to be made.

     3.3.  Interest on Swing Line Loans.

     Each Swing Line Loan shall be a Base Rate Loan and, except as otherwise provided in 4.3 hereof, shall bear interest from the Drawdown Date thereof until repaid in full at the rate per annum equal to the Base Rate plus the Margin with respect to Base Rate Loans, which shall be paid on each Interest Payment Date for Base Rate Loans.

     3.4.  Repayment of Swing Line Loans.

     The Company shall repay each outstanding Swing Line Loan on or prior to the Swing Line Loan Maturity Date. Upon notice by the Swing Line Bank on any Business Day, each of the Banks hereby agrees to make Syndicated Loans constituting Base Rate Loans to the Company having outstanding Swing Line Loans, on the next succeeding Business Day following such notice, in an amount equal to such Bank's Commitment Percentage of the aggregate amount of all Swing Line Loans outstanding to the Company. The proceeds thereof shall be applied directly to the Swing Line Bank to repay the Swing Line Bank for such outstanding Swing Line Loans. Each Bank hereby absolutely, unconditionally and irrevocably agrees to make such Syndicated Loans upon one (1) Business Day's notice as set forth above, notwithstanding (a) that the amount of such Syndicated Loan may not comply with the applicable minimums set forth herein, (b) the failure of the Company to meet the conditions set forth in 12 or 13 hereof, (c) the occurrence or continuance of a Default or an Event of Default hereunder, (d) the date of such Syndicated Loan, and (e) the Total Commitment in effect at such time. In the event that it is impracticable for such Syndicated Loan to be made for any reason on the date otherwise required above, then each Bank hereby agrees that it shall forthwith purchase (as of the date such Syndicated Loan would have been made, but adjusted for any payments received from the Company on or after such date and prior to such purchase) from the Swing Line Bank, and the Swing Line Bank shall sell to each Bank, such participations in the Swing Line Loans (including all accrued and unpaid interest thereon) outstanding as shall be necessary to cause the Bank to share in such Swing Line Loans pro rata based on their respective Commitment Percentages (without regard to any termination of the Total Commitment hereunder) by making available to the Swing Line Bank an amount equal to such Bank's participation in the Swing Line Loans; provided that
(x) all interest payable on the Swing Line Loans shall be for the account of the Swing Line Bank as a funding and administrative fee until the date as of which the respective participation is purchased, and (y) at the time any purchase of such participation is actually made, the purchasing Bank shall be required to pay the Swing Line Bank interest on the principal amount of the participation so purchased for each day from and including the date such Syndicated Loan would otherwise have been made until the date of payment for such participation at the rate of interest in effect applicable to Base Rate Loans during such period.

     3.5.  The Swing Line Note.

     The obligation of the Company to repay the Swing Line Loans made pursuant to this Agreement and to pay interest thereon as set forth in this Agreement shall be evidenced by a promissory note of the Company with appropriate insertions substantially in the form of Exhibit D attached hereto (the "Swing Line Note"), dated the Effective Date and payable to the order of the Swing Line Bank in a principal amount stated to be the lesser of (a) the Maximum Swing Line Loan Amount, or (b) the aggregate principal amount of Swing Line Loans at any time advanced by the Swing Line Bank and outstanding thereunder. The Company irrevocably authorizes the Swing Line Bank to make or cause to be made, at or about the time of the Drawdown Date of any Swing Line Loan or at the time of receipt of any payment of principal on the

Swing Line Note, an appropriate notation on the Swing Line Note Record reflecting the making of such Swing Line Loan or (as the case may be) the receipt of such payment. The outstanding amount of the Swing Line Loans set forth on such Swing Line Note Record shall be prima facie evidence of the principal amount thereof owing and unpaid to the Swing Line Bank, but the failure to record, or any error in so recording, any such amount on such Swing Line Note Record shall not limit or otherwise affect the actual amount of the obligations of the Company hereunder or under the Swing Line Note to make payments of principal of or interest on the Swing Line Note when due.

                     4. INTEREST; PAYMENTS AND COMPUTATIONS.

     4.1.  Interest; Costs and Expenses.

     (a) Elections. At the option of the Company and/or Hasbro SA, so long as no Default or Event of Default has occurred and is then continuing, the Company and/or Hasbro SA may elect from time to time to have a portion of the principal amount of the Syndicated Loans to the Company and/or Hasbro SA outstanding from time to time bear interest during any particular Interest Period calculated by reference to the Base Rate or the Eurocurrency Rate, provided that any portion of the Syndicated Loans selected to bear interest by reference to the Base Rate or the Eurocurrency Rate shall be in an amount not less than $5,000,000 or some greater integral multiple of $1,000,000 with respect to any single Interest Period. Any election by the Company and/or Hasbro SA to have interest calculated by reference to the Base Rate or the Eurocurrency Rate shall be made by notice (which shall be irrevocable) to the Agent as provided in 2.4. If in any such notice, the Company and/or Hasbro SA does not specify whether any Eurocurrency Rate Loans are requested, the Company and/or Hasbro SA shall be deemed to have elected that the requested Syndicated Loans bear interest at the Base Rate and be denominated in Dollars. Any election of a Eurocurrency Rate shall lapse at the end of the expiring Interest Period unless extended by a further election notice as provided in 2.4 hereof. If, on or prior to the last day of any Interest Period for Base Rate Loans or Eurocurrency Rate Loans, the Company and/or Hasbro SA (x) fails to deliver a further election notice with respect to such Loans pursuant to 2.4 hereof and this 4.1(a), and (y) fails to repay all or any part of such Loans as provided in 4.4 hereof, then such Syndicated Loans shall be deemed to be Base Rate Loans in accordance with the terms set forth in 4.4(b) hereof. Each Base Rate Loan or Eurocurrency Rate Loan shall bear interest during each Interest Period relating thereto at the rate set forth in 2.7 or 4.3 hereof, as the case may be. Interest on each Base Rate Loan or Eurocurrency Rate Loan shall be payable (i) on the last day of the Interest Period relating thereto or (ii) if the Interest Period is longer than ninety (90) days, on the last day of each 90-day period following the commencement of such Interest Period and on the last day of such Interest Period.

     (b) Notices, etc. as to Eurocurrency Rate. Promptly after the commencement of any Interest Period for any Syndicated Loan, the Agent shall notify the Company and (with respect to any Hasbro SA Loan) Hasbro SA and each of the Banks of (A) the applicable interest rate determined by the Agent hereunder with respect to any Eurocurrency Rate Loan, (B) each date on which interest is payable hereunder, and (C) the date on which the Interest Period with respect to such Syndicated Loan shall end; provided, however, that the obligations of the Company and/or Hasbro SA to pay to each Bank principal and interest as herein provided shall not be subject to or in any way conditional upon the giving of any such notice by the Agent. Each such notice shall, absent manifest error, be binding upon each Bank and the Company and/or Hasbro SA.

     (c) Substitution of Base Rate. Notwithstanding any other provision of this Agreement, if (i) the introduction of, any change in, or any change in the interpretation of, any law or regulation applicable to any Bank (the "Affected Bank") shall make it unlawful, or any central bank or other Governmental Authority having jurisdiction thereof shall assert that it is unlawful, or in the reasonable judgment of such Bank, impracticable, for such Bank to perform its obligations in respect of any Loans bearing interest based on the Eurocurrency Rate or (ii) if any Affected Bank shall reasonably determine with respect to Loans bearing interest based on the Eurocurrency Rate that (A) by reason of circumstances affecting any Eurocurrency Interbank Market, adequate and reasonable methods do not exist for ascertaining the Eurocurrency Rate which would otherwise be applicable during any Interest Period, or (B) deposits of Dollars in the relevant amount for the relevant Interest Period are not available to such Bank in any Eurocurrency Interbank Market, or (C) the Eurocurrency Rate does not or will not accurately reflect the cost to such Bank of obtaining or maintaining the applicable Loans bearing interest based on the Eurocurrency Rate during any Interest Period, then any such Affected Bank shall promptly give telephonic, telex or cable notice of such determination to the Company and (with respect to any Hasbro SA Loan) Hasbro SA (which notice shall be conclusive and binding upon the Company absent manifest error), the Agent and the other Banks. Upon such notification by any Affected Bank, (x) the obligation of such Affected Bank to make Loans bearing interest based on the

Eurocurrency Rate shall be suspended until such circumstances no longer exist,
(y) any new Loans made by such Affected Bank on or after the date of such notification, which Loans would otherwise bear interest at the suspended rate shall be deemed to be Loans bearing interest by reference to the Base Rate and shall be denominated in Dollars, as necessary, until such suspension is no longer in effect, and (z) so long as it is not unlawful for the Affected Bank to continue carrying Outstanding Loans bearing interest at the suspended rate, Outstanding Loans of such Affected Bank bearing interest based on the Eurocurrency Rate shall continue to bear interest at the applicable rate based on the Eurocurrency Rate until the end of the applicable Interest Period. If it is unlawful for any Affected Bank to continue carrying any Outstanding Loans bearing interest at the suspended rate, such Affected Bank shall so notify the Company and (with respect to any Hasbro SA Loan) Hasbro SA and the Agent and any such Outstanding Loans shall be automatically converted to Base Rate Loans at the end of the Interest Period which is current when such notice is given. Notwithstanding any provision of this 4.1(c) to the contrary, during any period in which a suspension is in effect pursuant to this 4.1(c), the Company and/or Hasbro SA may notify the Agent and any Affected Bank to which such suspension applies that (I) the Company and/or Hasbro SA shall repay, in accordance with the provisions of 4.1(f) hereof, any and all Loans made by such Affected Bank to the Company and/or Hasbro SA, and (II) with respect to any new Loans to be made by the Banks hereunder, the Company and/or Hasbro SA shall not borrow from such Affected Bank and the Commitment of such Affected Bank shall be terminated.

     (d) Additional Costs and Expenses; Reserve Requirements. Anything herein to the contrary notwithstanding, if any present or future applicable law (which expression, as used herein, includes statutes, rules and regulations thereunder and interpretations thereof by any competent court or by any governmental or other regulatory body or official charged with the administration or the interpretation thereof and requests, directives, instructions and notices at any time or from time to time hereafter made upon or otherwise issued to any Bank by any central bank or other fiscal, monetary or other Governmental Authority, whether or not having the force of law) shall

          (i) subject such Bank to any tax, levy, impost, duty, charge, fee, deduction or withholding of any nature not now in effect, with respect to the Bank's commitment to make Loans bearing interest based on the Eurocurrency Rate or the Bank's Loans bearing interest based on the Eurocurrency Rate; or

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          (ii) materially change the basis of taxation of payments to such Bank on the principal of, interest on or any other amounts payable in respect of the Loans bearing interest based on the Eurocurrency Rate as such (excluding changes in taxes measured by or imposed on the net income, or on the capital or net worth of such Bank; provided, however, nothing in this parenthetical shall be deemed to limit the rights of the Banks or the obligations of the Company and/or Hasbro SA pursuant to 4.1(e)); or

          (iii) impose or increase or render applicable any liquidity, capital, special deposit or reserve or similar requirements (whether or not having the force of law) not now in effect, against assets held by, or deposits in or for the account of, or loans by an office of such Bank with respect to such Bank's commitment to make Loans bearing interest based on the Eurocurrency Rate or such Bank's Loans bearing interest based on the Eurocurrency Rate; or

          (iv) impose on such Bank any other condition or requirement not now in effect, with respect to such Bank's commitment to make Loans bearing interest based on the Eurocurrency Rate or such Bank's Loans bearing interest based on the Eurocurrency Rate or any class of loans of which the Loans bearing interest based on the Eurocurrency Rate forms a part, and the result of any of the foregoing is (x) to increase the cost to such Bank attributable to the making, funding or maintaining of Loans bearing interest based on the Eurocurrency Rate or its commitment therefor, (y) to reduce the amount of principal, interest, commitment fees or other amounts payable in respect of Loans bearing interest based on the Eurocurrency Rate to such Bank hereunder or its commitment therefor, or (z) to require such Bank to make any payment or to forego any interest or other sum payable in respect of Loans bearing interest based on the Eurocurrency Rate hereunder or its commitment therefor, the amount of which payment or foregone interest or other sum is calculated by reference to the gross amount of any sum receivable or deemed received by such Bank from the Company and/or Hasbro SA hereunder;

then, and in each such case, the Company and (with respect to any Hasbro SA
Loan) Hasbro SA will, upon demand by such Bank made by written notice to the Company and/or Hasbro SA from time to time as often as the occasion therefor may arise, pay to such Bank, within ten (10) days after receipt of notice of such demand, such additional amounts as will be sufficient, in the good faith

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opinion of such Bank, to compensate the Bank for such additional costs, reduction, payment or foregone interest or other sum in respect of Loans bearing interest based on the Eurocurrency Rate; provided, however, that the Company and/or Hasbro SA shall be required to pay only such additional costs or other amounts which are incurred by such Bank (A) from and after the date of such notice, with respect to Loans outstanding during Interest Periods commencing after the date on which the Company and (with respect to any Hasbro SA Loan) Hasbro SA receives such notice, (B) with respect to Loans outstanding on the date of such notice provided that (x) not less than 90 days remain in the applicable Interest Period for such Loans and (y) such costs are assessed only for the period commencing on the date of such notice to the Company and (with respect to any Hasbro SA Loan) Hasbro SA, and (iii) from and after the date of such notice to the extent that the incurrence of such additional costs or amounts is unrelated to Outstanding Loans and is not otherwise covered by clauses (A) or (B) of this paragraph. Subject to the provisions of the preceding sentence, a claim by any Bank for all or any part of any additional amount required to be paid by the Company and/or Hasbro SA pursuant to this 4.1(d) may be made before and/or after the end of the Interest Period to which such claim relates or during the Interest Period in which such claim has arisen and before and/or after any repayment or prepayment of any Eurocurrency Rate Loans owed hereunder to which such claim relates. A certificate signed by an officer of such Bank, setting forth the amount of such loss, expense or liability required to be paid by the Company and/or Hasbro SA to such Bank, and the computations made by such Bank to determine such additional amount, shall be submitted by the Bank to the Company and/or Hasbro SA in connection with each demand made at any time by such Bank upon the Company and/or Hasbro SA hereunder, and shall, save for manifest or other obvious error, constitute conclusive evidence of the additional amount required to be paid by the Company and/or Hasbro SA to such Bank upon each such demand.

     (e) Increased Capital Requirements. If any present or future, or any change in any present or future, law or any governmental rule, regulation, policy, guideline or directive (whether or not having the force of law) or the interpretation or administration thereof by a Governmental Authority with appropriate jurisdiction affects the amount of capital required or expected to be maintained by any of the Banks or any corporation controlling any of the Banks and such Bank determines that any of the foregoing imposes or increases a requirement by such Bank to allocate capital resources to such Bank's credit facility established hereunder or any loans made pursuant hereto,

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which would have the effect of reducing the return on such Bank's capital to a level below that which such Bank could have achieved (assuming full utilization of the Bank's capital) but for such increased capital requirements, then such Bank may notify the Company and Hasbro SA (with a copy to the Agent) of such fact. To the extent that the costs of such increased capital requirements are not reflected in the Base Rate, the Eurocurrency Rate or the Competitive Bid Rate, the Company, Hasbro SA and such Bank shall thereafter attempt to negotiate in good faith an adjustment to the compensation payable hereunder with respect to such Bank's Commitment and, in the case of any Loans made by such Bank after the date of the Company's and Hasbro SA's receipt of such notice ("New Loans"), all such New Loans, which adjustment will adequately compensate the Bank in light of these circumstances. If the Company, Hasbro SA and such Bank are unable to agree to such adjustment within thirty (30) days of the day on which the Company and Hasbro SA receive such notice, then effective from the date on which the Company and Hasbro SA have received such notice (but not earlier than the effective day of such requirement or retroactive to any date prior to the date on which the Company and Hasbro SA have received such notice), the fees payable hereunder with respect to any New Loans made by, or the Commitment of, such Bank shall increase by an amount which will, in such Bank's reasonable determination, provide adequate compensation. Such Bank shall allocate such cost increases among its customers in good faith and on an equitable basis.

     (f) Replacement of Banks. Notwithstanding any other provision of this Agreement, in the event that (i) the obligation of any Bank to make Eurocurrency Rate Loans is suspended pursuant to 4.1(c) hereof, or (ii) any Bank makes demand upon the Company and/or Hasbro SA pursuant to 4.1(d) hereof for the payment of additional costs or other amounts, or (iii) any Bank makes demand upon the Company and/or Hasbro SA pursuant to 4.1(e) hereof for an adjustment to the compensation payable to such Bank by the Company and/or Hasbro SA hereunder, then, in each such case, the Company and/or Hasbro SA in its discretion may (A) send written notice to such Bank and the Agent advising such Bank that, subject to the provisions of this 4.1(f), its Commitment hereunder shall be terminated on a date determined by the Company and/or Hasbro SA (the "Replacement Date"), which Replacement Date shall be no earlier than the date on which such Bank and the Agent have received such notice from the Company and/or Hasbro SA, and commencing on the Replacement Date, the Commitment of such Bank hereunder shall be terminated and no Commitment Fee shall be payable by the Company and/or Hasbro SA to such Bank with respect to such Commitment, and (B) replace such Bank with another Bank or other commercial banking institution (the

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"Replacement Bank") which has been selected by the Company and/or Hasbro SA and approved by the Majority Banks, which approval shall not be unreasonably withheld, provided that the Company and/or Hasbro SA, the Banks and the Agent agree that (w) on or prior to the Replacement Date, the Company and/or Hasbro SA shall have paid all principal, interest, fees and other amounts owing by the Company and/or Hasbro SA hereunder, accruing up to and including the Replacement Date, to the Bank being replaced on such Replacement Date, (x) as of the Replacement Date, the Replacement Bank will take over the entire Commitment of the Bank being replaced, (y) on or prior to the Drawdown Date first following the Replacement Date, the Company and/or Hasbro SA, the Agent, the Banks (other than the Bank being replaced) and the Replacement Bank shall make such arrangements by way of new Syndicated Loans, purchases or refundings of existing Syndicated Loans or otherwise as will result thereafter in the outstanding and unpaid Syndicated Loans of each Bank being equal, as near as may practically be, to such Bank's Commitment Percentage of all of the outstanding and unpaid Syndicated Loans made to the Company, and (z) the Agent shall be entitled to receive prior to the Replacement Date from the Company and/or Hasbro SA and the Replacement Bank such supplemental agreements, documents, certificates and legal opinions in connection with the replacement of such Bank as the Agent and the other Banks may reasonably request to give effect to the foregoing provisions of this 4.1(f).

     (g) Change of Lending Office. If a Bank changes its applicable lending office (other than pursuant to paragraph (h) below) and the effect of the change, as of the date of the change, would be to cause the Company and/or Hasbro SA to become obligated to pay any additional amount under this 4.1 or under 4.7, the Company and/or Hasbro SA shall not be obligated to pay such additional amount.

     (h) Mitigation. If a condition or an event occurs which would, or would upon the passage of time or giving of notice, result in the payment of any additional amount to any Bank by the Company and/or Hasbro SA pursuant to this
4.1 or under 4.7, such Bank shall take such steps as may reasonably be available to it and acceptable to the Company and/or Hasbro SA to mitigate the effects of such condition or event (which may include efforts to rebook the Loans held by such Bank at another lending office, or through another branch or an affiliate, of such Bank); provided that such Bank shall not be required to take any step that, in its reasonable judgment, would be disadvantageous to its business or operations or would require it to incur any additional cost or expense unless the Company agrees to reimburse such Bank for such

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cost or expense.

     4.2.  Concerning Interest Periods.

     No Interest Period for Loans may be selected by the Company and/or Hasbro SA if such Interest Period ends after the Final Maturity Date. If any Interest Period would otherwise end on a day which is not a Business Day for Base Rate, Eurocurrency Rate or Competitive Bid Rate purposes, as applicable, that Interest Period, shall end on the Business Day next preceding or next succeeding such day determined by the Agent in accordance with 4.4(c). Any Interest Period relating to any Eurocurrency Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month.

     4.3.  Interest on Overdue Amounts.

     Overdue principal and (to the extent permitted by applicable law) interest on the Loans and all other overdue amounts payable hereunder shall bear interest payable on demand at a rate per annum equal to two percent (2%) above the rate otherwise in effect with respect to Base Rate Loans, whether or not any Eurocurrency Rate or Competitive Bid Rate would otherwise have been applicable thereto, until such amount shall be paid in full (whether before or after judgment).

     4.4.  Payments.

     (a) All payments of principal of and interest on Loans made by the Company or Hasbro SA, any Fees and any other amounts due hereunder shall be made by the Company or Hasbro SA to the Agent, at or prior to 11:00 A.M., Boston time, on any payment date, in Dollars and in immediately available funds at the Agent's Office without setoff, counterclaim or deduction of any kind. The Agent shall be entitled to debit any account of the Company or (with respect to payments in connection with Hasbro SA Loans) Hasbro SA with the Agent in the amount of each such payment when due in order to effect timely payment thereof. Upon receipt by the Agent of any such payment, the Agent shall promptly send by wire transfer, in immediately available like funds, to each Bank, to an individual or an account designated by such Bank, such Bank's pro rata share of such payment.

     (b) If any Bank makes a Syndicated Loan to the Company or Hasbro SA on a day on which such Person is to repay all or any part of any Outstanding Syndicated Loan made to such Person, such

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Bank shall, to the extent necessary, apply the proceeds of the requested
Syndicated Loan to make such repayment, and only an amount equal to (i) the excess, if any, of the amount being repaid over the amount being borrowed shall be remitted by such Person to the Agent for the account of such Bank as provided in 2.8 and (ii) the excess, if any, of the amount being borrowed over the amount being repaid shall be remitted by such Bank to the Agent for the account of such Person. If the Company and/or Hasbro SA fails to repay all or any part of any Outstanding Syndicated Loan denominated in Dollars on the last day of the applicable Interest Period therefor, and if the Company and/or Hasbro SA fails to deliver an election notice with respect to such unpaid portion of the Outstanding Syndicated Loan in accordance with the provisions of 2.4 and 4.1(a) hereof, then, subject to satisfaction of the conditions precedent set forth in 13 hereof, the Company and/or Hasbro SA shall be deemed to have requested that the unpaid portion of the Outstanding Syndicated Loan constitute a new Borrowing as a Base Rate Loan. Nothing contained in this 4.4(b) shall obligate the Banks in any way to make any Loans to the Company and/or Hasbro SA at any time from and after the Final Maturity Date.

     (c) Whenever a payment hereunder or under the Notes becomes due on a day which is not a Business Day, the due date for such payment shall be extended to the next succeeding Business Day, and interest shall accrue during such extension (and shall not be considered overdue during such extension), provided, however, that if such extension would cause payment of interest on or principal of Eurocurrency Rate Loans to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.

     4.5.  Computations.

     All computations of interest on the Loans shall be based on (a) with respect to Eurocurrency Rate Loans and Competitive Bid Loans, a 360-day year, and (b) with respect to Base Rate Loans, a 365-day year, and paid for the actual number of days elapsed.

     4.6.  Interest Limitation.

     Notwithstanding any other term of this Agreement or any Note or any other document referred to herein or therein, the maximum amount of interest, together with any other amounts or charges which may constitute interest under applicable law, which may be charged to or collected from any Person liable hereunder or under any Note by the Banks shall be absolutely limited to, and shall in no event exceed, the maximum amount of interest which could

                                     Page 59
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lawfully be charged or collected under applicable law (including, to the extent applicable, the provisions of Section 5197 of the Revised Statutes of the United States of America, as amended, 12 U.S.C. Section 85, as amended), so that the maximum of all amounts constituting interest under applicable law, howsoever computed, shall never exceed as to any Person liable therefor such lawful maximum, and any term of this Agreement or any Note or any other document referred to herein or therein which could be construed as providing for interest in excess of such lawful maximum shall be and hereby is made expressly subject to and modified by the provisions of this paragraph.

     4.7.  Indemnification.

     In the event that the Company and/or Hasbro SA shall at any time (a) repay or prepay (other than in accordance with the provisions of 2.8 hereof) any principal of any Eurocurrency Rate Loans or Competitive Bid Loans on a date other than the last day of the Interest Period with respect thereto, whether by reason of acceleration following an Event of Default or otherwise, or (b) for any reason fail to borrow any Loan with respect to which the Company gave a notice of borrowing pursuant to 2.4 or 4.1(a) hereof at an interest rate based on the Eurocurrency Rate or a Notice of Competitive Bid Borrowing pursuant to 2.5.1(f) or prepay a Loan as to which notice of prepayment has been given, the Company and/or Hasbro SA shall indemnify the Banks against all losses, costs or expenses incurred by the Banks in respect of the Company's payment, prepayment or failure to borrow, on the date of such payment or failure to borrow. Such losses, costs or expenses shall include, but not be limited to (i) any costs incurred by the Banks in carrying funds which were to have been borrowed by the Company and/or Hasbro SA or in carrying funds to cover the amount of any overdue principal of or overdue interest on any Loan, (ii) any interest payable by the Banks to Banks of the funds borrowed by the Banks in order to carry the funds referred to in the immediately preceding sub-clause (i), and (iii) any losses (including losses of anticipated interest which would otherwise have been required to be paid hereunder through the end of such then existing or, as the case may be, commencing Interest Period) incurred by the Banks in liquidating or re- employing funds acquired from third parties to effect or maintain all or any part of the Loans, provided that to the extent that the reemployment formula set forth in 2.8 hereof is capable of being employed to compute such losses, the Agent shall employ such reemployment formula to compute such losses. Any losses, costs or expenses payable by the Company to the Banks pursuant to this 4.7 shall be without duplication of any amounts paid by the Company and/or Hasbro SA pursuant to 2.8, 4.1 or 4.3 hereof.

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     4.8.  Banks' Obligations Several.

     The Banks' obligations hereunder shall be several and not joint, and no Bank's obligations to lend shall be affected by any other Bank's failure to make any Loan hereunder.

                              5. LETTERS OF CREDIT.

     5.1.  Letter of Credit Commitments.

          5.1.1.  Commitment to Issue Letters of Credit.

          Subject to the terms and conditions hereof and the execution and delivery by the Company of a letter of credit application on the Agent's customary form (a "Letter of Credit Application"), the Agent on behalf of the Banks and in reliance upon the agreement of the Banks set forth in
     5.1.4 and upon the representations and warranties of the Company contained herein, agrees, in its individual capacity, to issue, extend and renew for the account of the Company one or more standby or documentary letters of credit (individually, a "Letter of Credit"), in such form as may be requested from time to time by the Company and agreed to by the Agent; provided, however, that, after giving effect to such request, (a) the sum of the aggregate Maximum Drawing Amount and all Unpaid Reimbursement Obligations shall not exceed $15,000,000 at any one time (or such other amount as may be agreed from time to time by the Company and the Agent and notified to the Banks) and (b) the Utilization shall not exceed the Total Commitment. Notwithstanding the foregoing, the Agent shall have no obligation to issue any Letter of Credit to support or secure any Indebtedness of the Company or any of its Subsidiaries to the extent that such Indebtedness was incurred prior to the proposed issuance date of such Letter of Credit, unless in any such case the Company demonstrates to the reasonable satisfaction of the Agent that (x) such prior incurred Indebtedness was then fully secured by a prior perfected and unavoidable security interest in collateral provided by the Company or such Subsidiary to the proposed beneficiary of such Letter of Credit or (y) such prior incurred Indebtedness was then secured or supported by a letter of credit issued for the account of the Company or such Subsidiary.

          5.1.2.  Letter of Credit Applications.

          Each Letter of Credit Application shall be completed to

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     the reasonable satisfaction of the Agent. In the event that any provision of any Letter of Credit Application shall be inconsistent with any provision of this Agreement, then the provisions of this Agreement shall, to the extent of any such inconsistency, govern.

          5.1.3.  Terms of Letters of Credit.

          Each Letter of Credit issued, extended or renewed hereunder shall, among other things, (a) provide for the payment of sight drafts for honor thereunder when presented in accordance with the terms thereof and when accompanied by the documents described therein, and (b) have an expiry date no later than the date which is fourteen (14) days (or, if the Letter of Credit is confirmed by a confirmer or otherwise provides for one or more nominated persons, forty- five (45) days) prior to the Final Maturity Date. Each Letter of Credit so issued, extended or renewed shall be subject (to the extent consistent with this Agreement) to the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500 or any successor version thereto adopted by the Agent in the ordinary course of its business as a letter of credit issuer and in effect at the time of issuance of such Letter of Credit (the "Uniform Customs") or, if agreed to by the Company, the International Standby Practices (ISP98), International Chamber of Commerce Publication No. 590, or any successor code of standby letter of credit practices among banks adopted by the Agent in the ordinary course of its business as a standby letter of credit issuer and in effect at the time of issuance of such Letter of Credit.

          5.1.4.  Reimbursement Obligations of Banks.

          Each Bank severally agrees that it shall be absolutely liable, without regard to the occurrence of any Default or Event of Default or any other condition precedent whatsoever, to the extent of such Bank's Commitment Percentage, to reimburse the Agent on demand for the amount of each draft paid by the Agent under each Letter of Credit to the extent that such amount is not reimbursed by the Company pursuant to 5.2 (such agreement for a Bank being called herein the "Letter of Credit Participation" of such
     Bank).

          5.1.5.  Participations of Banks.

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          Each such payment made by a Bank shall be treated as the purchase by such Bank of a participating interest in the Company's Reimbursement Obligation under 5.2 in an amount equal to such payment. Each Bank shall share in accordance with its participating interest in any interest which accrues pursuant to 5.2.

     5.2.  Reimbursement Obligation of the Company.

     In order to induce the Agent to issue, extend and renew each Letter of Credit and the Banks to participate therein, the Company hereby agrees to reimburse or pay to the Agent, for the account of the Agent or (as the case may be) the Banks, with respect to each Letter of Credit issued, extended or renewed by the Agent hereunder,

          (a) except as otherwise expressly provided in 5.2(b) and (c), on each date that any draft presented under such Letter of Credit is honored by the Agent after the Agent determines that the documents (including any draft) delivered in connection with such presentment are in conformity with such Letter of Credit, or the Agent otherwise makes a payment with respect thereto, (i) the amount paid by the Agent under or with respect to such Letter of Credit, and (ii) the amount of any taxes, fees, charges or other costs and expenses whatsoever reasonably incurred by the Agent or any Bank in connection with any payment made by the Agent or any Bank under, or with respect to, such Letter of Credit, other than as a result of the Agent's or any such Bank's gross negligence or willful misconduct,

          (b) upon the reduction (but not termination) of the Total Commitment to an amount less than the Maximum Drawing Amount, an amount equal to such difference, which amount shall be held by the Agent for the benefit of the Banks and the Agent as cash collateral for all Reimbursement Obligations, and

          (c) upon the termination of the Total Commitment, or the acceleration of the Reimbursement Obligations with respect to all Letters of Credit in accordance with 14, an amount equal to the then Maximum Drawing Amount on all outstanding Letters of Credit, which amount shall be held by the Agent for the benefit of the Banks and the Agent as cash collateral for all Reimbursement Obligations.

     Each such payment shall be made to the Agent at the Agent's

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Office in immediately available funds. Interest on any and all amounts remaining unpaid by the Company under this 5.2 at any time from the date such amounts become due and payable (whether as stated in this 5.2, by acceleration or otherwise) until payment in full (whether before or after judgment) shall be payable to the Agent on demand at the rate specified in 4.3 for overdue principal on the Syndicated Loans.

     5.3.  Letter of Credit Payments.

     If any draft shall be presented or other demand for payment shall be made under any Letter of Credit, the Agent shall notify the Company of the date and amount of the draft presented or demand for payment and of the date and time when it expects to pay such draft or honor such demand for payment. If the Company fails to reimburse the Agent as provided in 5.2 on or before the date that such draft is paid or other payment is made by the Agent, the Agent may at any time thereafter notify the Banks of the amount of any such Unpaid Reimbursement Obligation. No later than 3:00 p.m. (Boston time) on the Business Day next following the receipt of such notice, each Bank shall make available to the Agent, at the Agent's Office, in immediately available funds, such Bank's Commitment Percentage of such Unpaid Reimbursement Obligation, together with an amount equal to the product of (a) the average, computed for the period referred to in clause (c) below, of the weighted average interest rate paid by the Agent for federal funds acquired by the Agent during each day included in such period, times (b) the amount equal to such Bank's Commitment Percentage of such Unpaid Reimbursement Obligation, times (c) a fraction, the numerator of which is the number of days that elapse from and including the date the Agent paid the draft presented for honor or otherwise made payment to the date on which such Bank's Commitment Percentage of such Unpaid Reimbursement Obligation shall become immediately available to the Agent, and the denominator of which is 360. The responsibility of the Agent in respect of a presentment of any Letter of Credit to the Company and the Banks shall be only to determine that the documents (including each draft) delivered under each Letter of Credit in connection with such presentment shall be in conformity with such Letter of Credit, provided that this 5.3 shall not relieve the Agent of any liability resulting from the gross negligence or willful misconduct of the Agent, or otherwise affect any defense or other right the Company may have as a result of any such gross negligence or willful misconduct.

     5.4.  Obligations Absolute.

     The Company's obligations under this 5 shall be absolute

                                     Page 64
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and unconditional under any and all circumstances and irrespective of the occurrence of any Default or Event of Default or any condition precedent whatsoever or any setoff, counterclaim or defense to payment which the Company may have or have had against the Agent, any Bank or any beneficiary of a Letter of Credit. The Company further agrees with the Agent and the Banks that the Agent and the Banks shall not be responsible for, and the Company's Reimbursement Obligations under 5.2 shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even if such documents should in fact prove to be in any or all respects invalid, fraudulent or forged, or any dispute between or among the Company, the beneficiary of any Letter of Credit or any financing institution or other party to which any Letter of Credit may be transferred or any claims or defenses whatsoever of the Company against the beneficiary of any Letter of Credit or any such transferee. The Agent and the Banks shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit. The Company agrees that any action taken or omitted by the Agent or any Bank under or in connection with each Letter of Credit and the related drafts and documents, if done in good faith, shall be binding upon the Company and shall not result in any liability on the part of the Agent or any Bank to the Company. Notwithstanding the foregoing, nothing in this 5.4 shall relieve the Agent or any Bank of any liability resulting from the gross negligence or willful misconduct of the Agent or such Bank, or otherwise affect any defense or other right that the Company may have as a result of any such gross negligence or willful misconduct.

     5.5.  Reliance by Issuer.

     To the extent not inconsistent with 5.4, the Agent shall be entitled to rely, and shall be fully protected in relying, upon any Letter of Credit, draft, writing, resolution, notice, consent, certificate, affidavit, letter, telegram, telecopy, telex or facsimile message, statement, order or other document believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel, independent accountants and other experts selected by the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Agreement unless it shall first have received such advice or concurrence of the Majority Banks as it reasonably deems appropriate or it shall first be indemnified to its reasonable satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or

                                     Page 65
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continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement in accordance with a request of the Majority Banks, and such request and any action taken or failure to act pursuant thereto shall be binding upon the Banks and all future holders of the Syndicated Notes or of Letter of Credit Participations. Notwithstanding the foregoing, nothing in this 5.5 shall relieve the Agent of any liability resulting from the gross negligence or willful misconduct of the Agent, or otherwise affect any defense or other right that the Company may have as a result of any such gross negligence or willful misconduct.

     5.6.  Letter of Credit Fee.

     The Company shall pay to the Agent, for the accounts of the Banks in accordance with their respective Commitment Percentages, a letter of credit fee (a "Letter of Credit Fee") with respect to each Letter of Credit, computed for the period from and including the date of issuance, extension or renewal of such Letter of Credit to the expiry date of such Letter of Credit, at a rate per annum equal to (a) in respect of any standby Letter of Credit, the applicable Margin per annum with respect to Eurocurrency Rate Loans on the aggregate face amount of standby Letters of Credit outstanding and (b) in respect of any documentary Letter of Credit, fifty percent (50%) of the applicable Margin per annum with respect to Eurocurrency Rate Loans on the aggregate face amount of documentary Letters of Credit outstanding. Such Letter of Credit Fee shall be payable (i) in respect of standby Letters of Credit, periodically in arrears on the last Business Day of each March, June, September and December occurring after the date of issuance, extension or renewal of each such standby Letter of Credit and on the Final Maturity Date, and (ii) in respect of documentary Letters of Credit, periodically in arrears on the last Business Day of each March, June, September and December occurring after the date of issuance, extension or renewal of each such documentary Letter of Credit and on the Final Maturity Date. In addition, the Company shall, on the date of issuance, extension or renewal of any Letter of Credit, pay to the Agent a fronting fee for the account of the Agent equal to one-tenth of one percent (0.10%) per annum of the face amount of each such standby or documentary Letter of Credit. In respect of each Letter of Credit, the Company shall also pay to the Agent for the Agent's own account, at such other time or times as such charges are customarily made by the Agent, the Agent's customary issuance, amendment, negotiation or document examination and other administrative fees as in effect from time to time.

                     6. COLLATERAL SECURITY AND GUARANTIES.

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     6.1.  Security of Company.

     The Secured Obligations shall be secured by a perfected first priority security interest (subject only to Permitted Liens entitled to priority under applicable law) in all of the following, whether now owned or hereafter acquired, including all books and records and other recorded data in each case relating to the following: (a) "Accounts", "Chattel paper" and "Instruments" of the Company, in each case as such terms are defined in the Uniform Commercial Code as in effect in the Commonwealth of Massachusetts, and Inventory of the Company, and (b) the Company's U.S. trademarks (and U.S. applications and U.S. registrations thereof (except for "intent to use" applications for trademark registrations filed pursuant to Section 1(b) of the Lanham Act, unless and until an Amendment to Allege Use or a Statement of Use under Sections 1(c) and 1(d) of the Lanham Act has been filed)), U.S. copyrights (and U.S. applications and U.S. registrations thereof) and U.S. patents and U.S. patent applications, in each case relating exclusively to the Identified Brands (but with respect to the Playskool brand, only U.S. trademarks (and U.S. applications and U.S. registrations thereof) and U.S. copyrights (and U.S. applications and U.S. registrations thereof), in each case that did not arise from particular products, shall be included in the Collateral), in each case pursuant to the terms of and as and to the extent provided in the Security Documents to which the Company is a party.

     6.2.  Guaranties and Security of Restricted Subsidiaries.

     The Secured Obligations shall also be guaranteed pursuant to the terms of the Guaranty. The obligations of each of the Restricted Subsidiaries under the Guaranty shall be in turn secured by a perfected first priority security interest (subject only to Permitted Liens entitled to priority under applicable law) in all of the following, whether now owned or hereafter acquired, including all books and records and other recorded data in each case relating to the following: (a) "Accounts", "Chattel paper" and "Instruments" of each such Restricted Subsidiary, in each case as such terms are defined in the Uniform Commercial Code as in effect in the Commonwealth of Massachusetts, and Inventory of each such Restricted Subsidiary, and (b) such Restricted Subsidiary's U.S. trademarks (and U.S. applications and U.S. registrations thereof (except for "intent to use" applications for trademark registrations filed pursuant to
Section 1(b) of the Lanham Act, unless and until an Amendment to Allege Use or a Statement of Use under Sections 1(c) and 1(d) of the Lanham Act has been filed)), U.S. copyrights (and U.S.

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applications and U.S. registrations thereof) and U.S. patents and U.S. patent applications, in each case relating exclusively to the Identified Brands (but with respect to the Playskool brand, only U.S. trademarks (and U.S. applications and U.S. registrations thereof) and U.S. copyrights (and U.S. applications and U.S. registrations thereof), in each case that did not arise from particular products, shall be included in the Collateral), in each case pursuant to the terms of and as and to the extent provided in the Security Documents to which such Restricted Subsidiary is a party.

     6.3.  Release of Collateral.

     (a) The parties hereto acknowledge and agree that the Agent, on behalf of the Banks and the Agent, shall release its Liens on the Collateral (other than the Collateral described in 6.1(b) and 6.2(b)) at such time as each of the following conditions is satisfied:

          (i) for each of the first, second and fourth fiscal quarters in the fiscal year of the Company most recently ended, the ratio of Consolidated Total Funded Debt at the end of such fiscal quarter to EBITDA for the Reference Period then ended shall be less than or equal to 2.50:1:00, and for the third fiscal quarter of such year, the ratio of Consolidated Total Funded Debt to EBITDA of the Reference Period shall be less than or equal to 2.75:1:00, in each case as demonstrated in the financial statements delivered to the Banks in accordance with 9.5(a);

          (ii) the ratio of EBITDA for the Reference Period ending with the fiscal year most recently ended to Consolidated Total Interest Expense for such Reference Period shall be greater than or equal to 6.00:1.00; and

          (iii) no Default or Event of Default shall have occurred and be continuing.

     (b) The parties hereto acknowledge and agree that the Agent, on behalf of the Banks and the Agent, shall release its Liens on the Collateral described in 6.1(b) and 6.2(b) at such time as each of the following conditions is satisfied:

          (i) as of the end of any fiscal year of the Company, the ratio of Consolidated Total Funded Debt at the end of such fiscal year to EBITDA for the Reference Period then ended shall be less than or equal to 2.75:1.00, as demonstrated in the financial statements delivered to the

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     Banks in accordance with 9.5(a); and

          (ii) no Default or Event of Default shall have occurred and be continuing.

     (c) Without limiting the foregoing, in the event that any part of the Collateral is sold or otherwise disposed of in connection with a sale, disposition or other transaction permitted hereunder, the Liens on such Collateral granted pursuant to any Security Document shall be automatically released and the Agent shall execute and deliver to the Company or the relevant Restricted Subsidiary, as the case may be, all releases or other documents (including without limitation, Uniform Commercial Code termination statements), and take all other actions necessary or reasonably desirable for the release of such Liens.

     6.4.  Limitation of Security.

     Notwithstanding anything to the contrary contained in this 6 or in any of the Security Documents, no Lien shall be granted on any shares of stock of any Subsidiary of the Company or any evidences of indebtedness of any Subsidiary of the Company.

                                    7. FEES.

     7.1.  Closing Fees.

     The Company agrees to pay to the Agent for the account of each Bank on the Effective Date the closing fees (the "Closing Fees") in the amounts and on the terms and conditions set forth in the Fee Letter.

     7.2.  Agent's Fee.

     The Company shall pay to the Agent for the Agent's own account an Agent's fee (the "Agent's Fee") in the amounts and on the terms and conditions set forth in the Agent's Fee Letter.

                       8. REPRESENTATIONS AND WARRANTIES.

     The Company represents and warrants to the Banks that:

     8.1.  Corporate Existence.

     (a) Each of the Hasbro Companies and Hasbro SA (i) is a

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corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, (ii) has all requisite corporate power to own its property and conduct its business as now conducted and as presently contemplated, and (iii) is in good standing as a foreign corporation and is duly authorized to do business in each jurisdiction where such qualification is necessary except where a failure to be so qualified would not have a Material Adverse Effect.

     (b) Each of the Hasbro Companies and Hasbro SA has adequate corporate power and authority and has full legal right to enter into each of the Loan Documents to which it is or is to become a party, to perform, observe and comply with all of its agreements and obligations under each of such documents, and, with respect to the Company, to make all of the borrowings contemplated by this Agreement.

     8.2.  Corporate Authority, etc.

     The execution, delivery and performance by each of the Hasbro Companies and Hasbro SA of each of the Loan Documents to which it is a party, the performance by each of the Hasbro Companies and Hasbro SA of all of its agreements and obligations under each of such documents, and the making by the Company of all of the borrowings contemplated by this Agreement, have been duly authorized by all necessary corporate action on the part of each of the Hasbro Companies and Hasbro SA and their respective shareholders and do not and will not (i) contravene any provision of any of their charter or by-laws (each as from time to time in effect), (ii) conflict with, or result in a breach of any material term, condition or provision of, or constitute a default under or result in the creation of any Lien upon any of the property of any of the Hasbro Companies and Hasbro SA under any agreement, trust deed, indenture, mortgage or other instrument to which any of the Hasbro Companies and Hasbro SA is or may become a party or by which any of the Hasbro Companies and Hasbro SA or any of the property of any of the Hasbro Companies and Hasbro SA is or may become bound or affected, the consequences of which would have a Material Adverse Effect, (iii) violate or contravene any provision of any law, regulation, order, ruling or interpretation thereunder or any decree, order or judgment of any court or governmental or regulatory authority, bureau, agency or official (all as from time to time in effect and applicable to any of the Hasbro Companies and/or Hasbro SA), except where such violation or contravention would not have a Material Adverse Effect, (iv) require any waivers, consents or approvals by any of the creditors of any of the Hasbro Companies and Hasbro SA which have not been obtained, (v) require any consents or approvals by

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any shareholders of any of the Hasbro Companies and/or Hasbro SA (except such as will be duly obtained on or prior to the Effective Date and will be in full force and effect on and as of the Effective Date), or (vi) require obtaining any approval, consent, order, authorization or license by, or giving notice to, or taking any other action with respect to, any governmental or regulatory authority or agency under any provision of any applicable law that have not been obtained, given or taken (other than any filings of this Agreement and the other Loan Documents with the Securities and Exchange Commission required to be made after the date hereof ("SEC Filings") and any filings in connection with the Security Documents), except where the failure to do so would not result in a Material Adverse Effect.

     8.3.  Binding Effect of Documents, etc.

     Each of the Hasbro Companies and Hasbro SA has duly executed and delivered each of the Loan Documents to which it is a party and each of such documents is in full force and effect with respect to such Person. The agreements and obligations of each of the Hasbro Companies and Hasbro SA contained in each of the Loan Documents to which it is a party constitute its legal, valid and binding obligations enforceable against it in accordance with their respective terms except as enforceability is limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors' rights and except to the extent that the availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

     8.4.  Governmental Approvals.

     The execution, delivery and performance by the Company and any of its Subsidiaries of this Agreement and the other Loan Documents to which the Company or any of its Subsidiaries is or is to become a party and the transactions contemplated hereby and thereby do not require the approval or consent of, or filing with, any governmental agency or authority other than those already obtained or made, and except for SEC Filings and filings in connection with the Security Documents.

     8.5.  No Event of Default, etc.

     No Default or Event of Default has occurred and is continuing.

     8.6.  Chief Executive Offices.

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     Until the Agent receives notice of a change, the chief executive offices of the Company and the offices where substantially all of the material financial records and books of account of the Company are kept, are located in Pawtucket and/or East Providence, Rhode Island.

     8.7.  Title to Properties; Leases.

     Except as indicated on Schedule 8.7 hereto, the Company and its Subsidiaries own all of the assets reflected in the consolidated balance sheet of the Company and its Subsidiaries as at the Balance Sheet Date or acquired since that date (except property and assets sold or otherwise disposed of in the ordinary course of business since that date), subject to no Liens except Permitted Liens.

     8.8.  Financial Statements and Projections.

          8.8.1.  Fiscal Year.

          Each of the Hasbro Companies has a fiscal year ending on the last Sunday in December of each calendar year, subject to adjustment pursuant to 9.13.

          8.8.2.  Financial Statements.

          There has been furnished to the Banks (a) a consolidated balance sheet of the Company and its Subsidiaries as at December 31, 2000, a consolidated statement of earnings, and a consolidated statement of cash flows for the fiscal year then ended, audited by KPMG LLP, the Company's independent certified public accountants, and (b) an unaudited condensed consolidated balance sheet of the Company and its Subsidiaries as at the Balance Sheet Date and an unaudited condensed consolidated statement of earnings for the fiscal year then ended. Each such balance sheet and statement of earnings has been prepared in accordance with GAAP and fairly presents the financial condition of the Company as at the close of business on the date thereof and the results of operations for the fiscal period then ended.

          8.8.3.  Projections.

          The Company's projections of the annual operating budgets of the Company and its Subsidiaries on a consolidated basis, balance sheets and cash flow statements

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     for the 2002 to 2004 fiscal years have been delivered to each Bank. To the knowledge of the Company or any of its Subsidiaries as of the Effective Date, no facts exist that (individually or in the aggregate) would result in any material change in any of such projections. The projections are based upon estimates and assumptions believed to be reasonable by the management of the Company at the time of preparation thereof and reflect estimates of the Company and its Subsidiaries of the results of operations and other information projected therein believed to be reasonable by the management of the Company at the time of preparation thereof.

     8.9.  No Material Changes, Etc.

     Since the Balance Sheet Date, there has been no event or occurrence which has had a Material Adverse Effect. Since the Balance Sheet Date, the Company has not made any Restricted Payment except as permitted by 10.4 hereof.

     8.10.  Franchises, Patents, Copyrights, Etc.

     Each of the Hasbro Companies possesses all material franchises, patents, copyrights, trademarks, permits, service marks, trade names, domain names, licenses and permits, and rights in respect of the foregoing, adequate for the conduct of its business substantially as now conducted, without any known conflict or conflicts with any rights of others which would, individually or in the aggregate, have a Material Adverse Effect.

     8.11.  Litigation.

     Except as set forth on Schedule 8.11 hereto and except as required to be disclosed pursuant to 9.6, there are no actions, suits, proceedings or investigations of any kind pending or threatened against any of the Hasbro Companies before any court, tribunal or administrative agency or board which would reasonably be expected to be adversely determined and, if adversely determined, either in any case or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

     8.12.  No Materially Adverse Contracts, Etc.

     None of the Hasbro Companies is subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation which has or is expected in the future to have a Material Adverse Effect. None of the Hasbro Companies is a party to any contract or agreement which has or is expected,

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in the judgment of the Company's officers, to have any Material Adverse Effect.

     8.13.  Compliance With Other Instruments, Laws, Etc.

     None of the Hasbro Companies is in violation of any provision of its charter documents, by-laws, or, to the best of the Company's knowledge, any agreement or instrument to which it may be subject or by which it or any of its properties may be bound or any decree, order, judgment, or any statute, license, rule or regulation, in any of the foregoing cases in a manner which would result in a Material Adverse Effect.

     8.14.  Taxes.

     Each of the Hasbro Companies has filed all federal, state and other income and all other tax returns, reports and declarations due and required by any jurisdiction to which any of them is subject. Each of the Hasbro Companies has paid, or has made reasonable provision for payment of, all material taxes (if any) which have or may become due and payable pursuant to any of the said returns or pursuant to any matters raised by audits or for other reasons known to the Company, except for taxes the amount, applicability, or validity of which are currently being contested by it in good faith by appropriate proceedings and with respect to which the Company has set aside on its books, in accordance with GAAP, reserves reasonably deemed by it to be adequate with respect thereto. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know no basis for any such claim, except for taxes the amount, applicability, or validity of which are currently being contested by it in good faith by appropriate proceedings and with respect to which the Company has set aside on its books, in accordance with GAAP, reserves reasonably deemed by it to be adequate with respect thereto.

     8.15.  Absence of Financing Statements, Etc.

     Except with respect to Permitted Liens, there is no financing statement, security agreement, chattel mortgage, real estate mortgage or other document filed or recorded with any filing records, registry, or other public office, which purports to cover, affect or give notice of any present or possible future Lien on any assets or property of the Company or any of its Subsidiaries (other than Foreign Subsidiaries) or rights thereunder.

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     8.16.  Perfection of Security Interest.

     All filings, assignments, pledges and deposits of documents or instruments have been made and all other actions have been taken (or provision therefor shall have been made to the reasonable satisfaction of the Agent) that are legally permitted and are necessary or advisable, under applicable law, to establish and perfect the Agent's security interest in the Collateral, in each case pursuant to the terms of the Security Documents. Except for Permitted Liens, or as permitted by the Security Documents, the Collateral and the Agent's rights with respect to the Collateral are not subject to any material setoff, claims, withholdings or other defenses other than reconciliations with customers and vendors in the ordinary course of business. The Company or a Restricted Subsidiary, as the case may be, is the owner of the Collateral free from any Lien except for Permitted Liens.

     8.17.  Indebtedness.

     None of the Operating Subsidiaries of the Company has any Indebtedness other than Indebtedness of the kind expressly permitted by the provisions contained in 10.1 of this Agreement. As of the Balance Sheet Date, all Indebtedness of the Company and its Subsidiaries that is required by GAAP to be shown on the consolidated balance sheet of the Company and its Subsidiaries described in 8.8.2(b) hereof is shown on such consolidated balance sheet.

     8.18.  True Copies of Charter and Other Documents.

     The Hasbro Companies and Hasbro SA has furnished or caused to be furnished to each of the Banks true and complete copies of (a) all of the charter and other incorporation documents of each of the Hasbro Companies and Hasbro SA (together with any and all amendments thereto), and (b) the by-laws of each of the Hasbro Companies and Hasbro SA (together with any and all amendments thereto).

     8.19.  Employee Benefit Plans.

          8.19.1.  In General.

          Except as would not reasonably be expected to have a Material Adverse Effect, each Employee Benefit Plan and each Guaranteed Pension Plan has been maintained and operated in compliance in all material respects with the provisions of ERISA and all Applicable Pension Legislation and, to the

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     extent applicable, the Code, including but not limited to the provisions thereunder respecting prohibited transactions and the bonding of fiduciaries and other persons handling plan funds as required by 412 of ERISA. The Company has heretofore delivered to the Agent the most recently completed annual report, Form 5500, with all required attachments, and actuarial statement required to be submitted under 103(d) of ERISA, with respect to each Guaranteed Pension Plan.

          8.19.2.  Terminability of Welfare Plans.

          Except for severance payment arrangements and except as disclosed in
     (i) the financial statements of the Company and its Subsidiaries described in 8.8.2 or delivered pursuant to 9.5 or (ii) the periodic and other reports of the Company filed from time to time with the Securities and Exchange Commission, no Employee Benefit Plan, which is an employee welfare benefit plan within the meaning of 3(1) or 3(2)(B) of ERISA, provides benefit coverage subsequent to termination of employment, except as required by Title I, Part 6 of ERISA or the applicable state insurance laws.

          8.19.3.  Guaranteed Pension Plans.

          Each contribution required to be made to a Guaranteed Pension Plan, whether required to be made to avoid the incurrence of an accumulated funding deficiency, the notice or lien provisions of 302(f) of ERISA, or otherwise, has been timely made. No waiver of an accumulated funding deficiency or extension of amortization periods has been received with respect to any Guaranteed Pension Plan, and neither the Company nor any ERISA Affiliate is obligated to or has posted security in connection with an amendment to a Guaranteed Pension Plan pursuant to 307 of ERISA or 401(a)(29) of the Code. No liability to the PBGC (other than required insurance premiums, all of which have been paid) has been incurred by the Company or any ERISA Affiliate with respect to any Guaranteed Pension Plan and there has not been any ERISA Reportable Event (other than an ERISA Reportable Event as to which the requirement of thirty (30) days notice has been waived), or any other event or condition which presents a material risk of termination of any Guaranteed Pension Plan by the PBGC. As of the Effective Date, based on the latest valuation of each Guaranteed Pension Plan (which in each case occurred within twelve months of the date of this representation), and on the actuarial methods and assumptions employed for that

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     valuation, the aggregate benefit liabilities of all such Guaranteed Pension
     Plans within the meaning of 4001 of ERISA did not exceed the aggregate value of the assets of all such Guaranteed Pension Plans, disregarding for this purpose the benefit liabilities and assets of any Guaranteed Pension Plan with assets in excess of benefit liabilities.

          8.19.4.  Multiemployer Plans.

          Neither the Company nor any ERISA Affiliate has incurred any material liability that remains outstanding (including secondary liability) to any Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan under 4201 of ERISA or as a result of a sale of assets described in 4204 of ERISA. Neither the Company nor any ERISA Affiliate has been notified that any Multiemployer Plan is in reorganization or insolvent under and within the meaning of 4241 or 4245 of ERISA or is at risk of entering reorganization or becoming insolvent, or that any Multiemployer Plan intends to terminate or has been terminated under 4041A of ERISA.

     8.20.  Holding Company and Investment Company Acts.

     Neither the Company nor any of its Subsidiaries is a "holding company" or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935; nor is it an "investment company", or an "affiliated company" or a "principal underwriter" of an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended.

     8.21.  Certain Transactions.

     To the best of the Company's knowledge, and except as disclosed in the Company's Forms 10-K or proxy statements (or would be so disclosed but for the fact that the filing thereof is not yet due), each as filed with the Securities and Exchange Commission, none of the officers, directors, or employees of any of the Hasbro Companies is presently a party to any transaction (other than arms-length transactions pursuant to which any of the Hasbro Companies makes payments in the ordinary course of business upon terms no less favorable than the such Person could obtain from third parties,) with the Company or any of its Subsidiaries (other than (i) for services as employees, officers and directors, or (ii) for all related transactions with any one Person, transactions involving an aggregate amount not in excess

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of $60,000 at any one time), including, without limitation, any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or any corporation, partnership, trust or other entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

     8.22.  Use of Proceeds.

          8.22.1.  General.

          The proceeds of the Loans shall be used for working capital and general corporate purposes; provided, however, that Borrowings made under the Foreign Sublimit may be used solely to satisfy the Company's obligations pursuant to guaranties of Foreign Scheduled Facilities. The Company will obtain Letters of Credit solely for working capital and general corporate purposes.

          8.22.2.  Regulations U and X.

          No portion of any Loan is to be used, and no portion of any Letter of Credit is to be obtained, for the purpose of purchasing or carrying any "margin security" or "margin stock" as such terms are used in Regulations U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R. Parts 221 and 224.

     8.23.  Environmental Compliance.

     The Company has taken all necessary steps to investigate the past and present condition and usage of the Real Estate and the operations conducted thereon and, based upon such diligent investigation, has determined that, except as set forth on Schedule 8.23 hereto or except as would not reasonably be expected to have a Material Adverse Effect:

          (a) none of the Company, its Subsidiaries or any operator of the Real Estate or any operations thereon is in violation, or alleged violation, of any judgment, decree, order, law, license, rule or regulation pertaining to environmental matters, including without limitation, those arising under the Resource Conservation and Recovery Act ("RCRA"), the Comprehensive Environmental Response, Compensation and Liability Act of 1980 as amended ("CERCLA"), the Superfund Amendments and Reauthorization Act

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     of 1986 ("SARA"), the Federal Clean Water Act, the Federal Clean Air Act,
     the Toxic Substances Control Act, or any state, local or foreign law, statute, regulation, ordinance, order or decree relating to health, safety or the environment (hereinafter "Environmental Laws");

          (b) neither the Company nor any of its Subsidiaries has received notice within the last five (5) years from any third party including, without limitation, any Governmental Authority, (i) that any one of them has been identified by the United States Environmental Protection Agency ("EPA") as a potentially responsible party under CERCLA with respect to a site listed on the National Priorities List, 40 C.F.R. Part 300 Appendix B;
     (ii) that any hazardous waste, as defined by 42 U.S.C. 6903(5), any hazardous substances as defined by 42 U.S.C. 9601(14), any pollutant or contaminant as defined by 42 U.S.C. 9601(33) and any toxic substances, oil or hazardous materials or other chemicals or substances regulated by any Environmental Laws ("Hazardous Substances") which any one of them has generated, transported or disposed of has been found at any site at which a Governmental Authority has conducted or has ordered that any Company or any of its Subsidiaries conduct a remedial investigation, removal or other response action pursuant to any Environmental Law; or (iii) that it is or shall be a named party to any claim, action, cause of action, complaint, or legal or administrative proceeding (in each case, contingent or otherwise) arising out of any third party's incurrence of costs, expenses, losses or damages of any kind whatsoever in connection with the release of Hazardous Substances; and

          (c) none of the Company and its Subsidiaries is required under any applicable Environmental Law to perform Hazardous Substances site assessments, or to remove or remediate Hazardous Substances, or to give notice to any Governmental Authority or record or deliver to other Persons an environmental disclosure document or statement by virtue of the transactions set forth herein and contemplated hereby.

     8.24.  Subsidiaries.

     As of December 30, 2000, the Company had no active Subsidiaries that are not listed in Exhibit 21 to the Form 10-K of the Company for the fiscal year ended December 30, 2000, as filed with the Securities and Exchange Commission, a copy of such Exhibit 21 is attached hereto as Schedule 8.24, except for certain inactive or immaterial Subsidiaries that would not, if

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taken as a whole, constitute a Significant Subsidiary. During the period between
December 31, 2000 and the Effective Date, the Company has had no Significant Subsidiaries other than (a) Hasbro International, Inc. and Tiger Electronics, Ltd., each a Delaware corporation, and (b) Wizards of the Coast, Inc., a Washington corporation.

     8.25. Disclosure.

     No representation or warranty made by any of the Hasbro Companies and Hasbro SA in this Agreement or in any agreement, instrument, document, certificate, statement or letter furnished to the Agent or the Banks by or on behalf of the any of the Hasbro Companies and Hasbro SA in connection with any of the transactions contemplated by any of the Loan Documents contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein not misleading in light of the circumstances in which they are made. Except as disclosed herein or otherwise disclosed in writing to the Agent and the Banks, there is no fact known to the Company which has a Material Adverse Effect, or which is reasonably likely in the future to have a Material Adverse Effect, exclusive of effects resulting from changes in general economic conditions, legal standards or regulatory conditions.

     8.26. Indebtedness of Foreign Subsidiaries.

     All Indebtedness of Foreign Subsidiaries (other than Indebtedness of Hasbro SA hereunder) that has been guaranteed by the Company and is owing to any Bank or Bank Affiliate has been incurred under the facilities described on Schedule
8.26 hereto (the "Foreign Scheduled Facilities"), as such Schedule 8.26 may be updated from time to time by the Company by delivering a copy of such updated
Schedule 8.26 to the Agent and each Bank, provided that (a) no revision to
Schedule 8.26 that purports to increase the aggregate amount of the Foreign Scheduled Facilities shall be effective without the prior written consent of the Agent (not to be unreasonably withheld) and (b) no revision to Schedule 8.26 that purports to decrease or eliminate a Foreign Scheduled Facility shall be effective without the consent (not to be unreasonably withheld) of the creditor under such Foreign Scheduled Facility (if such creditor is a Bank or Bank Affiliate).

     8.27. Bank Accounts.

     Schedule 8.27 sets forth the account numbers and location of all bank accounts of the Company or any of its Subsidiaries

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included in the Collateral or otherwise into which proceeds of the Collateral are paid as of the Effective Date.

                    9. AFFIRMATIVE COVENANTS OF THE COMPANY.

     The Company covenants and agrees that, so long as any Loan, Unpaid Reimbursement Obligation, Letter of Credit or Note is outstanding or any Bank has any obligation to make any Loans or the Agent has any obligation to issue, extend or renew any Letters of Credit:

     9.1. Punctual Payment.

     The Company and/or Hasbro SA will duly and punctually pay or cause to be paid the principal and interest on the Loans, all Reimbursement Obligations, all Fees and all other amounts provided for in this Agreement and the other Loan Documents to which the Company or any of its Subsidiaries is a party, all in accordance with the terms of this Agreement and such other Loan Documents.

     9.2. Use of Loan Proceeds.

     The Company and/or Hasbro SA shall use the proceeds of the Loans and obtain Letters of Credit solely for the purposes set forth in 8.22.

     9.3. Maintenance of Office.

     (a) The Company will maintain its chief executive offices in Pawtucket and/or East Providence, Rhode Island, or at such other place or places in the United States of America as the Company shall designate upon written notice to the Agent, where notices, presentations and demands to or upon the Company in respect of the Loan Documents may be given or made.

     (b) Hasbro SA will maintain its chief executive offices at Route de Courroux 6, 2800 Delemont, Switzerland, or at such other place or places as Hasbro SA shall designate upon written notice to the Agent, where notices, presentations and demands to or upon Hasbro SA in respect of the Loan Documents may be given or made.

     9.4. Records and Accounts.

     The Company will (a) keep, and cause each of its Subsidiaries to keep, true and accurate records and books of account in which full, true and correct entries will be made in accordance with GAAP or, in the case of Foreign Subsidiaries,

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statutory reporting principles, (b) maintain adequate accounts and reserves for all taxes (including income taxes), depreciation, depletion, obsolescence and amortization of its properties and the properties of its Subsidiaries, contingencies, and other reserves, and (c) at all times engage KPMG LLP or other independent certified public accountants reasonably satisfactory to the Agent as the independent certified public accountants of the Company and will not permit more than thirty (30) days to elapse between the cessation of such firm's (or any successor firm's) engagement as the independent certified public accountants of the Company and the appointment in such capacity of a successor firm as shall be reasonably satisfactory to the Agent.

     9.5. Financial Statements, Certificates and Information.

     The Company will deliver to each of the Banks:

          (a) as soon as practicable, but, in any event not later than one hundred (100) days after the end of each fiscal year of the Company, the consolidated and consolidating balance sheet of the Company and its Subsidiaries as at the end of such year, and the related consolidated and consolidating statement of earnings and the consolidated statement of cash flows, with each setting forth in comparative form the figures for the previous fiscal year and all such consolidated statements to be in reasonable detail, prepared in accordance with GAAP, and certified without qualification (except as to changes in GAAP with which such accountants concur) and without an expression of uncertainty as to the ability of the Company or any of its Subsidiaries to continue as going concerns by KPMG LLP or by other independent certified public accountants reasonably satisfactory to the Agent, together with a written statement from such accountants to the effect that they have read a copy of this Agreement, and that, in making the examination necessary to said certification, they have obtained no knowledge of any Default or Event of Default, or, if such accountants shall have obtained knowledge of any then existing Default or Event of Default they shall disclose in such statement any such Default or Event of Default; provided that such accountants shall not be liable to the Banks for failure to obtain knowledge of any Default or Event of Default;

          (b) as soon as practicable, but in any event not later than sixty (60) days after the end of each of the first three (3) fiscal quarters of each fiscal year of the

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     Company, copies of the unaudited consolidated and consolidating balance sheet of the Company and its Subsidiaries, each as at the end of such quarter, and the related consolidated and consolidating statement of earnings and the consolidated statement of cash flows for the portion of the Company's fiscal year then elapsed, all in reasonable detail and prepared in accordance with GAAP, together with a certificate of any Authorized Financial Officer of the Company that, subject to changes resulting from audit and year-end adjustments, the information contained in such financial statements fairly presents the financial condition and results of operations of the Company and its Subsidiaries for the periods covered;

          (c) simultaneously with the delivery of the financial statements referred to in (a) and (b) above, a statement, in the form attached hereto as Exhibit E (a "Compliance Certificate"), certified by any Authorized Financial Officer of the Company that the Company is in compliance with the covenants contained in 9, 10 and 11 as of the end of the applicable period and setting forth in reasonable detail computations evidencing such compliance with the financial covenants set forth in 11 and (if applicable) reconciliations to reflect changes in GAAP since the Balance Sheet Date;

          (d) contemporaneously with the filing or mailing thereof, copies of all other financial statements and reports as the Company shall send to any holders of Indebtedness of the Company or the stockholders of the Company, and copies of all regular and periodic reports which the Company may be required to file with the Securities and Exchange Commission or any similar or corresponding federal or state governmental commission, department or agency substituted therefor;

          (e) (i) within fifteen (15) Business Days after the end of each of the first three fiscal quarters of each year, a net accounts receivable aging report with respect to the "Accounts" (as such term is defined in the Uniform Commercial Code as in effect in The Commonwealth of Massachusetts) of the Company and the Restricted Subsidiaries which are included in the Collateral, (ii) within fifteen (15) Business Days after the end of the fourth fiscal quarter of each year, a gross accounts receivable aging report with respect to the "Accounts" (as such term is defined in the Uniform Commercial Code as in effect in The Commonwealth of Massachusetts) of the Company

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     and the Restricted Subsidiaries which are included in the Collateral, and
     (iii) within thirty (30) Business Days after the end of the fourth fiscal quarter of each year, a net accounts receivable aging report with respect to the "Accounts" (as such term is defined in the Uniform Commercial Code as in effect in The Commonwealth of Massachusetts) of the Company and the Restricted Subsidiaries which are included in the Collateral;

          (f) (i) within fifteen (15) Business Days after the end of the first three fiscal quarters of each year, an inventory designation report in form and substance reasonably satisfactory to the Agent, and (ii) within thirty
     (30) Business Days after the end of the fourth fiscal quarter of each year, an inventory designation report in form and substance reasonably satisfactory to the Agent;

          (g) within fifteen (15) Business Days after the end of each fiscal quarter, a report as to the Foreign Scheduled Facilities and outstandings thereunder by facility and in form and substance reasonably satisfactory to the Agent;

          (h) as soon as practicable, but in any event not later than sixty (60) days after the end of each fiscal year, the budget of the Company for the next fiscal year, and from time to time upon the reasonable request of the Agent, projections of the Company and its Subsidiaries updating those projections delivered to the Banks and referred to in 8.8.3 or, if applicable, updating any later such projections delivered in response to this 9.5(h); and

          (i) from time to time such other financial data and information as the Agent or any Bank may reasonably request.

     9.6. Notices.

          9.6.1. Defaults.

          The Company will promptly notify the Agent and each of the Banks in writing of the occurrence of any Default or Event of Default, together with a reasonably detailed description thereof, and the actions the Company proposes to take with respect thereto. If (i) any Person shall give any notice or take any other action in respect of a claimed default (whether or not constituting an Event of Default) under this Agreement or any other note, evidence of indebtedness, indenture or other obligation to which or with respect to which the Company or any of its Subsidiaries is a

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     party or obligor, whether as principal, guarantor, surety or otherwise, and
     (ii) the aggregate amount of all of the indebtedness of the Company and its Subsidiaries in respect of such claimed defaults shall exceed $15,000,000 at any one time, the Company shall forthwith give written notice thereof to the Agent and each of the Banks, describing the notice or action and the nature of the claimed default.

          9.6.2. Environmental Events.

          The Company will promptly give notice to the Agent and each of the Banks (a) of any violation of any Environmental Law that the Company or any of its Subsidiaries reports in writing or is reportable by such Person in writing (or for which any written report supplemental to any oral report is made) to any Governmental Authority that would reasonably be expected to have a Material Adverse Effect and (b) upon becoming aware thereof, of any inquiry, proceeding, investigation, or other action, including a notice from any agency of potential environmental liability, of any Governmental Authority that would reasonably be expected to have a Material Adverse Effect.

          9.6.3. Notification of Claim against Collateral.

          The Company will, immediately upon becoming aware thereof, notify the Agent and each of the Banks in writing of any material setoff, claims, withholdings or other defenses to which any of the Collateral, or the Agent's rights with respect to the Collateral, are subject, except for any thereof permitted by the Security Documents or any Permitted Liens, and other than reconciliations with customers and vendors in the ordinary course of business.

          9.6.4. Notices Concerning Inventory Collateral.

          The Company shall provide to the Agent prompt notice of any physical count of the Company's or any of the Restricted Subsidiaries' Inventory, together with a copy of the results thereof certified by the Company or such Restricted Subsidiary.

          9.6.5. Notice of Litigation and Judgments.

          The Company will, and will cause each of its Subsidiaries to, give notice to the Agent and each of the Banks in writing within fifteen (15) days of becoming aware of any litigation or proceedings threatened in writing or

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     any pending litigation and proceedings affecting the Company or any of its
     Subsidiaries or to which the Company or any of its Subsidiaries is or becomes a party involving an uninsured claim against the Company or any of its Subsidiaries that could reasonably be expected to have a Material Adverse Effect and stating the nature and status of such litigation or proceedings. The Company will, and will cause each of its Subsidiaries to, give notice to the Agent and each of the Banks, in writing, in form and detail reasonably satisfactory to the Agent, within ten (10) days of any judgment, final or otherwise, against the Company or any of its Subsidiaries in an amount not covered by insurance in excess of $15,000,000.

     9.7. Corporate Existence; Maintenance of Properties.

     The Company will, and will cause each of the other Hasbro Companies and Hasbro SA to, maintain its legal existence and good standing under the laws of its jurisdiction of incorporation, maintain its qualification to do business in each state in which the failure to do so would have a Material Adverse Effect, and maintain all of its rights and franchises reasonably necessary to the conduct of its business. The Company will cause all of its properties and those of the other Hasbro Companies used or useful in the conduct of its business or the business of the Hasbro Companies to be maintained and kept in good condition, repair and working order (reasonable wear and tear excepted) and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times, and will cause each of the Hasbro Companies to continue to engage primarily in the businesses now conducted by them and in related businesses; provided, however, that, subject to the provisions of 10.5.2 hereof, nothing in this 9.7 shall prevent any Asset Sale permitted by 10.5.2 hereof, or prevent the Company from discontinuing the operation and maintenance of any of its properties, or those of its Subsidiaries, or from dissolving or liquidating any Subsidiary or from consolidating or merging any Subsidiary with or into another Subsidiary or with and into the Company, if such discontinuance, dissolution or liquidation, consolidation or merger is, in the judgment of the Company, desirable in the conduct of the business of the Company and its Subsidiaries on a consolidated basis and does not in the aggregate have a Material Adverse Effect.

     9.8. Insurance.

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     The Company will maintain, and will cause each of its Subsidiaries to maintain, with financially sound and reputable insurance companies, funds or underwriters, or by reasonable self- insurance, insurance of the kinds, covering the risks and in the relative proportionate amounts usually carried by reasonable and prudent companies conducting businesses similar to that of the Company and otherwise in accordance with the terms of the Security Documents to which such Person is a party.

     9.9. Taxes.

     The Company will, and will cause each of the other Hasbro Companies to, duly pay and discharge, or cause to be paid and discharged, before the same shall become overdue, all taxes, assessments and other governmental charges imposed upon it and its real properties, sales and activities, or any part thereof, or upon the income or profits therefrom, as well as all claims for labor, materials, or supplies, which if unpaid might by law become a lien or charge upon any of its property; provided, however, that any such tax, assessment, charge, levy or claim need not be paid if either (a) the validity or amount thereof shall currently be contested in good faith by appropriate proceedings and if the Company or such Subsidiary shall have set aside on its books, in accordance with GAAP, adequate reserves with respect thereto or (b) such taxes, assessments and other governmental charges in the aggregate are not material to the business or assets of the Company and its Subsidiaries on a consolidated basis; and provided, further, that the Company and such Subsidiary will pay or arrange for the bonding of all such taxes, assessments, charges, levies or claims forthwith upon the commencement of proceedings to foreclose any lien which may have attached as security therefor.

     9.10. Access.

     The Company will, and will cause each of the other Hasbro Companies to, (a) permit the Agent, by its representatives and agents, to inspect any of the properties, including, without limitation, corporate books, computer files and tapes and financial records of each of the Hasbro Companies, to examine and make copies of the books of accounts and other financial records of each of the Hasbro Companies at such reasonable times and intervals as the Agent may determine, and (b) permit each of the Banks to discuss the affairs, finances and accounts of each of the Hasbro Companies with, and to be advised as to the same by, their respective officers at such reasonable times and intervals as the Banks may designate. The Banks and the Agent agree that

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they will treat in confidence all financial information with respect to the
Company and its Subsidiaries and all information obtained during such inspection or discussion or pursuant to 9.5 which has not become public without violation hereof, and will not, without the consent of the Company, disclose such information to any third party or any trust or investment employee or trust or investment officer of any Bank, and, if any representative or agent of the Banks or the Agent shall not be an employee of one of the Banks or the Agent or any affiliate of the Banks or the Agent, such designee shall be reputable and of recognized standing and shall agree in writing to treat in confidence the information obtained during any such inspection and, without the prior written consent of the Company, not to disclose such information to any third party or make use of such information for personal gain. Notwithstanding the foregoing, the Company hereby authorizes the Agent and each of the Banks to disclose information obtained pursuant to this Agreement to banks or other financial institutions who are participants or potential participants in or assignees of the Loans made or to be made hereunder (provided, that prior to any such disclosure to any such participant, potential participant or assignee, such Person shall have agreed to be bound by the provisions of this 9.10 and 22 pursuant to a confidentiality agreement substantially in the form of Exhibit H hereto and provided to the Company), and where required by applicable law or required or requested by governmental or regulatory authorities.

     9.11. Compliance with Laws, Contracts, Licenses, and Permits.

     The Company will, and will cause each of the other Hasbro Companies to, comply with (i) all applicable laws and regulations wherever its business is conducted, including, without limitation, Environmental Laws, except where the failure to comply is not reasonably likely to have a Material Adverse Effect,
(ii) the provisions of its charter documents and by-laws, (iii) all agreements and instruments by which it or any of its properties may be bound except where the failure to comply is not reasonably likely to have a Material Adverse Effect, and (iv) all applicable decrees, orders, and judgments, except where the failure to comply is not reasonably likely to have a Material Adverse Effect. If at any time while any Loan, Note, Unpaid Reimbursement Obligation or Letter of Credit is outstanding or any Bank has any obligation to make Loans hereunder or the Agent has any obligations to issue, extend or renew any Letters of Credit, any authorization, consent, approval, permit or license from any officer, agency or instrumentality of any government shall become necessary or required in order that the Company may

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fulfill any of its obligations hereunder, the Company will promptly take or cause to be taken all reasonable steps within the power of the Company to obtain such authorization, consent, approval, permit or license and furnish the Banks with evidence thereof.

     9.12. Employee Benefit Plans.

     The Company will (a) promptly upon filing the same with the Department of Labor or Internal Revenue Service upon request of the Agent, furnish to the Agent a copy of the most recent actuarial statement required to be submitted under 103(d) of ERISA and Annual Report, Form 5500, with all required attachments, in respect of each Guaranteed Pension Plan and (b) promptly upon receipt or dispatch, furnish to the Agent any notice, report or demand sent or received in respect of a Guaranteed Pension Plan under 302, 4041, 4042, 4043, 4063, 4065, 4066 and 4068 of ERISA, or in respect of a Multiemployer Plan, under 4041A, 4202, 4219, 4242, or 4245 of ERISA.

     9.13. Fiscal Year.

     The Company will have a fiscal year which ends on the last Sunday in December of each calendar year. The Company may change its fiscal year upon (a) sixty (60) days prior written notice to the Agent and the Banks and (b) in the case of a change in fiscal year where the new fiscal year end is not within forty-five (45) days of the fiscal year end specified in the first sentence of this 9.13, receipt by the Company of the prior written consent of the Majority Banks, which consent shall not be unreasonably withheld, provided that the granting of such consent by the Majority Banks shall be conditioned upon the Company's entering into such appropriate amendments to this Agreement, and delivering therewith such supplemental documents, agreements, certificates, accounting reports, and legal opinions, as may be reasonably requested by the Majority Banks in order to reflect the impact of such change in fiscal year on the terms hereof.

     9.14. Additional Significant Subsidiaries and Restricted Subsidiaries.

     Within thirty (30) days after the formation or acquisition by the Company or its Subsidiaries of any Person which is not designated in this Agreement as a Hasbro Company and otherwise meets the conditions set forth in the definition of "Significant Subsidiary" herein for constituting a Significant Subsidiary or meets the conditions set forth in the definition of "Restricted Subsidiary" herein for constituting a Restricted Subsidiary, such

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Person will be deemed to be a Hasbro Company under this Agreement and the
Company will cause such Person to observe all the obligations and be bound by all the limitations set forth in this Agreement with respect to Hasbro Companies, including, without limitation, if such Subsidiary is a Significant Subsidiary, requiring the execution and delivery of a Subordination Agreement in the form of, mutatis mutandis, Exhibit F hereto; and if such Subsidiary is a Restricted Subsidiary, requiring the execution and delivery of a joinder agreement, in form and substance reasonably satisfactory to the Agent, to the Guaranty and the Subsidiary Security Agreement, together with other documents, certificates and instruments (including Perfection Certificates and UCC financing statements) required to be delivered pursuant to such Security Documents and otherwise as may be reasonably requested by the Agent. Once any Person has been so designated as a Hasbro Company hereunder, such Person shall continue to be a Hasbro Company hereunder until the earlier of (i) the date on which such Person ceases to be a Subsidiary of the Company in accordance with the terms of 10.5.2 hereof or the last sentence of 9.6 hereof, and (ii) the date on which such Person shall have performed in full its obligations under the Loan Documents and the Loan Documents to which such Person is a party have ceased to be in force and effect.

     9.15. Ratings.

     Promptly upon the Company receiving notice of the issuance of any Rating or the change in any existing Rating, the Company shall give written notice of such Rating and of the resultant Rating to the Agent. The Agent promptly shall furnish copies of each of such notices to the Banks.

     9.16. Agency Account Agreements.

     The Company shall maintain, and shall cause Wizards of the Coast, Inc. and OddzOn, Inc. to maintain, the lock box account maintained by such Person with Bank of America, N.A. as of the date hereof, provided, however, if the Company, Wizards of the Coast, Inc. or OddzOn, Inc. terminates such lock box account pursuant to 10.13 or otherwise instructs account debtors or other obligors to remit payments to an account other than such lock box account, the Company, Wizards of the Coast, Inc. or OddzOn, Inc., as the case may be, shall have established new cash management arrangements on terms reasonably satisfactory to the Agent with financial institutions which have executed agency account agreements in form and substance reasonably satisfactory to the Agent.

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     9.17. Further Assurances.

     The Company and (solely with respect to the Hasbro SA Loans) Hasbro SA will cooperate with the Banks and execute such further instruments and documents as the Banks shall reasonably request to carry out to their reasonable satisfaction the transactions contemplated by this Agreement and the other Loan Documents.

                 10. CERTAIN NEGATIVE COVENANTS OF THE COMPANY.

     The Company covenants and agrees that, so long as any Loan, Unpaid Reimbursement Obligation, Letter of Credit or Note is outstanding or any Bank has any obligation to make any Loans or the Agent has any obligation to issue, extend or renew any Letters of Credit:

     10.1. Restrictions on Indebtedness.

     The Company will not permit any Operating Subsidiary of the Company to create, incur, assume, guarantee or be or remain liable with respect to, contingently or otherwise, any Indebtedness other than:

          (a) Intercompany Indebtedness of Operating Subsidiaries of the
     Company;

          (b) Indebtedness of Foreign Subsidiaries, provided that the aggregate amount of such Indebtedness guaranteed by the Company and outstanding at any time shall not exceed the sum of (i) the Foreign Sublimit and (ii) $25,000,000;

          (c) Subordinated Debt or other long term unsecured Indebtedness having a maturity at least one (1) year after the Final Maturity Date and providing for no payments of principal prior to the Final Maturity Date; provided that, in the case of the incurrence of additional Subordinated Debt or other long term unsecured Indebtedness by such Subsidiary after the Effective Date, (i) the Company applies the net cash proceeds of such additional Subordinated Debt or other long term unsecured Indebtedness in accordance with 2.10(a)(iii) and (ii) no Default or Event of Default has occurred and is continuing at the time of the incurrence of such additional Indebtedness or would result after giving effect thereto;

          (d) Indebtedness incurred in connection with the acquisition after the date hereof of any real or personal property by such Operating Subsidiary or under any

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     Capitalized Lease, provided that the aggregate principal amount of such
     Indebtedness of the Operating Subsidiaries shall not exceed the aggregate amount of $10,000,000 at any one time;

          (e) Indebtedness to the Banks and the Agent arising under any of the Loan Documents;

          (f) sales of receivables in connection with asset dispositions permitted under 10.5.2;

          (g) other Indebtedness existing on the date hereof and described on
     Schedule 10.1 hereto;

          (h) Indebtedness in respect of Interest Hedging Agreements in an aggregate amount not to exceed, in the case of Interest Hedging Agreements to which neither the Agent nor any Bank is a party, $75,000,000 outstanding at any time; and

          (i) other Indebtedness in an aggregate principal amount not to exceed $25,000,000 outstanding at any time.

     10.2. Restrictions on Liens.

     The Company will not, and will not permit any Subsidiary (other than any Foreign Subsidiary) to, (a) create or incur or suffer to be created or incurred or to exist any Lien upon any of its property or assets of any character whether now owned or hereafter acquired, or upon the income or profits therefrom; (b) transfer any of such property or assets or the income or profits therefrom for the purpose of subjecting the same to the payment of Indebtedness or performance of any other obligation in priority to payment of its general creditors; (c) acquire, or agree or have an option to acquire, any property or assets upon conditional sale or other title retention or purchase money security agreement, device or arrangement; or (d) sell, assign, pledge or otherwise transfer any "receivables" as defined in clause (g) of the definition of the term "Indebtedness," with or without recourse (except the conversion or exchange of accounts receivable into or for notes receivable in connection with the compromise or collection thereof, or as otherwise permitted by 10.5.2); provided that the Company or any of its Subsidiaries may create or incur or suffer to be created or incurred or to exist:

          (i) Liens to secure taxes, assessments and other government charges or claims for labor, material or

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     supplies, but only to the extent that and so long as the payment thereof shall not at the time be required to be made in accordance with 9.9 hereof;

          (ii) deposits or pledges made in connection with, or to secure payment of, worker's compensation, unemployment insurance, old age pensions or other social security or insurance-related obligations, or to secure the performance of bids, tenders, contracts (other than those relating to borrowed money) or leases (other than Capitalized Leases), or to secure statutory obligations or surety or appeal bonds, or to secure indemnity, performance or other similar bonds or obligations required in the ordinary course of business;

          (iii) Liens in respect of judgments or awards that have been in force for less than the applicable appeal period so long as execution is not levied thereunder or in respect of which the Company or the appropriate Subsidiary of the Company shall at the time in good faith be prosecuting an appeal or a proceeding for review and in respect of which a stay of execution shall have been obtained pending such appeal or review;

          (iv) Liens of carriers, warehousemen, mechanics and materialmen, and other like Liens arising in the ordinary course of business, in existence less than one hundred twenty (120) days from the date of creation thereof in respect of obligations not overdue or being contested in good faith by appropriate proceedings, with respect to which obligations the Company has set aside on its books reserves in accordance with GAAP;

          (v) encumbrances consisting of easements, rights of way, zoning restrictions, restrictions on the use of real property and defects and irregularities in the title thereto, landlord's or lessor's liens under leases to which the Company or a Subsidiary of the Company is a party, and other minor Liens, none of which in the opinion of the Company interferes materially with the use of the property affected in the ordinary conduct of the business of the Company and its Subsidiaries, which defects do not individually or in the aggregate have a material adverse effect on the business of the Hasbro Companies, considered as a whole;

          (vi) Liens consisting of purchase money security interests in or purchase money mortgages on real or personal property acquired after the date hereof to secure purchase money Indebtedness incurred in connection with the acquisition of such property or Capitalized Leases, which Liens cover only the real or personal property so acquired or leased provided that the aggregate amount of Indebtedness secured by such Liens and Capitalized Leases does not exceed $50,000,000 outstanding at any time;

          (vii) Liens existing on the date hereof and listed on Schedule 10.2 hereto;

          (viii) Liens securing the Secured Obligations in favor of the Agent for the benefit of the Banks and the Agent;

          (ix) Liens on the property or assets of a Person which becomes a Subsidiary of the Company after the date hereof securing Indebtedness of such Subsidiary permitted under 10.1 provided that (i) such Liens existed at the time such Person became such a Subsidiary and were not created in anticipation thereof and (ii) any such Lien is not spread to cover any property or assets of such Person after the time such person becomes a Subsidiary;

          (x) Liens existing on assets or properties at the time of the acquisition thereof by the Company or any Subsidiary of the Company which were not created in anticipation of the acquisition thereof by the Company or such Subsidiary, and which do not materially interfere with the use, occupancy, operation and maintenance of the property or assets subject thereto or extend to or cover any assets or property of the Company or such Subsidiary other than the assets or property being acquired or secure any Indebtedness not permitted under 10.1;

          (xi) any encumbrance or restriction (including, without limitation, put and call agreements and transfer restrictions, but not pledges) with respect to the Capital Stock of any joint venture or similar arrangement created pursuant to the joint venture or similar agreements with respect to such joint venture or similar arrangement;

          (xii) a Lien on the shares of Capital Stock of Infogrames and other related rights and interests to secure the Company's obligations under a collar or other hedging agreement between the Company and a third party reasonably satisfactory to the Agent to hedge against fluctuations in the price of such shares, provided that such agreement is on terms and conditions reasonably satisfactory to the Agent;

          (xiii) Liens on assets of any Foreign Subsidiary securing Indebtedness of any Foreign Subsidiary permitted by 10.1(b) or 10.1(i);

          (xiv) Liens on assets (other than the Collateral) to secure obligations in respect of Interest Hedging Agreements not to exceed, in the case of Interest Hedging Agreements to which neither the Agent nor any Bank is a party, $75,000,000 in aggregate amount at any time outstanding; and

          (xv) other Liens on assets (other than the Collateral) which secure obligations not exceeding $25,000,000 in aggregate amount at any time outstanding.

     10.3. Restrictions on Investments.

     The Company will not, and will not permit any of its Subsidiaries to, make or permit to exist or to remain outstanding any Investment except Investments in:

          (a) securities with maturities of one (1) year or less from the date of acquisition issued or fully guaranteed or insured by the United States Government or any agency thereof;

          (b) certificates of deposit and time deposits, bankers acceptances and overnight bank deposits of any Bank or of any commercial bank having capital and surplus in excess of $500,000,000;

          (c) repurchase obligations of any Bank or of any commercial bank having capital and surplus in excess of $500,000,000, having a term of not more than 30 days with respect to securities issued or fully guaranteed or insured by the United States Government or any agency or instrumentality thereof;

          (d) commercial paper of a domestic issuer rated at least "A2" or the equivalent thereof by Standard & Poor's or any successor rating agency or "P-2" or the equivalent thereof by Moody's or any successor rating agency (or if at such time neither is issuing ratings, then a comparable rating of such other nationally recognized rating agency as shall be approved by the Agent in its reasonable judgment)

          (e) securities with maturities of one (1) year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least "A" by Standard & Poor's or any successor rating agency or "A" by Moody's or any successor rating agency (or if at such time neither is issuing ratings, then a comparable rating of such other nationally recognized rating agency as shall be approved by the Agent in its reasonable judgment);

          (f) securities with maturities of one (1) year or less from the date of acquisition backed by standby letters of credit issued by any Bank or any commercial bank having capital and surplus in excess of $500,000,000;

          (g) shares of money market funds that are subject to the risk limiting conditions of Rule 2a-7 or any successor rule of the Securities and Exchange Commission under the Investment Company Act of 1940, as amended;

          (h) investments similar to any of the foregoing denominated in Dollars or foreign currencies approved by the board of directors or Treasurer of the Company, and in each case provided in clauses (a), (b) and (d) above, maturing within twelve (12) months after the date of acquisition;

          (i) Investments existing on the date hereof;

          (j) Investments arising from payments under (i) the Guaranty, (ii) guaranties of the Indebtedness of a Foreign Subsidiary permitted by 10.1(b), or (iii) the guaranty set forth in 27 of this Agreement;

          (k) Investments received as proceeds of asset dispositions permitted by 10.5.2;

          (l) Investments consisting of loans and advances to officers, directors and employees for moving, entertainment, travel and other similar expenses and other Investments in connection with the relocation of employees in the ordinary course of business;

          (m) Investments by the Company or a Subsidiary of the Company in Subsidiaries formed for the purpose of consummating Permitted Acquisitions or acquired in connection with Permitted Acquisitions;

          (n) Investments in the Company or any Subsidiary of the Company, provided that neither the Company nor any Restricted Subsidiary shall make any Investment in any Foreign Subsidiary unless (i) such Investment is in the ordinary course of business or is necessary in the reasonable judgment of management of the Company for the operation of the business of any Foreign Subsidiary or Foreign Subsidiaries or (ii) after giving effect to such Investment, all such Investments in Foreign Subsidiaries made pursuant to this subclause (ii) do not exceed $100,000,000 outstanding at such time;

          (o) Investments permitted by 10.5;

          (p) Investments in the nature of pledges, deposits or other Liens (i) with respect to leases or utilities provided to third parties in the ordinary course of business or (ii) otherwise described under 10.2;

          (q) Investments representing evidences of Indebtedness, securities or other property received from another Person in connection with any bankruptcy or proceeding or other reorganization of such other Person or as a result of foreclosure, perfection or enforcement of any Lien or exchange for evidences of Indebtedness, securities or other property of such other Person;

          (r) Investments constituting Capital Expenditures to the extent permitted by 11.4;

          (s) Investments under any forward contract, futures contract, swap, option or other financing agreement or arrangement (including, without limitation, caps, floors, collars and similar agreements), the value of which is dependent upon interest rates, currency exchange rates, commodities or other indices, to the extent permitted by 10.14;

          (t) Investments consisting of loans and advances to officers, directors or employees relating to indemnification or reimbursement of any officers, directors or employees in respect of liabilities relating to their serving in any such capacity; and

          (u) other Investments in an aggregate amount not to exceed $30,000,000 at any one time outstanding.

     10.4. Restricted Payments.

     The Company will not make any Restricted Payment; provided, however, so long as no Default or Event of Default then exists or would result from such payment, the Company may:

          (a) declare or pay dividends on or in respect of any shares of any class of Capital Stock of the Company in any fiscal year in an aggregate amount not to exceed the greater of the annual amount paid at the current quarterly rate of three cents ($0.03) per share by the Company and 25% of Consolidated Net Earnings for the prior fiscal year;

          (b) (i) for the period prior to December 1, 2002, repay, redeem or repurchase up to $50,000,000 aggregate principal amount of the Hasbro 2003 Notes, and (ii) for the period from December 1, 2002 to the maturity date of the Hasbro 2003 Notes, repay, redeem or repurchase all or any portion of the Hasbro 2003 Notes, provided that, in the case of this clause (ii), (A) no such repayment, redemption or repurchase may be made with the proceeds of the Loans and (B) immediately prior to and after giving effect to such repayment, redemption or repurchase, the Outstanding amount of the Company Loans equals $0;

          (c) repay, redeem or repurchase the remaining outstanding portion of the Hasbro 2003 Notes on or after the maturity date thereof, provided, however, in no event may such repayment, redemption or repurchase be made using proceeds of the Loans in an amount greater than $100,000,000;

          (d) repay, redeem or repurchase any Indebtedness with (i) any proceeds of any Refinancing Indebtedness or (ii) subject to 2.10(II), no more than fifty percent (50%) of the Net Cash Sale Proceeds of any Material Asset Sale; and

          (e) make other Restricted Payments in any fiscal year in an aggregate amount not to exceed $15,000,000.

     10.5. Merger, Consolidation and Disposition of Assets.

          10.5.1. Mergers and Acquisitions.

          The Company will not, and will not permit any of its Subsidiaries to, become a party to any merger, amalgamation or consolidation, or agree to or effect any acquisition of at least a majority of the assets or Capital Stock of any Person, or any business unit or product line thereof (other than the acquisition of assets in the ordinary course of business consistent with past practices) except:

               (a) the merger or consolidation of one (1) or more of the Subsidiaries of the Company with and into the Company, or the merger or consolidation of two (2) or more Subsidiaries of the Company; provided that if any of the parties to such merger or consolidation is a Restricted Subsidiary, the survivor of such merger or consolidation shall be a Restricted Subsidiary or the Company; or

               (b) the acquisition of stock or other securities of, or any assets of, any Person, provided that:

                    (i) no Default or Event of Default has occurred and is
               continuing or would result from such acquisition;

                    (ii) not less than five (5) Business Days prior to the
               consummation of such proposed acquisition, the Company shall have delivered to the Agent a Compliance Certificate demonstrating pro forma compliance with the financial covenants set forth in 11 hereof; and

                    (iii) the aggregate purchase price for all such acquisitions shall not exceed (A) $25,000,000 for the period from the Effective Date through the first anniversary of the Effective Date, (B) $35,000,000 for the period from the day immediately following the first anniversary of the Effective Date through the second anniversary of the Effective Date and (C) $50,000,000 for the period from the day immediately following the second anniversary of the Effective Date through the Final Maturity Date (and any portion of any amount not utilized in any such period shall be carried over to increase the amount permitted in any subsequent period); provided that, (1)(x) the limitations set forth in clauses (A), (B) and (C) above shall not apply to any such acquisition consummated after the occurrence of an Investment Grade Rating Event and prior to the subsequent occurrence, if any, of a Investment Grade Rating

               Non-Event (an "Investment Grade Acquisition"), (y) the aggregate purchase price for all Investment Grade Acquisitions consummated in any period described in clause (A), (B) or (C) above shall not exceed $100,000,000 for such period (and any portion of any amount not utilized in any such period shall be carried over to increase the amount permitted in any subsequent period), and (z) in the event of any such subsequent occurrence of any Investment Grade Rating Non-Event, the limitations set forth in clauses (A),
               (B) and (C) above shall apply to any such acquisition consummated after such occurrence and prior to the subsequent occurrence of an Investment Grade Rating Event, and (2) any earnout payments in respect of assets or business acquired prior to the Effective Date shall not be included in the calculation of any amount described in this clause (iii); or

               (c) the acquisition of Capital Stock of any Subsidiary of the Company existing on the Effective Date from any then existing minority holder thereof.

          10.5.2. Disposition of Assets.

          The Company will not, and will not permit any of its Subsidiaries to, become a party to or agree to or effect any disposition or swap of assets, other than (a) the sale of inventory, (b) the licensing of intellectual property, (c) the disposition of obsolete or other assets not necessary for the operation of the Company's or such Subsidiary's business, in each case in the ordinary course of business, (d) Asset Sales provided that in the case of such Asset Sale, (i) no Default or Event of Default has occurred and is continuing or would result from such Asset Sale and, (ii) to the extent required thereunder, the Net Cash Sale Proceeds are applied to the Loans as set forth in 2.10(a)(i); (e) the sale or discount by any Foreign Subsidiary with or without recourse of accounts receivable or notes receivable arising in the ordinary course of business, or the conversion or exchange of accounts receivable into or for notes receivable in connection with the compromise or collection thereof, (f) disposition of assets by the Company to any of its Restricted Subsidiaries or by any Subsidiary to the Company or any of its Restricted Subsidiaries, or by any Foreign Subsidiary to the Company or any Subsidiary, (g) the abandonment, sale or other disposition of intellectual property that, in the reasonable judgment of the Company, is no longer economically practicable to maintain or useful in the conduct of the business of the Hasbro Companies taken as a whole, (h) any sale or disposition of any claim as a creditor in a bankruptcy or similar proceeding in the ordinary course of business, and (i) any Specified Sale. Nothing in this 10.5.2 shall prevent the Company from discontinuing the operation and maintenance of any of its properties, or those of its Subsidiaries, or from dissolving or liquidating any Subsidiary or from consolidating or merging any Subsidiary with or into another Subsidiary or with and into the Company, if such discontinuance, dissolution or liquidation, consolidation or merger is, in the judgment of the Company, desirable in the conduct of the business of the Company and its Subsidiaries on a consolidated basis and does not in the aggregate have a Material Adverse Effect.

     10.6. Sale and Leaseback.

     The Company will not, and will not permit any of its Subsidiaries (other than a Foreign Subsidiary) to, enter into any arrangement, directly or indirectly, whereby the Company or any Subsidiary of the Company shall sell or transfer any property owned by it in order then or thereafter to lease such property or lease other property that the Company or any Subsidiary of the Company intends to use for substantially the same purpose as the property being sold or transferred, except in connection with any Asset Sale permitted under 10.5.2.

     10.7. Compliance with Environmental Laws.

     Except as would not reasonably be expected to result in a Material Adverse Effect, the Company will not, and will not permit any of its Subsidiaries to,
(a) use any of the Real Estate or any portion thereof for the handling, processing, storage or disposal of Hazardous Substances except to the extent required by its day-to-day operations and in all instances in compliance with applicable Environmental Laws, (b) cause or permit to be located on any of the Real Estate any underground tank or other underground storage receptacle for Hazardous Substances, (c) generate any Hazardous Substances on any of the Real Estate except to the extent required by its day-to-day operations and in all instances in compliance with applicable Environmental Laws, (d) conduct any activity at any Real Estate or use any Real Estate in any manner so as to cause a release (i.e. releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, disposing or dumping) or threatened release of Hazardous Substances on, upon or into the Real Estate or (e) otherwise conduct any activity at any Real Estate or use any Real Estate in any manner that would violate any Environmental Law or bring such Real Estate in violation of any Environmental Law.

     10.8. Subordinated Debt.

     The Company will not permit any Operating Subsidiary to amend, supplement or otherwise modify (a) the subordination terms of any of the Subordinated Debt or (b) any other terms of any of the Subordinated Debt, the effect of which would be to shorten maturity or average weighted life, increase pricing or amount, make covenants or default provisions more restrictive, add covenants or default provisions, or otherwise make such Subordinated Debt materially more burdensome to the such Operating Subsidiary or in any manner be materially adverse to the interests of the Banks and the Agent, or prepay, redeem or repurchase any of the Subordinated Debt or send any irrevocable notice of prepayment, redemption or repurchase to holders of any Subordinated Debt.

     10.9. Employee Benefit Plans.

     Neither the Company nor any ERISA Affiliate will:

          (a) engage in any "prohibited transaction" within the meaning of 406 of ERISA or 4975 of the Code which could result in a material liability for the Company or any of its Subsidiaries; or

          (b) permit any Guaranteed Pension Plan to incur an "accumulated funding deficiency", as such term is defined in 302 of ERISA, whether or not such deficiency is or may be waived; or

          (c) fail to contribute to any Guaranteed Pension Plan to an extent which, or terminate any Guaranteed Pension Plan in a manner which, could result in the imposition of a lien or encumbrance on the assets of the Company or any of its Subsidiaries pursuant to 302(f) or 4068 of ERISA; or

          (d) amend any Guaranteed Pension Plan in circumstances requiring the posting of security pursuant to 307 of ERISA or 401(a)(29) of the Code;

          (e) permit or take any action which would result in the aggregate benefit liabilities (with the meaning of 4001 of ERISA) of all Guaranteed Pension Plans exceeding the value of the aggregate assets of such Plans by more than $15,000,000 at any time, disregarding for this purpose the benefit liabilities and assets of any such Plan with assets in excess of benefit liabilities; or

          (f) permit or take any action which would contravene any Applicable Pension Legislation in the United States, except as such action would not be reasonably likely to result in a Material Adverse Effect.

     10.10. Business Activities.

     The Company will not, and will not permit any of its Subsidiaries to, engage directly or indirectly (whether through Subsidiaries or otherwise) in any type of business other than the businesses conducted by them on the Effective Date and in related businesses.

     10.11. Transactions with Affiliates.

     The Company will not, and will not permit any of its Subsidiaries to, engage in any material transaction with any Affiliate that is not the Company or a Restricted Subsidiary (other than in connection with services as employees, officers and directors), including any material contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any such Affiliate or, to the knowledge of the Company, any corporation, partnership, trust or other entity in which any such Affiliate has a substantial interest or is an officer, director, trustee or partner, on terms materially more favorable to such Person than would have been obtainable on an arm's-length basis in the ordinary course of business excluding (a) any transaction with an Affiliate controlled by the Company entered into in the ordinary course of business, (b) Restricted Payments that otherwise comply with this Agreement and (c) any transaction relating to the issuance of any class of Capital Stock of the Company.

     10.12. Restrictions on Negative Pledges.

     The Company will not, nor will it permit any of its Subsidiaries to, except for those existing agreements set forth and described on Schedule 10.12, enter into or permit to exist any arrangement or agreement (excluding this Agreement, and the

Loan Documents and except any industrial revenue or development bonds, agreements governing any purchase money liens, acquisition agreements or Capitalized Leases or operating leases entered into in the ordinary course of business otherwise permitted hereby (in which case any prohibition or limitation shall only be effective against the assets that are, or are to be, financed, acquired or leased thereby)) which directly or indirectly prohibits the Company or any of its Subsidiaries from creating, assuming or incurring any Lien in favor of the Banks or the Agent upon its properties, revenues or assets or those of any of its Subsidiaries whether now owned or hereafter acquired.

     10.13. Cash Management.

     The Company will not, and will not permit Wizards of the Coast, Inc. or OddzOn, Inc. to, (a) terminate such Person's existing lock box account arrangements with Bank of America, N.A., or (b) instruct account debtors or other obligors to remit payments to an account other than the lock box account referenced in clause (a) above, in each case without providing at least thirty
(30) days prior written notice to the Agent.

     10.14. Hedging Agreements.

     The Company will not, and will not permit any of its Subsidiaries to, enter into any Hedging Agreements, other than in the ordinary course of business and not for purposes of speculation.

                            11. FINANCIAL COVENANTS.

     The Company covenants and agrees that, so long as any Loan, Unpaid Reimbursement Obligation, Letter of Credit or Note is outstanding or any Bank has any obligation to make any Loans or the Agent has any obligation to issue, extend or renew any Letters of Credit:

     11.1. Minimum EBITDA.

     The Company will not permit EBITDA for any Reference Period ending with the fiscal quarter referenced in the table below to be less than the amount set forth in the table below opposite such fiscal quarter in such table:


      Fiscal Quarter Ending:           EBITDA
     First Quarter 2002             $355,000,000

     Second Quarter 2002            $360,000,000
     Third Quarter 2002             $330,000,000
     Fourth Quarter 2002            $325,000,000
     First Quarter 2003             $340,000,000
     Second Quarter 2003            $345,000,000
     Third Quarter 2003             $360,000,000
     Fourth Quarter 2003            $400,000,000
     First Quarter 2004             $425,000,000
     Second Quarter 2004            $425,000,000
     Third Quarter 2004             $425,000,000
     Fourth Quarter 2004            $425,000,000

     11.2. Total Funded Debt to EBITDA.

     The Company will not permit the ratio of Consolidated Total Funded Debt at the end of any fiscal quarter set forth in the table set forth below to EBITDA for the Reference Period then ended to exceed the ratio set forth opposite such fiscal quarter set forth in table below:


      Fiscal Quarter Ending:            Ratio
     First Quarter 2002               3.10:1.00
     Second Quarter 2002              3.60:1.00
     Third Quarter 2002               4.40:1.00
     Fourth Quarter 2002              3.50:1.00
     First Quarter 2003               2.75:1.00
     Second Quarter 2003              3.15:1.00
     Third Quarter 2003               3.60:1.00
     Fourth Quarter 2003              2.00:1.00
     First Quarter 2004               2.00:1.00
     Second Quarter 2004              2.25:1.00
     Third Quarter 2004               2.75:1.00
     Fourth Quarter 2004              2.00:1.00

     11.3. Minimum Interest Coverage Ratio.

     The Company will not permit, for any Reference Period ending with the fiscal quarter referenced in the table below, the ratio of (a) EBITDA for such period to (b) Consolidated Total Interest Expense for such period to be less than the ratio set forth in the table below opposite such fiscal quarter in such table:


      Fiscal Quarter Ending:            Ratio
     First Quarter 2002               3.65:1.00

     Second Quarter 2002              3.90:1.00
     Third Quarter 2002               3.90:1.00
     Fourth Quarter 2002              4.00:1.00
     First Quarter 2003               4.60:1.00
     Second Quarter 2003              5.10:1.00
     Third Quarter 2003               5.85:1.00
     Fourth Quarter 2003              7.00:1.00
     First Quarter 2004               7.50:1.00
     Second Quarter 2004              7.50:1.00
     Third Quarter 2004               7.50:1.00
     Fourth Quarter 2004              7.50:1.00

     11.4. Capital Expenditures.

     During any fiscal year referenced in the table set forth below, the Company will not, and will not allow any of its Subsidiaries to, make Capital Expenditures that exceed the aggregate amount set forth in the table below opposite such period in such table:


       Fiscal Year Ending:              Amount
     December 2002                   $90,000,000
     December 2003                   $100,000,000
     December 2004                   $110,000,000

                        12. CONDITIONS TO EFFECTIVENESS.

     The obligations of the Banks to convert the outstanding Syndicated Loans under the Existing Credit Agreement to Syndicated Loans hereunder and to make the initial Syndicated Loans, the Swing Line Bank to make the initial Swing Line Loans and of the Agent to issue any initial Letters of Credit shall be subject to the satisfaction of the following conditions precedent on or prior to March 30, 2002:

     12.1. Loan Documents, etc.

     (a) Each of the Loan Documents shall have been duly and properly authorized, executed and delivered by the respective party or parties thereto and shall be in full force and effect on and as of the Effective Date. The Agent
(i) shall have accepted delivery in Boston, Massachusetts of each of the duly executed Loan Documents from each of the other parties thereto, and (ii) shall have duly and properly executed each of the Loan Documents, to which it is a party, in Boston, Massachusetts.

     (b) Executed original counterparts of each of the Loan Documents (other than the Notes) shall have been furnished to each Bank or the Agent in sufficient copies for each Bank and an executed copy of the Notes for each Bank shall have been delivered to such Bank.

     12.2. Performance, etc.

     Each of the Hasbro Companies and Hasbro SA shall have duly and properly performed, complied with and observed each of the covenants, agreements and obligations to be performed, complied with or observed by it on or prior to such date contained in the Loan Documents. No event shall have occurred on or prior to the Effective Date and be continuing on such Effective Date, and no condition shall exist on such Effective Date, which constitutes a Default or an Event of Default.

     12.3. Certified Copies of Charter Documents.

     Each Bank or the Agent (in sufficient copies for each Bank) shall have received from each of the Hasbro Companies and Hasbro SA a copy, each of which shall have been certified by a duly authorized officer of such Person to be true and complete on and as of the Effective Date, of each of (a) the charter or other incorporation documents of such Person in effect on such date of certification, and (b) the by-laws or equivalent governing document of such Person as in effect on such date.

     12.4. Proof of Corporate Action.

     The Agent shall have received from each of the Hasbro Companies and Hasbro SA copies for each Bank, certified by a duly authorized officer of such Person to be true and complete on and as of the Effective Date, of the records of all corporate action taken by such Person to authorize (a) its execution and delivery of each of the Loan Documents to which it is or is to become a party,
(b) its performance of all of its agreements and obligations under each of the Loan Documents, and (c) in the case of the Company and Hasbro SA, the borrowings contemplated by this Agreement.

     12.5. Incumbency Certificates.

     The Agent shall have received from each of the Hasbro Companies and Hasbro SA copies for each Bank of an original incumbency certificate, dated as of the Effective Date signed by a duly authorized officer of such Person and giving the name and bearing a specimen signature of certain individuals who shall be

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authorized: (i) to sign, in the name and on behalf of such Person, each of the
Loan Documents to which it is or is to become a party; and (ii) to give notices to make application for the Loans and Letters of Credit and to take other action on behalf of such Person under the Loan Documents.

     12.6. Proceedings and Documents.

     All corporate, governmental and other proceedings in connection with the transactions contemplated by the Loan Documents, and all instruments and documents incidental thereto, shall be in form and substance reasonably satisfactory to the Agent and the Agent shall have received all such counterpart originals or certified or other copies of all such instruments and documents as the Agent shall have reasonably requested.

     12.7. Validity of Liens.

     The Security Documents shall be effective to create in favor of the Agent, for the benefit of the Agent and the Banks, a legal, valid and enforceable first priority (except for Permitted Liens entitled to priority under applicable law) security interest in and Lien upon the Collateral, as and to the extent provided therein. All filings, recordings, deliveries of instruments and other actions necessary or desirable in the reasonable opinion of the Agent to protect and preserve such security interests shall have been duly effected or arrangements to effect the same shall have been made reasonably satisfactory to the Agent. The Agent shall have received evidence thereof in form and substance satisfactory to the Agent.

     12.8. Certificates of Insurance.

     The Agent shall have received certificates of insurance from an independent insurance broker dated as of the Effective Date or such earlier date as may be reasonably satisfactory to the Agent, identifying insurers, types of insurance, insurance limits, and policy terms, and otherwise describing the insurance obtained in accordance with the provisions of the Security Agreements.

     12.9.  Agency Account Agreements.

     The Agent shall have received amended agency account agreements, in form and substance reasonably satisfactory to the Agent, executed by Bank of America, N.A. and the Company or Wizards of the Coast, Inc., concerning the Agent's security interest in the lock box accounts maintained by the Company and Wizards of the Coast, Inc., therewith.

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     12.10. Legal Opinions.

     Each of the Banks and the Agent shall have received a favorable legal opinion addressed to the Banks and the Agent, dated as of the Effective Date, in form and substance reasonably satisfactory to the Banks and the Agent, from (a) Barry Nagler, Esq., Senior Vice President and General Counsel of the Company, and (b) Debevoise & Plimpton, special counsel to the Company.

     12.11. Payment of Fees.

     The Company shall have paid to the Banks or the Agent, as appropriate, the Closing Fees and the Agent's Fee pursuant to 7.1 and 7.2, respectively.

     12.12. Legality of Transactions.

     No change in applicable law shall have occurred as a consequence of which it shall have become and continue to be unlawful (a) for any Bank to perform any of its agreements or obligations under any of the Loan Documents to which it is a party on the Effective Date or (b) for the Company to perform any of its material agreements or obligations under any of the Loan Documents to which it is a party on the Effective Date.

                            13. CONDITIONS TO LOANS.

     13.1. Conditions to Loans to the Company.

     The obligations of the Banks to make any Syndicated Loan, the Swing Line Bank to make any Swing Line Loan, and of the Agent to issue, extend or renew any Letter of Credit, in each case to or for the account of the Company and whether on or after the Effective Date, shall also be subject to the satisfaction of the following conditions precedent:

          13.1.1. Legality of Transactions.

          With respect to any such obligation of any Bank, it shall not be unlawful (a) for such Bank to perform any of its agreements or obligations under any of the Loan Documents to which such Bank is a party on the Drawdown Date of such Loans, or (b) for any of the Hasbro Companies to perform any of its material agreements or obligations under any of the Loan Documents to which it is a party on such date.

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          13.1.2. Representations and Warranties.

          Each of the representations and warranties made by or on behalf of the Company and its Subsidiaries to the Banks in this Agreement or any other Loan Document (other than representations and warranties made by Hasbro SA to the Banks in this Agreement or any other Loan Document) shall be true and correct in all material respects when made and shall for all purposes of this Agreement, be deemed to be repeated on and as of the date of the Company's notice of borrowing for such Loan on and as of the Drawdown Date of such Loan, or the issuance, extension or renewal of such Letter of Credit, and shall be true and correct in all material respects on and as of each of such dates, except, in each case, as affected by the consummation of the transactions contemplated by the Loan Documents or to the extent representations and warranties expressly referring to an earlier date shall relate to such earlier date.

          13.1.3. Performance, etc.

          Each of the Hasbro Companies shall have duly and properly performed, complied with and observed in all material respects each of its covenants, agreements and obligations contained in 9 and 10 hereof, and shall have duly and properly performed, complied with and observed in all material respects its covenants, agreements, and obligations in all other articles of this Agreement and any of the other Loan Documents to which it is a party or by which it is bound on the Drawdown Date for such Loan or the date of the issuance, extension or renewal of such Letter of Credit. No event shall have occurred on or prior to such date and be continuing on such date, and no condition shall exist on such date, which constitutes a Default or an Event of Default.

          13.1.4. Proceedings and Documents.

          All corporate, governmental and other proceedings in connection with the transactions contemplated by the Loan Documents and all instruments and documents incidental thereto shall be in form and substance reasonably satisfactory to the Agent and the Agent shall have received all such counterpart originals or certified or other copies of all such instruments and documents as the Agent shall have reasonably requested.

          13.1.5. Loan Documents.

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          Each of the Loan Documents required by 9.14 hereof shall have been duly and properly authorized, executed and delivered by the respective party or parties thereto and shall be in full force and effect on and as of such date.

     13.2. Conditions to Loans to Hasbro SA.

     The obligations of the Banks to make any Hasbro SA Loan after the Effective Date shall be subject to the satisfaction of the following conditions precedent:

          13.2.1. Legality of Transactions.

          With respect to any such obligation of any Bank, it shall not be unlawful (a) for such Bank to perform any of its agreements or obligations under any of the Loan Documents to which such Bank is a party on the Drawdown Date of such Loans, or (b) for Hasbro SA or any of the Hasbro Companies to perform any of its material agreements or obligations under any of the Loan Documents to which it is a party on such date.

          13.2.2. Representations and Warranties.

          Each of the representations and warranties made by or on behalf of the Company and its Subsidiaries (including Hasbro SA) to the Banks in this Agreement or any other Loan Document shall be true and correct in all material respects when made and shall for all purposes of this Agreement, be deemed to be repeated on and as of the date of Hasbro SA's notice of borrowing for such Loan on and as of the Drawdown Date of such Loan, and shall be true and correct in all material respects on and as of each of such dates, except, in each case, as affected by the consummation of the transactions contemplated by the Loan Documents or to the extent representations and warranties expressly referring to an earlier date shall relate to such earlier date.

          13.2.3.  Performance, etc.

          Hasbro SA and each of the Hasbro Companies shall have duly and properly performed, complied with and observed in all material respects each of its respective covenants, agreements and obligations contained in 9 and 10 hereof, and shall have duly and properly performed, complied with and observed in all material respects its covenants, agreements, and obligations in all other articles of this

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     Agreement and any of the other Loan Documents to which it is a party or by which it is bound on the Drawdown Date for such Loan. No event shall have occurred on or prior to such date and be continuing on such date, and no condition shall exist on such date, which constitutes a Default or an Event of Default.

          13.2.4. Proceedings and Documents.

          All corporate, governmental and other proceedings in connection with the transactions contemplated by the Loan Documents and all instruments and documents incidental thereto shall be in form and substance reasonably satisfactory to the Agent and the Agent shall have received all such counterpart originals or certified or other copies of all such instruments and documents as the Agent shall have reasonably requested.

          13.2.5.  Loan Documents.

          Each of the Loan Documents required by 9.14 hereof shall have been duly and properly authorized, executed and delivered by the respective party or parties thereto and shall be in full force and effect on and as of such date.

          13.2.6. No Defaults.

          None of the following events shall have occurred and be continuing:

               (a) Hasbro SA shall fail to pay at maturity, or within any applicable period of grace, any Indebtedness for borrowed money or credit received or in respect of any Capitalized Leases or in respect of any guaranties by Hasbro SA of any such Indebtedness of another Person, or fail to observe or perform any material term, covenant or agreement contained in any agreement by which it is bound, evidencing or securing Indebtedness for borrowed money or credit received or in respect of any Capitalized Leases for such period of time as would permit (assuming the giving of appropriate notice if required) the holder or holders thereof or of any obligations issued thereunder to accelerate the maturity thereof, or to rescind the purchase of any such obligations, and the aggregate amount of all of such Indebtedness for borrowed money or credit received or in respect of any Capitalized Leases of Hasbro SA or in respect of any guaranties by

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          Hasbro SA of any such Indebtedness of another Person in respect of which any one or more of such defaults or failures shall at any time be continuing under any one or more of such agreements shall exceed $25,000,000 at any one time;

               (b) Hasbro SA makes an assignment for the benefit of creditors, or admits in writing its inability to pay or generally fails to pay its debts as they mature or become due, or petitions or applies for the appointment of a trustee or other custodian, liquidator or receiver of Hasbro SA or of any substantial part of the assets of Hasbro SA, or commences any case or other proceeding relating to Hasbro SA under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law of any jurisdiction now or hereafter in effect, or takes any action to authorize or in furtherance of any of the foregoing, or if any such petition or application is filed or any such case or other proceeding is commenced against Hasbro SA and Hasbro SA indicates its approval thereof, consent thereto or acquiescence therein or such petition or application shall not have been dismissed within forty-five (45) days following the filing thereof;

               (c) a decree or order is entered appointing any such trustee, custodian, liquidator or receiver or adjudicating Hasbro SA bankrupt or insolvent, or approving a petition in any such case or other proceeding, or a decree or order for relief is entered in respect of Hasbro SA in an involuntary case under federal bankruptcy laws as now or hereafter constituted; or

               (d) there shall remain in force, undischarged, unsatisfied and unstayed, for more than thirty (30) days, whether or not consecutive, any final judgment against Hasbro SA which, with other outstanding final judgments, undischarged, unsatisfied and unstayed, against Hasbro SA exceeds in the aggregate $25,000,000.

                      14. EVENTS OF DEFAULT; ACCELERATION.

     14.1. Remedies Upon Default.

     If any of the following events ("Events of Default" or, if the giving of notice or the lapse of time or both is required,

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then, prior to such notice and/or lapse of time, "Defaults") shall occur:

          (a) if the Company shall fail to pay any principal of the Company Loans, or the Company and Hasbro SA shall each fail to pay any principal of the Hasbro SA Loans, when the same shall become due and payable, whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment;

          (b) if the Company shall fail to pay any interest on the Company Loans or the Unpaid Reimbursement Obligations, any Fees hereunder, or other sums due hereunder, or the Company and Hasbro SA shall each fail to pay interest on the Hasbro SA Loans, in each case within three (3) Business Days after the date on which the same shall become due and payable whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment;

          (c) if (i) the Company shall fail to comply with any of its covenants contained in 9.2, 9.5, 9.6, the first sentence of 9.7, 9.13, 9.14, 10 or 11, or (ii) Hasbro SA shall fail to comply with its covenant contained in 9.2;

          (d) if (i) the Company shall fail to comply with any of its covenants contained in 9.10 or 9.17, or (ii) Hasbro SA shall fail to comply with its covenant in 9.17, and in each case such failure shall continue for a period of ten (10) days;

          (e) if any of the Hasbro Companies and/or Hasbro SA shall fail to perform any term, covenant or agreement contained in any of the Loan Documents (other than those specified in subsections (a), (b), (c) and (d) above) for twenty (20) days after written notice of such failure has been given to the Company by the Agent;

          (f) if any representation or warranty of any of the Hasbro Companies and/or Hasbro SA in any of the Loan Documents or in any document or instrument delivered pursuant to or in connection with this Agreement shall prove to have been false in any material respect upon the date when made or deemed to have been made or repeated;

          (g) if any of the Hasbro Companies shall fail to pay at maturity, or within any applicable period of grace, any Indebtedness for borrowed money or credit received or in respect of any Capitalized Leases or in respect of any guaranties by such Hasbro Company of any such Indebtedness of another Person, or fail to observe or perform any material term, covenant or agreement contained in any agreement by which it is bound, evidencing or securing Indebtedness for borrowed money or credit received or in respect of any Capitalized Leases for such period of time as would permit (assuming the giving of appropriate notice if required) the holder or holders thereof or of any obligations issued thereunder to accelerate the maturity thereof, or to rescind the purchase of any such obligations, and the aggregate amount of all of such Indebtedness for borrowed money or credit received or in respect of any Capitalized Leases of the Hasbro Companies or in respect of any guaranties by any Hasbro Company of any such Indebtedness of another Person in respect of which any one or more of such defaults or failures shall at any time be continuing under any one or more of such agreements shall exceed $25,000,000 at any one time;

          (h) if any of the Hasbro Companies makes an assignment for the benefit of creditors, or admits in writing its inability to pay or generally fails to pay its debts as they mature or become due, or petitions or applies for the appointment of a trustee or other custodian, liquidator or receiver of any of the Hasbro Companies or of any substantial part of the assets of any of the Hasbro Companies, or commences any case or other proceeding relating to any of the Hasbro Companies under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law of any jurisdiction now or hereafter in effect, or takes any action to authorize or in furtherance of any of the foregoing, or if any such petition or application is filed or any such case or other proceeding is commenced against any of the Hasbro Companies and the such Person indicates its approval thereof, consent thereto or acquiescence therein or such petition or application shall not have been dismissed within forty-five (45) days following the filing thereof;

          (i) if a decree or order is entered appointing any such trustee, custodian, liquidator or receiver or adjudicating any of the Hasbro Companies bankrupt or insolvent, or approving a petition in any such case or other proceeding, or a decree or order for relief is entered in respect of any of the Hasbro Companies in an involuntary case under federal bankruptcy laws as now or hereafter constituted;

          (j) if there shall remain in force, undischarged, unsatisfied and unstayed, for more than thirty (30) days, whether or not consecutive, any final judgment against any of the Hasbro Companies which, with other outstanding final judgments undischarged, unsatisfied and unstayed against the Hasbro Companies exceeds in the aggregate $25,000,000;

          (k) the holders of all or any part of the Subordinated Debt shall accelerate the maturity of all or any part of the Subordinated Debt, the Subordinated Debt shall be repaid, redeemed or repurchased in whole or in part or an offer to repay, redeem or repurchase the Subordinated Debt in whole or in part shall have been made;

          (l) (i) if any of the Loan Documents shall be cancelled, terminated, revoked or rescinded or the Agent's Liens in a material portion of the Collateral shall cease to be perfected (other than by the Agent's failure to file Uniform Commercial Code financing statements delivered by the Company or any Restricted Subsidiary, as applicable, or to make any required filings delivered by the Company or any Restricted Subsidiary with the United States Patent and Trademark Office or the United States Copyright Office or to continue such Uniform Commercial Code financing statements or filings with the United States Patent and Trademark Office or United States Copyright Office in accordance with applicable law), or shall cease to have the priority contemplated by the Security Documents, in each case otherwise than in accordance with the terms thereof or with the express prior written agreement, consent or approval of the Banks in accordance with 23, or (ii) any action at law, suit or in equity or other legal proceeding to cancel, revoke or rescind any of the Loan Documents shall be commenced by any of the Hasbro Companies and/or Hasbro SA party thereto, or (iii) any court or any other governmental or regulatory authority or agency of competent jurisdiction shall make a determination that, or issue a judgment, order, decree or ruling to the effect that ,any one or more of the Loan Documents is illegal, invalid or unenforceable in accordance with the terms thereof and such judgment, order, decree or ruling shall continue in full force and effect for a period of thirty (30) days;

          (m) there shall occur any loss, theft, destruction of, or material damage to the Inventory included in the Collateral resulting in an uninsured loss in excess of

     $20,000,000 during any one policy period, or any strike, lockout, labor dispute, embargo, condemnation, act of God or public enemy, or other casualty, which in any such case causes, for more than fifteen (15) consecutive days, the cessation or substantial curtailment of revenue producing activities at any facility of the Company or any of its Subsidiaries if such event or circumstance is not covered by business interruption insurance and would have a Material Adverse Effect;

          (n) the Company or any ERISA Affiliate incurs any liability to the PBGC or a Guaranteed Pension Plan pursuant to Title IV of ERISA in an aggregate amount exceeding $15,000,000, or the Company or any ERISA Affiliate is assessed withdrawal liability pursuant to Title IV of ERISA by a Multiemployer Plan requiring aggregate annual payments exceeding $5,000,000, or any of the following occurs with respect to a Guaranteed Pension Plan: (i) an ERISA Reportable Event, or a failure to make a required installment or other payment (within the meaning of 302(f)(1) of ERISA), provided that such event (A) would be expected to result in liability of the Company or any of its Subsidiaries to the PBGC or such Guaranteed Pension Plan in an aggregate amount exceeding $15,000,000 and
     (B) would constitute grounds for the termination of such Guaranteed Pension Plan by the PBGC, for the appointment by the appropriate United States District Court of a trustee to administer such Guaranteed Pension Plan or for the imposition of a lien in favor of such Guaranteed Pension Plan; or
     (ii) the appointment by a United States District Court of a trustee to administer such Guaranteed Pension Plan; or (iii) the institution by the PBGC of proceedings to terminate such Guaranteed Pension Plan;

          (o) a Change of Control shall occur; or

          (p) Hasbro SA shall no longer qualify as a Wholly Owned Subsidiary;

then, and in any such event, so long as the same may be continuing, the Agent may, and upon the request of the Majority Banks shall, by notice in writing to the Company declare all amounts owing with respect to this Agreement and the Notes and the other Loan Documents and all Reimbursement Obligations to be, and they shall thereupon forthwith become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Company and Hasbro SA; provided that in the event of any Event of Default specified in 14.1(h) or 14.1(i) hereof, all such amounts shall become immediately due and payable automatically and without any requirement of notice from the Agent or any Bank.

     14.2. Termination of Commitments.

     If any one or more of the Events of Default specified in 14.1(h) or 14.1(i) shall occur, any unused portion of the credit hereunder shall forthwith terminate and each of the Banks shall be relieved of all further obligations to make Loans to the Company and/or Hasbro SA and the Agent shall be relieved of all further obligations to issue, extend or renew Letters of Credit. If any other Event of Default shall have occurred and be continuing, the Agent may and, upon the request of the Majority Banks, shall, by notice to the Company and Hasbro SA, terminate the unused portion of the credit hereunder, and upon such notice being given such unused portion of the credit hereunder shall terminate immediately and each of the Banks shall be relieved of all further obligations to make Loans and the Agent shall be relieved of all further obligations to issue, extend or renew Letters of Credit. No termination of the credit hereunder shall relieve the Company or any of its Subsidiaries of any of the Obligations.

     14.3. Remedies.

     In case any one or more of the Events of Default shall have occurred and be continuing, and whether or not the Banks shall have accelerated the maturity of the Loans pursuant to 14.1, each Bank, if owed any amount with respect to the Loans or the Reimbursement Obligations, may, with the consent of the Majority Banks but not otherwise, proceed to protect and enforce its rights by suit in equity, action at law or other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Agreement and the other Loan Documents or any instrument pursuant to which the Obligations to such Bank are evidenced, including as permitted by applicable law the obtaining of the ex parte appointment of a receiver, and, if such amount shall have become due, by declaration or otherwise, proceed to enforce the payment thereof or any other legal or equitable right of such Bank. No remedy herein conferred upon any Bank or the Agent or the holder of any Note or purchaser of any Letter of Credit Participation is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or any other provision of law.

     14.4. Certain Rights of Cure.

     (a) Any Default or Event of Default may be waived as provided by 23 hereof and any Default or Event of Default so waived shall be deemed to have been cured and not to be continuing, and upon such waiver the Company, Hasbro SA and each of the Banks shall be restored to their respective positions prior to the existence of the Default or Event or Default, whether or not acceleration of the maturity of the Loans shall have occurred pursuant to this 14. The Commitments, if terminated pursuant to this 14 by reason of any Event of Default so waived, shall be reinstated. In the event that the Commitments, once terminated, are so reinstated, the Commitment Fee shall be payable as though no termination had occurred. No such waiver shall extend to or affect any subsequent or other Default or Event of Default or impair any rights consequent thereon.

     (b) Notwithstanding any other provision of this Agreement to the contrary, if a Default or Event of Default shall occur at any time when no Loans shall be outstanding and all other Obligations shall have been paid in full, the Company may give notice to the Agent and the Banks (i) of the occurrence or continuance of such Default or Event of Default, (ii) of the Company's request to terminate the Commitments in their entirety pursuant to 2.2 hereof, and (iii) subject to compliance by the Company with the provisions of 2.2 hereof and this 14.4(b), of the Company's request that the Default or Event of Default be deemed not to have occurred, and upon termination of the Commitments and payment by the Company and/or Hasbro SA of all Fees and other sums payable by the Company and/or Hasbro SA hereunder, the Company, Hasbro SA, the Agent, and the Banks shall be deemed to have agreed, by mutual consent, that no Default or Event of Default shall have occurred hereunder.

     14.5. Distribution of Collateral Proceeds.

     In the event that, following the occurrence or during the continuance of any Default or Event of Default, the Agent or any Bank, as the case may be, receives any monies in connection with the enforcement of any the Security Documents, or otherwise with respect to the realization upon any of the Collateral, such monies shall be distributed for application as follows:

          (a) First, to the payment of, or (as the case may be) the reimbursement of the Agent for or in respect of all reasonable costs, expenses, disbursements and losses which shall have been incurred or sustained by the Agent in connection with the collection of such monies by the Agent, for the exercise, protection or enforcement by the Agent of all or any of the rights, remedies, powers and privileges of the Agent under this Agreement or any of the other Loan Documents or in respect of the Collateral or in support of any provision of adequate indemnity to the Agent against any taxes or Liens which by law shall have, or may have, priority over the rights of the Agent to such monies;

          (b) Second, to all other Secured Obligations (other than obligations of the Company and its Subsidiaries to any of the Banks and/or the Agent with respect to any Interest Hedging Agreements and Hedging Agreements) in such order or preference among types of Secured Obligations as the Majority Banks may determine; provided, however, that (i) distributions shall be made (A) pari passu among Secured Obligations with respect to the Agent's Fee and all other Secured Obligations and (B) with respect to each type of Secured Obligation owing to the Banks, such as interest, principal, fees and expenses, among the Banks pro rata, based on the then outstanding amount of Secured Obligations (and on the assumption that Secured Obligations consisting of guaranties are equal to the amount of the outstanding obligations guaranteed), and (ii) the Agent may in its discretion make proper allowance to take into account any Secured Obligations not then due and payable;

          (c) Third, to obligations of the Company and its Subsidiaries to any of the Banks and/or the Agent with respect to any Interest Hedging Agreements and Hedging Agreements;

          (d) Fourth, upon payment and satisfaction in full or other provisions for payment in full satisfactory to the Banks and the Agent of all of the Secured Obligations, to the payment of any obligations required to be paid pursuant to 9-615(a)(3) of the Uniform Commercial Code of The Commonwealth of Massachusetts; and

          (e) Fifth, the excess, if any, shall be returned to the Company or to such other Persons as are entitled thereto.

     14.6. Judgment Currency.

     If, for the purpose of obtaining judgment in any court or obtaining an order enforcing a judgment, it becomes necessary to convert any amount due under this Credit Agreement in Dollars or

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in any other currency (hereinafter in this 14.6 called the "first currency")
into any other currency (hereinafter in this 14.6 called the "second currency"), then the conversion shall be made at the Agent's spot rate of exchange for buying the first currency with the second currency prevailing at the Agent's close of business on the Business Day next preceding the day on which the judgment is given or (as the case may be) the order is made. Any payment made to the Agent or any Bank pursuant to this Credit Agreement in the second currency shall constitute a discharge of the obligations of Hasbro and/or Hasbro SA, as the case may be, to pay to the Agent and the Banks any amount originally due to the Agent and the Banks in the first currency under this Credit Agreement only to the extent of the amount of the first currency which the Agent and each of the Banks is able, on the date of the receipt by it of such payment in any second currency, to purchase, in accordance with the Agent's and such Bank's normal banking procedures, with the amount of such second currency so received. If the amount of the first currency falls short of the amount originally due from either the Company or Hasbro SA to the Agent and the Banks in the first currency under this Credit Agreement, such Person hereby agrees that it will indemnify the Agent and each of the Banks against and save the Agent and each of the Banks harmless from any shortfall so arising. This indemnity shall constitute an obligation of the Company or Hasbro SA, as the case may be, separate and independent from the other obligations contained in this Credit Agreement, shall give rise to a separate and independent cause of action and shall continue in full force and effect notwithstanding any judgment or order for a liquidated sum or sums in respect of amounts due to the Agent or any Bank under this Credit Agreement or under any such judgment or order. The covenant contained in this 14.6 shall survive the payment in full of all of the other obligations of the Company or Hasbro SA, as the case may be, under this Credit Agreement.

                                   15. SETOFF.

     Regardless of the adequacy of any collateral, during the continuance of an Event of Default, (i) any deposits or other sums credited by or due from any of the Banks to the Company and any securities or other property of the Company in the possession of such Bank may be applied to or set off by such Bank against the payment of Obligations and any and all other liabilities, direct, or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, of the Company to such Bank and (ii) any deposits or other sums credited by or due from any of the Banks to Hasbro SA and any securities or other property of Hasbro SA in the possession of such Bank may be

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applied to or set off by such Bank against the payment of the Hasbro SA
Obligations and any and all other liabilities, direct, or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, of Hasbro SA to such Bank. ANY AND ALL RIGHTS TO REQUIRE ANY BANK TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE OBLIGATIONS, PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF THE COMPANY OR HASBRO SA, AS THE CASE MAY BE, ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED. Each of the Banks agree with each other Bank that (a) if an amount to be set off is to be applied to Indebtedness of the Company or Hasbro SA, as the case may be, to such Bank, other than Indebtedness evidenced by the Notes held by such Bank or constituting Reimbursement Obligations owed to such Bank, such amount shall be applied ratably to such other Indebtedness and to the Indebtedness evidenced by all such Notes held by such Bank or constituting Reimbursement Obligations owed to such Bank, and (b) if such Bank shall receive from the Company or Hasbro SA, as the case may be, whether by voluntary payment, exercise of the right of setoff, counterclaim, cross action, enforcement of the claim evidenced by the Notes held by, or constituting Reimbursement Obligations owed to, such Bank by proceedings against the Company and/or Hasbro SA at law or in equity or by proof thereof in bankruptcy, reorganization, liquidation, receivership or similar proceedings, or otherwise, and shall retain and apply to the payment of the Note or Notes held by, or Reimbursement Obligations owed to, such Bank any amount in excess of its ratable portion of the payments received by all of the Banks with respect to the Notes held by, and Reimbursement Obligations owed to, all of the Banks, such Bank will make such disposition and arrangements with the other Banks with respect to such excess, either by way of distribution, pro tanto assignment of claims, subrogation or otherwise as shall result in each Bank receiving in respect of the Notes held by it or Reimbursement Obligations owed it, its proportionate payment as contemplated by this Agreement; provided that if all or any part of such excess payment is thereafter recovered from such Bank, such disposition and arrangements shall be rescinded and the amount restored to the extent of such recovery, but without interest.

                                 16. THE AGENT.

     16.1. Authorization.

     (a) The Agent is authorized to take such action on behalf of each of the Banks and to exercise all such powers as are hereunder and under any of the other Loan Documents and any

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related documents delegated to the Agent, together with such powers as are reasonably incident thereto, including the authority, without the necessity of any notice to or further consent of the Banks, from time to time to take any action with respect to any Collateral or the Security Documents which may be necessary to perfect, maintain perfected or insure the priority of the security interest in and liens upon the Collateral granted pursuant to the Security Documents, provided that no duties or responsibilities not expressly assumed herein or therein shall be implied to have been assumed by the Agent.

     (b) The relationship between the Agent and each of the Banks is that of an independent contractor. The use of the term "Agent" is for convenience only and is used to describe, as a form of convention, the independent contractual relationship between the Agent and each of the Banks. Nothing contained in this Agreement nor the other Loan Documents shall be construed to create an agency, trust or other fiduciary relationship between the Agent and any of the Banks.

     (c) As an independent contractor empowered by the Banks to exercise certain rights and perform certain duties and responsibilities hereunder and under the other Loan Documents, the Agent is nevertheless a "representative" of the Banks, as that term is defined in Article 1 of the Uniform Commercial Code, for purposes of actions for the benefit of the Banks and the Agent with respect to all collateral security and guaranties contemplated by the Loan Documents. Such actions include the designation of the Agent as "secured party", "mortgagee" or the like on all financing statements and other documents and instruments, whether recorded or otherwise, relating to the attachment, perfection, priority or enforcement of any security interests, mortgages or deeds of trust in collateral security intended to secure the payment or performance of any of the Obligations, all for the benefit of the Banks and the Agent.

     16.2.  Employees and Agents.

     The Agent may exercise its powers and execute its duties by or through employees or agents and shall be entitled to take, and to rely on, advice of counsel concerning all matters pertaining to its rights and duties under this Agreement and the other Loan Documents. The Agent may utilize the services of such Persons as the Agent in its sole discretion may reasonably determine, and all reasonable fees and expenses of any such Persons shall be paid by the Company.

     16.3. No Liability.

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     Neither the Agent nor any of its shareholders, directors, officers or employees nor any other Person assisting them in their duties nor any agent or employee thereof, shall be liable for any waiver, consent or approval given or any action taken, or omitted to be taken, in good faith by it or them hereunder or under any of the other Loan Documents, or in connection herewith or therewith, or be responsible for the consequences of any oversight or error of judgment whatsoever, except that the Agent or such other Person, as the case may be, may be liable for losses due to its willful misconduct or gross negligence.

     16.4. No Representations.

               16.4.1. General.

               The Agent shall not be responsible for the execution or validity or enforceability of this Agreement, the Notes, the Letters of Credit, any of the other Loan Documents or any instrument at any time constituting, or intended to constitute, collateral security for the Notes, or for the value of any such collateral security or for the validity, enforceability or collectability of any such amounts owing with respect to the Notes, or for any recitals or statements, warranties or representations made herein or in any of the other Loan Documents or in any certificate or instrument hereafter furnished to it by or on behalf of the Company or any of its Subsidiaries, or be bound to ascertain or inquire as to the performance or observance of any of the terms, conditions, covenants or agreements herein or in any instrument at any time constituting, or intended to constitute, collateral security for the Notes or to inspect any of the properties, books or records of the Company or any of its Subsidiaries. The Agent shall not be bound to ascertain whether any notice, consent, waiver or request delivered to it by the Company and/or Hasbro SA or any holder of any of the Notes shall have been duly authorized or is true, accurate and complete. The Agent has not made nor does it now make any representations or warranties, express or implied, nor does it assume any liability to the Banks, with respect to the credit worthiness or financial conditions of the Company or any of its Subsidiaries. Each Bank acknowledges that it has, independently and without reliance upon the Agent or any other Bank, and based upon such information and documents as it has deemed

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          appropriate, made its own credit analysis and decision to enter into this Agreement.

               16.4.2. Closing Documentation, etc.

               For purposes of determining compliance with the conditions set forth in 12, each Bank that has executed this Agreement shall be deemed to have consented to, approved or accepted, or to be satisfied with, each document and matter either sent, or made available, by the Agent or the Arranger to such Bank for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to such Bank, unless an officer of the Agent or the Arranger active upon the Company's account shall have received notice from such Bank not less than five (5) days prior to the Effective Date specifying such Bank's objection thereto and such objection shall not have been withdrawn by notice to the Agent or the Arranger to such effect on or prior to the Effective Date.

     16.5. Indemnification.

     Without limiting the obligations of the Company and/or Hasbro SA hereunder or under any other Loan Document, the Banks agree to indemnify and hold harmless the Agent and its affiliates, ratably in accordance with their respective Commitment Percentages, for any and all liabilities, obligations, losses, damages, penalties, claims, actions and suits (whether groundless or otherwise) judgments, costs, expenses (including any expenses for which the Agent or such affiliate has not been reimbursed by the Company and/or Hasbro SA as required by
18) or disbursements of any kind or nature whatsoever which may at any time (including without limitation at any time following the payment of the Notes) be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of this Agreement or the Notes or any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or the enforcement of any of the terms hereof or thereof or of any such other documents, provided that no Bank shall be liable for any of the foregoing to the extent they arise from the Agent's gross negligence or willful misconduct. The agreements in this 16.5 shall survive the payment of the Notes and all other amounts payable hereunder.

     16.6. Reimbursement.

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     Without limiting the provisions of 16.5, the Banks and the Agent hereby agree that the Agent shall not be obliged to make available to any Person any sum which the Agent is expecting to receive for the account of that Person until the Agent has determined that it has received that sum. The Agent may, however, disburse funds prior to determining that the sums which the Agent expects to receive have been finally and unconditionally paid to the Agent, if the Agent wishes to do so. If and to the extent that the Agent does disburse funds and it later becomes apparent that the Agent did not then receive a payment in an amount equal to the sum paid out, then any Person to whom the Agent made the funds available shall, on demand from the Agent:

          (a) refund to the Agent the sum paid to that Person; and

          (b) reimburse the Agent for the additional amount certified by the Agent as being necessary to indemnify the Agent against any funding or other cost, loss, expense or liability sustained or incurred by the Agent as a result of paying out the sum before receiving it.

     16.7. Non-Reliance on Agent and Other Banks.

     Each Bank represents that it has, independently and without reliance on the Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own appraisal of the financial condition and affairs of the Company and Hasbro SA and decision to enter into this Agreement and the other Loan Documents and agrees that it will, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own appraisals and decisions in taking or not taking action under this Agreement or any other Loan Document. The Agent shall not be required to keep informed as to the performance or observance by the Company and/or Hasbro SA of this Agreement or any other Loan Document or any other document referred to or provided for herein or therein or by any other Person of any agreement or to make inquiry of, or to inspect the properties or books of, any Person. Except for notices, reports and other documents and information expressly required to be furnished to the Banks by the Agent hereunder, the Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning any Person which may come into the possession of the Agent or any of its affiliates. Each Bank shall have access to all documents

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relating to the Agent's performance of its duties hereunder, at such Bank's request. Unless any Bank shall object promptly after receiving notice of any action taken by the Agent hereunder, such Bank shall conclusively be presumed to have approved the same.

     16.8. Payments.

          16.8.1. Payments to Agent.

          A payment by the Company and/or Hasbro SA to the Agent hereunder or any of the other Loan Documents for the account of any Bank shall constitute a payment to such Bank. The Agent agrees promptly to distribute to each Bank such Bank's pro rata share of payments received by the Agent for the account of the Banks except as otherwise expressly provided herein or in any of the other Loan Documents.

          16.8.2. Distribution by Agent.

          If in the opinion of the Agent the distribution of any amount received by it in such capacity hereunder, under the Notes or under any of the other Loan Documents might involve it in liability, it may refrain from making distribution until its right to make distribution shall have been adjudicated by a court of competent jurisdiction. If a court of competent jurisdiction shall adjudge that any amount received and distributed by the Agent is to be repaid, each Person to whom any such distribution shall have been made shall either repay to the Agent its proportionate share of the amount so adjudged to be repaid or shall pay over the same in such manner and to such Persons as shall be determined by such court.

          16.8.3. Delinquent Banks.

          Notwithstanding anything to the contrary contained in this Agreement or any of the other Loan Documents, any Bank that fails (a) to make available to the Agent its pro rata share of any Loan or to purchase any Letter of Credit Participation or (b) to comply with the provisions of 15 with respect to making dispositions and arrangements with the other Banks, where such Bank's share of any payment received, whether by setoff or otherwise, is in excess of its pro rata share of such payments due and payable to all of the Banks, in each case as, when and to the full extent required by the provisions of this Agreement, shall be deemed delinquent (a "Delinquent Bank") and shall be deemed a Delinquent Bank until such time as such delinquency is

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     satisfied. A Delinquent Bank shall be deemed to have assigned any and all payments due to it from the Company and/or Hasbro SA, whether on account of outstanding Loans, Unpaid Reimbursement Obligations, interest, fees or otherwise, to the remaining nondelinquent Banks for application to, and reduction of, their respective pro rata shares of all outstanding Loans and Unpaid Reimbursement Obligations. The Delinquent Bank hereby authorizes the Agent to distribute such payments to the nondelinquent Banks in proportion to their respective pro rata shares of all outstanding Loans and Unpaid Reimbursement Obligations. A Delinquent Bank shall be deemed to have satisfied in full a delinquency when and if, as a result of application of the assigned payments to all outstanding Loans and Unpaid Reimbursement Obligations of the nondelinquent Banks, the Banks' respective pro rata shares of all outstanding Loans and Unpaid Reimbursement Obligations have returned to those in effect immediately prior to such delinquency and without giving effect to the nonpayment causing such delinquency.

     16.9. Holders of Notes.

     The Agent may deem and treat the payee of any Note or the purchaser of any Letter of Credit Participation as the absolute owner thereof for all purposes hereof until it shall have been furnished in writing with a different name by such payee or by a subsequent holder, assignee or transferee.

     16.10. Agent as Bank.

     In its individual capacity, Fleet shall have the same obligations and the same rights, powers and privileges in respect to its Commitment and the Loans made by it hereunder, and as the holder of any of the Notes and as the purchaser of any Letter of Credit Participation, as it would have were it not also the Agent.

     16.11. Resignation or Removal of Agent.

     The Agent may resign at any time by giving sixty (60) days prior written notice thereof to the Banks and the Company. Upon any such resignation, the Majority Banks, with the prior written consent of the Company (which consent shall not be unreasonably withheld), shall have the right to appoint a successor Agent; provided that no such consent of the Company shall be required if a Default or Event of Default has occurred and is then continuing. If no successor Agent shall have been so appointed by the Majority Banks and shall have accepted such appointment

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within thirty (30) days after the retiring Agent's giving of notice of resignation, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent, which shall be a financial institution having a rating of not less than A or its equivalent by Standard and Poor's. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent both as Agent and Swing Line Bank (including without limitation the rights, powers, privileges and duties of the retiring Agent with respect to such Agent's commitment to issue Letters of Credit pursuant to 5), and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation, the provisions of this Agreement shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent. In the event of a material breach of its duties hereunder, the Agent may be removed by the Banks for cause and the provisions of this 16.11 shall apply to the appointment of a successor.

     16.12. Notification of Defaults and Events of Default.

     Each Bank hereby agrees that, upon learning of the existence of a Default or an Event of Default, it shall promptly notify the Agent thereof. The Agent hereby agrees that upon receipt of any notice under this 16.12 it shall promptly notify the other Banks of the existence of such Default or Event of Default.

     16.13. Duties in the Case of Enforcement.

     In case one of more Events of Default have occurred and shall be continuing, and whether or not acceleration of the Obligations shall have occurred, the Agent shall, if (a) so requested by the Majority Banks and (b) the Banks have provided to the Agent such additional indemnities and assurances against expenses and liabilities as the Agent may reasonably request, proceed to enforce the provisions of the Security Documents authorizing the sale or other disposition of all or any part of the Collateral and exercise all or any such other legal and equitable and other rights or remedies as it may have in respect of such Collateral. The Majority Banks may direct the Agent in writing as to the method and the extent of any such sale or other disposition, the Banks hereby agreeing to indemnify and hold the Agent, harmless from all liabilities incurred in respect of all actions taken or omitted in accordance with such directions, provided that the Agent need not comply with any such direction to the extent that the Agent reasonably believes the Agent's compliance with such direction to be unlawful or commercially

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unreasonable in any applicable jurisdiction.

                                  17. EXPENSES.

     The Company agrees to pay (a) the reasonable costs of producing and reproducing this Agreement, the other Loan Documents and the other agreements and instruments mentioned herein, (b) any taxes (including any interest and penalties in respect thereto) payable by the Agent or any of the Banks (other than taxes based upon the Agent's or any Bank's net income) on or with respect to the transactions contemplated by this Agreement (the Company hereby agreeing to indemnify the Agent and each Bank with respect thereto), (c) the reasonable fees, expenses and disbursements of the Banks' Special Counsel or any local counsel to the Agent incurred in connection with the preparation, administration or interpretation of the Loan Documents and other instruments mentioned herein, each closing hereunder, any amendments, modifications, approvals, consents or waivers hereto or hereunder, or the cancellation of any Loan Document upon payment in full in cash of all of the Obligations or pursuant to any terms of such Loan Document for providing for such cancellation, (d) the reasonable fees, expenses and disbursements of the Agent or any of its affiliates incurred by the Agent or such affiliate in connection with the preparation, administration or interpretation of the Loan Documents and other instruments mentioned herein, including all reasonable collateral appraisal and examination charges, (e) all reasonable out-of-pocket expenses (including without limitation reasonable out of pocket attorneys' fees and costs, and reasonable consulting, accounting, appraisal, investment banking and similar professional fees and charges) incurred by any Bank or the Agent in connection with (i) the enforcement of or preservation of rights under any of the Loan Documents against the Company or any of its Subsidiaries, or the administration thereof after the occurrence and during the continuance of a Default or Event of Default and (ii) any litigation, proceeding or dispute whether arising hereunder or otherwise, in any way related to any Bank's or the Agent's relationship with the Company or any of its Subsidiaries relating to the Loan Documents or the transactions contemplated thereby and (f) all reasonable fees, expenses and disbursements of the Agent incurred in connection with Uniform Commercial Code searches, Uniform Commercial Code filings, intellectual property searches or intellectual property filings. The covenants contained in this 17 shall survive payment or satisfaction in full of all other Obligations.

                              18. INDEMNIFICATION.

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     The Company agrees to indemnify and hold harmless the Agent, the Banks and each of their respective affiliates, directors, officers, employees and representatives from and against any and all claims, actions and suits whether groundless or otherwise, and from and against any and all liabilities, losses, damages and expenses of every nature and character arising out of this Agreement or any of the other Loan Documents or the transactions contemplated hereby including, without limitation, (a) any actual or proposed use by the Company or any of its Subsidiaries of the proceeds of any of the Loans or Letters of Credit, (b) the reversal or withdrawal of any provisional credits granted by the Agent upon the transfer of funds from lock box, bank agency, concentration accounts or otherwise under any cash management arrangements with the Company or any Subsidiary or in connection with the provisional honoring of funds transfers, checks or other items, (c) any actual or alleged infringement of any patent, copyright, trademark, service mark or similar right of the Company or any of its Subsidiaries comprised in the Collateral, (d) the Company or any of its Subsidiaries entering into or performing this Agreement or any of the other Loan Documents or (e) with respect to the Company and its Subsidiaries and their respective properties and assets, the violation of any Environmental Law, the presence, disposal, escape, seepage, leakage, spillage, discharge, emission, release or threatened release of any Hazardous Substances or any action, suit, proceeding or investigation brought or threatened with respect to any Hazardous Substances (including, but not limited to, claims with respect to wrongful death, personal injury or damage to property), in each case including, without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation, litigation or other proceeding, but excluding (i) in the case of the Agent or any affiliate, director, officer, employee or representative thereof, claims arising solely as a result of the gross negligence or willful misconduct of the Agent or any of its affiliates, directors, officers, employees or representatives, (ii) in the case of any Bank or any affiliate, director, officer, employee or representative thereof, claims arising solely as a result of the gross negligence or willful misconduct of such Bank or any of its affiliates, directors, officers, employees or representatives, (iii) litigation commenced by the Company against any Bank or the Agent which (A) seeks enforcement of the Company's rights hereunder or under any of the Loan Documents and (B) is finally determined adversely to such Bank or the Agent, to the extent of such adverse determination, and (iv) claims made or legal proceedings commenced against the Agent or any Bank by any securityholder or creditor thereof arising out of and based upon rights afforded any such securityholder or creditor solely in its

                                    Page 131
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capacity as such. In litigation, or the preparation therefor, the Banks and the
Agent and its affiliates shall be entitled to select their own counsel and, in addition to the foregoing indemnity, the Company agrees to pay promptly the reasonable fees and expenses of such counsel. If, and to the extent that the obligations of the Company under this 18 are unenforceable for any reason, the Company hereby agrees to make the maximum contribution to the payment in satisfaction of such obligations which is permissible under applicable law. The covenants contained in this 18 shall survive payment or satisfaction in full of all other Obligations.

                         19. SURVIVAL OF COVENANTS, ETC.

     All covenants, agreements, representations and warranties made herein, in the Notes or in any documents or other papers delivered by or on behalf of the Company and/or Hasbro SA pursuant hereto shall be deemed to have been relied upon by the Banks, notwithstanding any investigation heretofore or hereafter made by it, and shall survive the making by the Banks of the Loans and the issuance, extension or renewal of any Letters of Credit, as herein contemplated, and shall continue in full force and effect so long as any Letter of Credit or amount due under this Agreement or the Notes or any of the other Loan Documents remains outstanding and unpaid or any Bank has any obligation to make any Loans hereunder or the Agent has any obligation to issue, extend or renew any Letter of Credit, and for such further time as may be otherwise be expressly specified in this Agreement. All statements contained in any certificate or other paper delivered to any Bank at any time by or on behalf of the Company and/or Hasbro SA pursuant hereto or in connection with the transactions contemplated hereby shall constitute representations and warranties by the Company and/or Hasbro SA hereunder.

                         20. ASSIGNMENT AND PARTICIPATION.

     20.1. Conditions to Assignment by Banks.

     Except as provided herein, each Bank may assign to one or more commercial banks, other financial institutions or other Persons, all or a portion of its interests, rights and obligations under this Agreement (including all or a portion of its Commitment Percentage and Commitment and the same portion of the Loans at the time owing to it, the Notes held by it and its participating interest in the risk relating to any Letters of Credit); provided that (a) each of the Agent and, unless a Default or Event of Default shall have occurred and be

                                    Page 132
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continuing, the Company shall have given its prior written consent to such assignment, which consent, in the case of the Company and the Agent, will not be unreasonably withheld; except that the consent of the Company or the Agent shall not be required in connection with any assignment by a Bank to (i) an existing Bank or (ii) a Bank Affiliate of such Bank, (b) each such assignment shall be of a constant, and not a varying, percentage of all the assigning Bank's rights and obligations under this Agreement, (c) each assignment (or, in the case of assignments by a Bank to its Bank Affiliates, the aggregate holdings of such Bank and its Bank Affiliates after giving effect to such assignments), shall be in a minimum amount equal to $10,000,000 or a multiple of $5,000,000 in excess thereof (or, if less, such Bank's entire Commitment), and (d) the parties to such assignment shall execute and deliver to the Agent, for recording in the Register (as hereinafter defined), an Assignment and Acceptance, substantially in the form of Exhibit G hereto (an "Assignment and Acceptance"), together with any Notes subject to such assignment. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five (5) Business Days after the execution thereof, (y) the assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Bank hereunder, and (z) the assigning Bank shall, to the extent provided in such assignment and upon payment to the Agent of the registration fee referred to in 20.3, be released from its obligations under this Agreement.

     20.2. Certain Representations and Warranties; Limitations; Covenants.

     By executing and delivering an Assignment and Acceptance, the parties to the assignment thereunder confirm to and agree with each other and the other parties hereto as follows:

          (a) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim, the assigning Bank makes no representation or warranty, express or implied, and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or the attachment, perfection or priority of any security interest or mortgage,

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          (b) the assigning Bank makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Company and its Subsidiaries or any other Person primarily or secondarily liable in respect of any of the Obligations, or the performance or observance by the Company and its Subsidiaries or any other Person primarily or secondarily liable in respect of any of the Obligations of any of their obligations under this Agreement or any of the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto;

          (c) such assignee confirms that it has received a copy of this Agreement, together with copies of the most recent financial statements referred to in 8.8 and 9.5 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance;

          (d) such assignee will, independently and without reliance upon the assigning Bank, the Agent or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement;

          (e) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to the Agent by the terms hereof or thereof, together with such powers as are reasonably incidental thereto;

          (f) such assignee agrees that it will perform in accordance with their terms all of the obligations that by the terms of this Agreement are required to be performed by it as a Bank;

          (g) such assignee represents and warrants that it is legally authorized to enter into such Assignment and Acceptance; and

          (h) such assignee acknowledges that it has made arrangements with the assigning Bank satisfactory to such assignee with respect to its pro rata share of Letter of Credit Fees in respect of outstanding Letters of Credit.

     20.3. Register.

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     The Agent shall maintain a copy of each Assignment and Acceptance delivered to it and a register or similar list (the "Register") for the recordation of the names and addresses of the Banks and the Commitment Percentage of, and principal amount of the Syndicated Loans owing to and Letter of Credit Participations purchased by, the Banks from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Company and Hasbro SA, the Agent and the Banks may treat each Person whose name is recorded in the Register as a Bank hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Company and Hasbro SA and the Banks at any reasonable time and from time to time upon reasonable prior notice. Upon each such recordation, the assigning Bank agrees to pay to the Agent a registration fee in the sum of $3,500.

     20.4. New Notes.

     Upon its receipt of an Assignment and Acceptance executed by the parties to such assignment, together with each Note subject to such assignment, the Agent shall (i) record the information contained therein in the Register, and (ii) give prompt notice thereof to the Company, Hasbro SA and the Banks (other than the assigning Bank). Within five (5) Business Days after receipt of such notice, the Company and, solely with respect to the Hasbro SA Loans, Hasbro SA, each at its own expense, shall execute and deliver to the Agent, in exchange for each surrendered Note, a new Note to the order of such Assignee in an amount equal to the amount assumed by such Assignee pursuant to such Assignment and Acceptance and, if the assigning Bank has retained some portion of its obligations hereunder, a new Note to the order of the assigning Bank in an amount equal to the amount retained by it hereunder. Such new Notes shall provide that they are replacements for the surrendered Notes, shall be in an aggregate principal amount equal to the aggregate principal amount of the surrendered Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of the assigned Notes. The surrendered Notes shall be cancelled and returned to the Company.

     20.5. Participations.

     Each Bank may sell participations to one or more Banks or other entities in all or a portion of such Bank's rights and obligations under this Agreement and the other Loan Documents; provided that (a) each such participation shall be in an amount of not less than $10,000,000, (b) any such sale or participation

                                    Page 135
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shall not affect the rights and duties of the selling Bank hereunder to the
Company or Hasbro SA and (c) the only rights granted to the participant pursuant to such participation arrangements with respect to waivers, amendments or modifications of the Loan Documents shall be the rights to approve waivers, amendments or modifications that would reduce the principal of or the interest rate on any Loans, extend the term or increase the amount of the Commitment of such Bank as it relates to such participant, reduce the amount of any Commitment Fee or Letter of Credit Fees to which such participant is entitled or extend any regularly scheduled payment date for principal or interest (it being understood that (i) any vote to rescind any acceleration made pursuant to 14.1 of amounts owing with respect to the Loans and other Obligations and (ii) any modifications of the provisions relating to amounts, timing or application or prepayments of Loans and other Obligations shall not require the approval of such participant).

     20.6. Assignee or Participant Affiliated with the Company.

     If any assignee Bank is an Affiliate of the Company, then any such assignee Bank shall have no right to vote as a Bank hereunder or under any of the other Loan Documents for purposes of granting consents or waivers or for purposes of agreeing to amendments or other modifications to any of the Loan Documents or for purposes of making requests to the Agent pursuant to 14.1 or 14.2, and the determination of the Majority Banks shall for all purposes of this Agreement and the other Loan Documents be made without regard to such assignee Bank's interest in any of the Loans or Reimbursement Obligations. If any Bank sells a participating interest in any of the Loans or Reimbursement Obligations to a participant, and such participant is the Company or an Affiliate of the Company, then such transferor Bank shall promptly notify the Agent of the sale of such participation. A transferor Bank shall have no right to vote as a Bank hereunder or under any of the other Loan Documents for purposes of granting consents or waivers or for purposes of agreeing to amendments or modifications to any of the Loan Documents or for purposes of making requests to the Agent pursuant to 14.1 or 14.2 to the extent that such participation is beneficially owned by the Company or any Affiliate of the Company, and the determination of the Majority Banks shall for all purposes of this Agreement and the other Loan Documents be made without regard to the interest of such transferor Bank in the Loans or Reimbursement Obligations to the extent of such participation. The provisions of this 20.6 shall not apply to an assignee Bank or participant which is also a Bank on the Effective Date or to an assignee Bank or participant which has disclosed to the other Banks that it is an

Affiliate of the Company and which, following such disclosure, has been excepted from the provisions of this 20.6 in a writing signed by the Majority Banks determined without regard to the interest of such assignee Bank or transferor Bank, to the extent of such participation, in Loans or Reimbursement Obligations.

     20.7. Miscellaneous Assignment Provisions.

     Any assigning Bank shall retain its rights to be indemnified pursuant to 18 with respect to any claims or actions arising prior to the date of such assignment. If any Reference Bank transfers all of its interest, rights and obligations under this Agreement, the Agent shall, in consultation with the Company, Hasbro SA and with the consent of the Company, Hasbro SA and the Majority Banks, appoint another Bank to act as a Reference Bank hereunder. Anything contained in this 20 to the contrary notwithstanding, any Bank may at any time pledge or assign a security interest in all or any portion of its interest and rights under this Agreement (including all or any portion of its Notes) to secure obligations of such Bank, including any pledge or assignment to secure obligations to (a) any of the twelve Federal Reserve Banks organized under 4 of the Federal Reserve Act, 12 U.S.C. 341 and (b) with respect to any Bank that is a fund that invests in bank loans, to any lender or any trustee for, or any other representative of, holders of obligations owed or securities issued by such fund as security for such obligations or securities or any institutional custodian for such fund or for such lender. Any foreclosure or similar action by any Person in respect of such pledge or assignment shall be subject to the other provisions of this 20. No such pledge or the enforcement thereof shall release the pledgor Bank from its obligations hereunder or under any of the other Loan Documents, provide any voting rights hereunder to the pledgee thereof, or affect any rights or obligations of the Company, Hasbro SA or Agent hereunder.

     20.8. Increased Costs.

     No assignee, participant or other transferee of any Bank's rights shall be entitled to receive any greater payment under 4.1 or 4.7 than such Bank would have been entitled to receive with respect to the rights transferred, unless such transfer is made with the Company's prior written consent.

     20.9. Assignment by Company.

     The Company and/or Hasbro SA shall not assign or transfer any of its rights or obligations under any of the Loan Documents

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without the prior written consent of each of the Banks.

                                21. NOTICES, ETC.

     Except as otherwise expressly provided in this Agreement, all notices and other communications made or required to be given pursuant to this Agreement or the Notes or any Letter of Credit Applications shall be in writing and shall be delivered in hand, mailed by United States registered or certified first class mail, postage prepaid, sent by overnight courier, or sent by telegraph, telecopy, facsimile or telex and confirmed by delivery via courier or postal service, addressed as follows:

          (a) (i) if to the Company, at 1011 Newport Avenue, Pawtucket, Rhode Island 02861-2538, Attention: David D. R. Hargreaves, Senior Vice President and Chief Financial Officer, with a copy to the Company at 1027 Newport Avenue, Pawtucket, Rhode Island 02861-2500, Attention: General Counsel, or at such other address or addresses for notice as the Company shall last have furnished in writing to the Person giving the notice and (ii) if to Hasbro SA, at Route de Courroux 6, 2800 Delemont, Switzerland, with a copy to the Company, at 1011 Newport Avenue, Pawtucket, Rhode Island 02862-0200,
     Attention: David D. R. Hargreaves, Senior Vice President and Chief Financial Officer, or at such other address or addresses for notice as the Company and/or Hasbro SA shall last have furnished in writing to the Person giving the notice;

          (b) if to the Agent, at 100 Federal Street, Boston, Massachusetts 02110, Attention: John P. O'Loughlin, Director, or such other address for notice as the Agent shall last have furnished in writing to the Person giving the notice; and

          (c) if to any Bank, at such Bank's address set forth on Schedule 1 hereto, or such other address for notice as such Bank shall have last furnished in writing to the Person giving the notice.

Any such notice or demand shall be deemed to have been duly given or made and to have become effective (a) if delivered by hand to a responsible officer of the party to which it is directed, at the time of the receipt thereof by such officer, (b) if sent by registered or certified first-class mail, postage prepaid, when received by a responsible officer or employee of the party to which it is directed, provided that such receipt may be evidenced by return receipt signed by a responsible officer or employee of the party to which it is directed, and (c) if sent by telegraph, telecopy, facsimile or telex, at the time of dispatch thereof, if in normal business hours in the state where received or otherwise at the opening of business on the next Business Day.

               22. TREATMENT OF CERTAIN CONFIDENTIAL INFORMATION.

     22.1. Confidentiality.

     Each of the Banks and the Agent agrees, on behalf of itself and each of its affiliates, directors, officers, employees and representatives, to use reasonable precautions to keep confidential, in accordance with their customary procedures for handling confidential information of the same nature and in accordance with safe and sound banking practices, any non-public information supplied to it by the Company or any of its Subsidiaries pursuant to this Agreement that is identified by such Person as being confidential at the time the same is delivered to the Banks or the Agent, provided that nothing herein shall limit the disclosure of any such information (a) after such information shall have become public other than through a violation of this 22, or becomes available to any of the Banks or the Agent on a nonconfidential basis from a source other than the Company or any of its Subsidiaries without a duty of confidentiality to the Company or such Subsidiary being violated, (b) to the extent required by statute, rule, regulation or judicial process, (c) to counsel for any of the Banks or the Agent so long as the relevant Bank or Agent informs such counsel of the agreement under this 22.1 and such Bank assumes responsibility for compliance by such counsel with such agreement, (d) to bank examiners or any other regulatory authority having jurisdiction over any Bank or the Agent, or to auditors or accountants, (e) to the Agent or any Bank, (f) in connection with any litigation to which any one or more of the Banks or the Agent is a party, or in connection with the enforcement of rights or remedies hereunder or under any other Loan Document, (g) to a Bank Affiliate or a Subsidiary or affiliate of the Agent so long as the relevant Bank or Agent informs such Bank Affiliate, subsidiary or affiliate of the agreement under this
22.1 and such Bank or the Agent assumes responsibility for compliance by such Person with such agreement, (h) to any actual or prospective assignee or participant or any actual or prospective counterparty (or its advisors) to any swap or derivative transactions referenced to credit or other risks or events arising under this Agreement or any other Loan Document so long as such actual or prospective assignee, participant or counterparty, as the case may be, agrees to be bound by the provisions of this 22 pursuant to an agreement in substantially the form of Exhibit I provided to the Company, or (i) with the consent of the Company.

     22.2. Prior Notification.

     Unless specifically prohibited by applicable law or court order, each of the Banks and the Agent shall, prior to disclosure thereof, notify the Company of any request for disclosure of any such non-public information by any governmental agency or representative thereof (other than any such request in connection with an examination of the financial condition of such Bank by such governmental agency) or pursuant to legal process and afford the Company the opportunity to obtain a protective order or other appropriate remedy or agreement to maintain confidentiality of the information.

     22.3. Other.

     In no event shall any Bank or the Agent be obligated or required to return any materials furnished to it by the Company or any of its Subsidiaries. The obligations of each Bank under this 22 shall supersede and replace the obligations of such Bank under any confidentiality letter in respect of this financing signed and delivered by such Bank to the Company prior to the date hereof and shall be binding upon any assignee of, or purchaser of any participation in, any interest in any of the Loans or Reimbursement Obligations from any Bank.

          23. CONSENTS, AMENDMENTS, WAIVERS, ETC.

     Any consent or approval required or permitted by this Agreement to be given by the Banks may be given, and any term of this Agreement, the other Loan Documents or any other instrument related hereto or mentioned herein may be amended, and the performance or observance by the Company or any of its Subsidiaries of any terms of this Agreement, the other Loan Documents or such other instrument or the continuance of any Default or Event of Default may be waived (either generally or in a particular instance and either retroactively or prospectively) with, but only with, the written consent of the Company and the written consent of the Majority Banks. Notwithstanding the foregoing, no amendment, modification or waiver shall:

          (a) without the written consent of the Company and each Bank directly affected thereby:

               (i) reduce or forgive the principal amount of any Loans or Reimbursement Obligations, or reduce the rate of interest on the Notes (subject to the provisions of clause (ii) of the definition of "Pricing Grid") or the amount of the Commitment Fee or Letter of Credit Fees;

               (ii) increase the amount of such Bank's Commitment or extend the expiration date of such Bank's Commitment;

               (iii) postpone or extend the Final Maturity Date or any other regularly scheduled dates for payments of principal of, or interest on, the Loans or Reimbursement Obligations or any Fees or other amounts payable to such Bank (it being understood that (A) any vote to rescind any acceleration made pursuant to 14.1 of amounts owing with respect to the Loans and other Obligations and (B) any modifications of the provisions relating to prepayments of Loans and other Obligations shall require only the approval of the Majority Banks); and

               (iv) other than pursuant to a transaction permitted by the terms of this Agreement, release all or substantially all of the Collateral or release any of the Restricted Subsidiaries from its guaranty obligations under the Guaranty (excluding, if the Company or any Restricted Subsidiary becomes a debtor under the federal Bankruptcy Code, the release of "cash collateral", as defined in Section 363(a) of the federal Bankruptcy Code pursuant to a cash collateral stipulation with the debtor approved by the Majority Banks);

          (b) without the written consent of all of the Banks, amend or waive this 23 or the definition of Majority Banks; and

          (c) without the written consent of the Agent, amend or waive 3 or 15, the amount or time of payment of the Agent's Fee or any Letter of Credit Fees payable for the Agent's account or any other provision applicable to the Agent.

No waiver shall extend to or affect any obligation not expressly waived or impair any right consequent thereon. No course of dealing or delay or omission on the part of the Agent or any Bank in exercising any right shall operate as a waiver thereof or otherwise be prejudicial thereto. No notice to or demand upon the Company shall entitle the Company to other or further notice or demand in similar or other circumstances.

          24. PROVISIONS OF GENERAL APPLICATIONS.

     24.1. Governing Law.  (a)

     THIS AGREEMENT AND, EXCEPT AS OTHERWISE SPECIFICALLY PROVIDED THEREIN, EACH OF THE OTHER LOAN DOCUMENTS ARE CONTRACTS UNDER THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS AND SHALL FOR ALL PURPOSES BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF SAID COMMONWEALTH (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW). EACH OF THE COMPANY AND HASBRO SA AGREES THAT ANY SUIT FOR THE ENFORCEMENT OF THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS MAY BE BROUGHT IN THE COURTS OF THE COMMONWEALTH OF MASSACHUSETTS OR ANY FEDERAL COURT SITTING THEREIN AND CONSENTS TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURT AND SERVICE OF PROCESS IN ANY SUCH SUIT BEING MADE UPON THE COMPANY OR HASBRO SA, AS THE CASE MAY BE, BY MAIL AT THE ADDRESS SPECIFIED IN 21. EACH OF THE COMPANY AND HASBRO SA HEREBY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT OR ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT COURT.

     (b) Hasbro SA hereby irrevocably and unconditionally appoints the Company (in such capacity, the "Process Agent"), as its agent to receive on behalf of Hasbro SA and its respective property service of copies of the summons and complaint and any other process which may be served in any such action or proceeding in any such court of the Commonwealth of Massachusetts or any federal court sitting therein and agrees promptly to appoint a successor Process Agent. In any such action or proceeding in such court of the Commonwealth of Massachusetts or federal court sitting therein, such service may be made on Hasbro SA by delivering a copy of such process to Hasbro SA in care of the Process Agent at such Process Agent's address set forth in 21 and by depositing a copy of such process in the mails by certified or registered air mail, addressed to Hasbro SA at its address referred to in 21 (such service to be effective upon such receipt by the Process Agent and the depositing of such process in the mails as aforesaid). Hasbro SA hereby irrevocably and unconditionally authorizes and directs such Process Agent to accept such service on its behalf. As an alternate method of service, Hasbro SA also irrevocably and unconditionally consents to the service of any and all process in any such action or proceeding in such court of the Commonwealth of Massachusetts or any federal court sitting therein by mailing of copies of such process to Hasbro SA by certified or registered air mail at its address referred to in 21. Hasbro SA hereby agrees that, to the

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fullest extent permitted by applicable law, a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

     24.2. Headings.

     The captions in this Agreement are for convenience of reference only and shall not define or limit the provisions hereof.

     24.3. Counterparts.

     This Agreement and any amendment hereof may be executed in several counterparts and by each party on a separate counterpart, each of which when executed and delivered shall be an original, and all of which together shall constitute one instrument. In proving this Agreement it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought. Delivery by facsimile by any of the parties hereto of an executed counterpart hereof or of any amendment or waiver hereto shall be as effective as an original executed counterpart hereof or of such amendment or waiver and shall be considered a representation that an original executed counterpart hereof or such amendment or waiver, as the case may be, will be delivered.

     24.4. Entire Agreement, Etc.

     The Loan Documents and any other documents executed in connection herewith or therewith express the entire understanding of the parties with respect to the transactions contemplated hereby. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated, except as provided in 17.12.

     24.5. Waiver of Jury Trial.

     EACH OF THE COMPANY AND HASBRO SA HEREBY WAIVES ITS RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT, THE NOTES OR ANY OF THE OTHER LOAN DOCUMENTS, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THEREUNDER OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY, INCLUDING ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS OR ACTIONS OF THE AGENT OR ANY BANK RELATING TO THE ADMINISTRATION OF THE LOANS OR ENFORCEMENT OF THE LOAN DOCUMENTS AND AGREES THAT IT WILL NOT

SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. Except as prohibited by law, each of the Company and Hasbro SA hereby waives any right it may have to claim or recover in any litigation referred to in the preceding sentence any special, exemplary, consequential or punitive damages or any damages other than, or in addition to, actual damages. The Company and Hasbro SA (a) certify that no representative, agent or attorney of any Bank or the Agent has represented, expressly or otherwise, that such Bank or the Agent would not, in the event of litigation, seek to enforce the foregoing waivers and (b) acknowledge that the Agent and the Banks have been induced to enter into this Agreement, the other Loan Documents to which it is a party by, among other things, the waivers and certifications contained herein.

     24.6. Severability.

     The provisions of this Agreement are severable and if any one clause or provision hereof shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction, and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Agreement in any jurisdiction.

          25. TRANSITIONAL ARRANGEMENTS.

     25.1. Existing Credit Agreement Superseded.

     This Agreement shall on the Effective Date supersede the Existing Credit Agreement in its entirety, except as provided in this 25. On the Effective Date, the rights and obligations of the parties evidenced by the Existing Credit Agreement shall be evidenced by the Agreement and other Loan Documents, the "Syndicated Loans" as defined in the Existing Credit Agreement shall be converted to Syndicated Loans hereunder, and all outstanding letters of credit issued by Fleet for the account of the Company prior to the Effective Date shall, for the purposes of this Credit Agreement, be Letters of Credit.

     25.2. Return and Cancellation of Notes.

     Upon receipt by any Bank of its Notes hereunder on the Effective Date, any "Notes" of the Company held by such Bank pursuant to and as defined in the Existing Credit Agreement shall be deemed to be no longer outstanding. As soon as reasonably practicable after its receipt of its Notes hereunder on the Effective Date, each Bank will promptly return to the Company, marked "Substituted" or "Cancelled", as the case may be, any notes of the Company held by such Bank pursuant to the Existing Credit Agreement.

     25.3. Interest and Fees Under Superseded Agreement.

     All interest and fees and expenses, if any, owing or accruing under or in respect of the Existing Credit Agreement through the Effective Date shall be calculated as of the Effective Date (prorated in the case of any fractional periods), and shall be paid as of the Effective Date. Commencing on the Effective Date, the Commitment Fee shall be payable by the Company to the Agent for the account of the Banks in accordance with 2.2.

          26. LIABILITY FOR THE OBLIGATIONS.

     (a) Notwithstanding anything herein to the contrary, the Company covenants and agrees that all Obligations with respect to all Loans, Reimbursement Obligations and any other Obligations payable to the Agent or any of the Banks shall constitute the obligations of the Company individually.

     (b) Notwithstanding any other provision hereof or of any other Loan Document, Hasbro SA shall have no liability for any Obligations other than the Hasbro SA Obligations, or for any other liability or obligation of the Company.

          27. GUARANTY.

     27.1. Guaranty of Payment and Performance.

     The Company hereby guarantees to the Banks and the Agent the full and punctual payment when due (whether at stated maturity, by required pre-payment, by acceleration or otherwise), as well as the performance, of all of the Hasbro SA Obligations including all such which would become due but for the operation of the automatic stay pursuant to 362(a) of the Federal Bankruptcy Code or similar provisions of other applicable law and the operation of 502(b) and 506(b) of the Federal Bankruptcy Code or similar provisions of other applicable law. This guaranty is an absolute, unconditional and continuing guaranty of the full and punctual payment and performance of all of the Hasbro SA Obligations and not of their collectibility only and is in no way conditioned upon any requirement that the Agent or any Bank first attempt to collect any of the Hasbro SA Obligations from Hasbro

SA or resort to any collateral security or other means of obtaining payment. Should Hasbro SA default in the payment or performance of any of the Hasbro SA Obligations, the obligations of the Company hereunder with respect to the Hasbro SA Obligations in default shall become immediately due and payable to the Agent, for the benefit of the Banks and the Agent, without demand or notice of any nature, all of which are expressly waived by the Company. Payments by the Company hereunder may be required by the Agent on any number of occasions.

     27.2. The Company's Agreement to Pay Enforcement Costs, etc.

     The Company further agrees, as the principal obligor and not as a guarantor only, to pay to the Agent, on demand, all reasonable costs and expenses (including court costs and reasonable legal expenses) incurred or expended by the Agent or any Bank in connection with the Hasbro SA Obligations, this guaranty and the enforcement thereof.

     27.3. Waivers by the Company; Banks' Freedom to Act.

     The Company agrees that the Hasbro SA Obligations will be paid and performed strictly in accordance with their respective terms, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Agent or any Bank with respect thereto. The Company waives promptness, diligences, presentment, demand, protest, notice of acceptance, notice of any Hasbro SA Obligations incurred and all other notices of any kind, all defenses which may be available by virtue of any valuation, stay, moratorium law or other similar law now or hereafter in effect, any right to require the marshalling of assets of the Company or any other entity or other person primarily or secondarily liable with respect to any of the Hasbro SA Obligations, and all suretyship defenses generally. Without limiting the generality of the foregoing, the Company agrees to the provisions of any instrument evidencing, securing or otherwise executed in connection with any Hasbro SA Obligation and agrees that the obligations of the Company hereunder shall not be released or discharged, in whole or in part, or otherwise affected by any of the following to the same extent as if the Company at all times had been the principal obligor on all Hasbro SA Obligations: (i) the failure of the Agent or any Bank to assert any claim or demand or to enforce any right or remedy against the Company or any other entity or other person primarily or secondarily liable with respect to any of the Hasbro SA Obligations; (ii) any extensions, compromise, refinancing, consolidation or renewals of any Hasbro SA Obligation; (iii) any change in the time, place or manner of payment of any of the Hasbro SA Obligations or any rescissions, waivers, compromise, refinancing, consolidation, amendments or modifications of any of the terms or provisions of this Credit Agreement, the Notes, the other Loan Documents or any other agreement evidencing, securing or otherwise executed in connection with any of the Hasbro SA Obligations; (iv) the addition, substitution or release of any entity or other person primarily or secondarily liable for any Hasbro SA Obligation; (v) the adequacy of any rights which the Agent or any Bank may have against any collateral security or other means of obtaining repayment of any of the Hasbro SA Obligations; (vi) the impairment of any collateral securing any of the Hasbro SA Obligations, including without limitation the failure to perfect or preserve any rights which the Agent or any Bank might have in such collateral security or the substitution, exchange, surrender, release, loss or destruction of any such collateral security; or
(vii) any other act or omission which might in any manner or to any extent vary the risk of the Company or otherwise operate as a release or discharge of the Company (other than the irrevocable payment in cash of the relevant Hasbro SA Obligation), all of which may be done without notice to the Company. To the fullest extent permitted by law, the Company hereby expressly waives any and all rights or defenses arising by reason of (A) any "one action" or "anti-deficiency" law which would otherwise prevent the Agent or any Bank from bringing any action, including any claim for a deficiency, or exercising any other right or remedy (including any right of set-off), against the Company before or after the Agent's or such Bank's commencement or completion of any foreclosure action, whether judicially, by exercise of power of sale or otherwise, or (B) any other law which in any other way would otherwise require any election of remedies by the Agent or any Bank.

     27.4. Unenforceability of Hasbro SA Obligations Against Hasbro SA.

     If for any reason the Company or Hasbro SA has no legal existence or is under no legal obligation to discharge any of the Hasbro SA Obligations, or if any of the Hasbro SA Obligations have become irrecoverable from the Company or Hasbro SA by reason of the Company's or Hasbro SA's insolvency, bankruptcy or reorganization or by other operation of law or for any other reason, this guaranty shall nevertheless be binding on the Company and not affected thereby to the same extent as if the Company at all times had been the principal obligor on all such Hasbro SA Obligations. In the event that acceleration of the time for payment of any of the Hasbro SA Obligations is stayed upon the insolvency, bankruptcy or reorganization of the Company, or for any other reason, all such amounts otherwise subject to acceleration under the terms of this Credit Agreement, the Notes, the other Loan Documents or any other agreement evidencing, securing or otherwise executed in connection with any of the Hasbro SA Obligations shall be immediately due and payable by the Company.

     27.5. Subrogation; Subordination.

          27.5.1. Waiver of Rights Against Hasbro SA.

          Until the final payment and performance in full of all of the Hasbro SA Obligations, the Company shall not exercise any rights against Hasbro SA arising as a result of payment by the Company hereunder, by way of subrogation, reimbursement, restitution, contribution or otherwise; the Company will not claim any setoff, recoupment or counterclaim against Hasbro SA in respect of any liability of the Company to Hasbro SA; and the Company waives any benefit of and any right to participate in any collateral security which may be held by the Agent or any Bank as security for the payment of any Hasbro SA Obligations.

          27.5.2. Subordination.

          The payment of any amounts due with respect to any indebtedness of Hasbro SA now or hereafter owed to the Company is hereby subordinated to the prior payment in full of all of the Hasbro SA Obligations. The Company agrees that, after the occurrence of any default the payment or performance of any of the Hasbro SA Obligations, the Company will not demand, sue for or otherwise attempt to collect any such indebtedness of the Hasbro SA to the Company until all of the Hasbro SA Obligations shall have been paid in full. If, notwithstanding the foregoing sentence, the Company shall collect, enforce or receive any amounts in respect of such indebtedness, such amounts shall be collected, enforced and received by the Company as trustee for the Banks and the Agent and be paid over to the Agent, for the benefit of the Banks and the Agent on account of the Hasbro SA Obligations without affecting in any manner the liability of the Company under the other provisions of this guaranty.

          27.5.3. Provisions Supplemental.

          The provisions of this 27.5 shall be supplemental to and not in derogation of any rights and remedies of the

     Banks and the Agent or any affiliate of any Banks and the Agent under any separate subordination agreement which such Bank and the Agent or such affiliate may at any time and from time to time enter into with the Company.

     27.6. Termination; Reinstatement.

     This guaranty shall remain in full force and effect so long as any Hasbro SA Obligation is outstanding or any Bank has any obligation to make any Hasbro SA Loans. This guaranty shall continue to be effective or be reinstated, if at any time any payment made or value received with respect to any of the Hasbro SA Obligations is rescinded or must otherwise be returned by the Agent or any Bank upon the insolvency, bankruptcy or reorganization of the Company, or otherwise, all as though such payment had not been made or value received.

     27.7. Successors and Assigns.

     This guaranty shall be binding upon the Company, its successors and assigns, and shall inure to the benefit of and be enforceable by the Agent and the Banks and its successors, transferees and assigns. Without limiting the generality of the foregoing sentence, each Bank may assign or otherwise transfer its rights and obligations under this Credit Agreement, the Notes and the other Loan Documents to any other entity or other person, and such other entity or other person shall thereupon become vested, to the extent set forth in the agreement evidencing such assignment or transfer, with all the rights in respect thereof granted to such Bank herein, all in accordance with and to the extent complying with and provided in 20 hereof.

     27.8. Severability, etc.

     It is the intention and agreement of the Company, the Agent and the Banks that the obligations of the Company under this 27 shall be valid and enforceable against the Company to the maximum extent permitted by applicable law. Accordingly, if any provision of this 27 creating any obligation of the Company in favor of the Agent and the Banks shall be declared to be invalid or unenforceable in any respect or to any extent, it is the stated intention and agreement of the Company, the Agent and the Banks that any balance of the obligation created by such provision and all other obligations of the Company to the Agent or any Bank created by other provisions of this 27 shall remain valid and enforceable. Likewise, if by final order a court of competent jurisdiction shall declare any sums which the Agent or any Bank may be otherwise entitled to collect from the Company under this 27 to be in excess of those permitted under any law (including any federal or state fraudulent conveyance or like statute or rule of law) applicable to the Company's obligations under this 27, it is the stated intention and agreement of the Company, the Agent and the Banks that all sums not in excess of those permitted under such applicable law shall remain fully collectible by the Agent or such Bank from the Company.

        [remainder of this page intentionally left blank]

     IN WITNESS WHEREOF, the undersigned have duly executed this Agreement as an agreement under seal as of the date first set forth above.

                              HASBRO, INC.

                              By: /s/ Martin R. Trueb
                                    Martin Trueb
                                     Senior  Vice  President  and

Treasurer

                              HASBRO SA

                              By: /s/  Tyrone Payne
                                     Tyrone Payne
                                     Director

                              FLEET NATIONAL BANK, individually
                              and as Agent

                              By: /s/ John O'Loughlin
                                    John O'Loughlin
                                    Director

                              CITICORP USA, INC.

                              By: /s/ John S. Hutchin

                                    John S. Hutchin
                                    Managing Director

                              COMMERZBANK AG, NEW YORK AND GRAND
                              CAYMAN BRANCHES

                              By: /s/  Robert S. Taylor, Jr.
                                     Robert S. Taylor, Jr.
                                     Senior Vice President

                              By: /s/  Peter Doyle
                                     Peter Doyle
                                     Vice President

                              MELLON BANK, N.A.

                              By: /s/  J. Wade Bell
                                     J. Wade Bell
                                    Vice President

                              THE BANK OF NOVA SCOTIA

                              By: /s/  M. R. Bradley
                                     M. R. Bradley
                                     Authorized Signatory

                              BANK OF AMERICA, N.A.

                              By: /s/  Casey Cosgrove
                                     Casey Cosgrove
                                     Vice President

                              CITIZENS BANK OF MASSACHUSETTS

                              By: /s/  Stephanie Epkins
                                     Stephanie Epkins
                                    Assistant Vice President

                              BNP PARIBAS

                              By: /s/  Christopher Criswell
                                     Christopher Criswell
                                     Managing Director

                              By: /s/  Arnaud Collin du Bocage

                                     Arnaud Collin du Bocage
                                     Managing Director

                              BARCLAYS BANK PLC

                              By: /s/  J. Davey
                                     J. Davey
                                     Relationship Director

                              SANPAOLO IMI S.P.A.

                              By: /s/  Carlos Persico
                                     Carlos Perrsico
                                     General Manager

                              By: /s/  Luca Sacchi
                                     Luca Sacchi
                                     Vice President

                           Schedule 1

          BANK, COMMITMENTS AND COMMITMENT PERCENTAGES

            BANK                                    COMMITMENT
                                  COMMITMENT        PERCENTAGE
Fleet National Bank
100 Federal Street                $70,000,000     18.421052632%
Boston, MA 02110
Attn: John O'Loughlin

Tel: (617) 434-3952
Fax: (617) 434-1574

Citicorp USA Inc.
388  Greenwich  Street,  21st     $50,000,000     13.157894737%
Floor
New York, NY  10013
Attn:  John S. Hutchins

Tel: (212) 816-8127
Fax: (212) 816-8301

Commerzbank  AG,   New   York
Branch                            $50,000,000     13.157894737%
2 World Financial Center
New York, NY 10281
Attn: Robert Taylor

Tel: (212) 400-5853
Fax: (212) 703-4725

Mellon Bank, N.A.
1735 Market Street, 4th Floor     $50,000,000     13.157894737%
Philadelphia, PA 19103
Attn: J. Wade Bell

Tel: (215) 553-3875
Fax: (215) 553-4899


            BANK                                    COMMITMENT
                                  COMMITMENT        PERCENTAGE
The Bank of Nova Scotia
Diversified Industries            $40,000,000     10.526315789%
One Liberty Plaza
165 Broadway
New York, NY 10006
Attn: Michael Bradley

Tel #1: (212) 225-5000
Tel #2: (617) 624-7610
Fax: (617) 624 - 7607

Bank of America, N.A.
231 South LaSalle                 $40,000,000     10.526315789%
Chicago, IL 60697
Attn:  Casey Cosgrove

Tel: (312) 828-3092
Fax: (312) 987-5614

Citizens       Bank        of
Massachusetts                     $25,000,000     6.578947368%
28 State Street
Boston, MA 02110
Attn: Stephanie Epkins

Tel: (617) 994-7035
Fax: (617) 263-0439

BNP Paribas

787 Seventh Avenue                $25,000,000      6.578947368%
New York, NY 10019
Attn: Christopher Criswell

Tel: (212) 841-3404
Fax: (212) 841-3049

Barclays Bank PLC
1st floor, 54 Lombard Street,     $15,000,000      3.947368421%
London EC3P 3AH, UK
Attn: John Davey

Tel: +44 (0)20 7445 6002
Fax: +44 (0)870 242 2762

            BANK                                   COMMITMENT
                                  COMMITMENT       PERCENTAGE
SANPAOLO IMI S.p.A.
245 Park Avenue, 35th Floor      $15,000,000       3.947368421%
New York, NY 10167
Attn: Luca Sacchi

Tel: (212) 692-3130
Fax: (212) 692-3178

     TOTAL                       $380,000,000              100%

                           Schedule 8.7

                   TITLE TO PROPERTIES; LEASES

Company                     Asset

Hasbro Spain Manufacturing  Building

Hasbro Spain Selling        Building

                                  Schedule 8.11

                                   LITIGATION

1. In May of 2001, the Office of Fair Trading in the United Kingdom (the "OFT") advised Hasbro, Inc.'s U.K. subsidiary, Hasbro U.K. Ltd. ("Hasbro U.K."), of an inquiry into allegedly anti-competitive pricing practices by Hasbro U.K. with respect to certain wholesale distributors in the U.K. The business covered by this inquiry represented less than 3% of Hasbro U.K.'s total revenue for the relevant time period. In August of 2001, Hasbro, Inc. received a further inquiry from the OFT seeking, among other things, information relating to Hasbro U.K.'s trading arrangements with its direct retail accounts, which represent the bulk of its business in the United Kingdom. The Company is cooperating fully with the OFT in its inquiries. If a fine is imposed pursuant to the OFT inquiry, the Company currently estimates that the amount of the fine could range from approximately $236,000 to approximately $38,300,000. Because of a number of factors, including the relatively early stage of this inquiry, the lack of precedent under the applicable U.K. statute, and the significant appeal rights available to the Company in the event of an adverse determination by the OFT, there is no amount within this range which is a better estimate than any other amount in the range.

                                  Schedule 8.23

                            ENVIRONMENTAL COMPLIANCE

     Below are listed material matters as to which the Company does not possess sufficient information to calculate future costs, if any, which it may incur:

1. Former Parker Brothers Plant. 190 Bridge Street, Salem, MA. The Company performed an investigation and remediation of this property (which was former owned and operated by the Company) under the Massachusetts hazardous materials statute, M.G.L. Ch. 21E. That statute allows remediation of certain property to industrial rather than residential standards provided that an activity and use limitation is recorded with the deed. This has been done. In each such case, however, the Massachusetts Department of Environmental Protection ("DEP") is required to perform an audit. If appropriate, DEP may order additional work to be done. As yet, DEP has not audited the site.

2. Acme Solvents Reclaiming, Inc., Rockford, IL. In 2000, one potentially responsible party ("PRP") under the federal superfund statute, 42 U.S.C. 9601 et seq., asserted general claims against other PRPs, including the Company, based upon their status as PRPs at an operationally related site. Illinois EPA has asserted claims for approximately $100,000 in past costs at this newly- identified site. Future costs, if any, have not been determined. The Company's share of liability at the new site has been assessed by the PRP Group at 1.875 percent.

3. Volney Landfill Superfund Site, Oswego, NY. In 1998, the Company settled its liability with respect to operable unit one ("OU-1") of the cleanup at this Site for less than $15,000, including claims for Natural Resource Damages by EPA, based on a total cleanup cost for OU-1 of approximately $7 million. Costs for the OU-2 remedy have not yet been determined.

4. Skinner Landfill Superfund Site, West Chester, OH. Kenner has not been officially named as a PRP at this Site. However, the PRP group requested Kenner to participate in 1998 and Kenner declined. As yet, there has been no further communication from EPA or the PRP group. Total costs of cleanup at the Site are unknown.

     In addition to the foregoing, the Company and/or its subsidiaries have over the course of the past 15 years been identified as PRPs or otherwise been involved in the investigation and/or cleanup of other state and federal superfund sites. The company has no reason to believe that either individually or in the aggregate its involvement in these other matters will have a Material Adverse Effect.

                                  Schedule 8.24

                              Exhibit 21(2000 10-K)

                          HASBRO, INC. AND SUBSIDIARIES

                       Subsidiaries of the Registrant (a)

Name Under Which Subsidiary                              State or
Other Jurisdiction of
Does                                                     Business
Incorporation or Organization

---------------------------

---------------------------

Hasbro                    International,                     Inc.

Delaware
  Hasbro France S.A.                                   France
                 Hasbro             Deutschland              GmbH
Germany

                 Hasbro               Italy                S.r.l.
Italy
            Hasbro          Latin          America           Inc.
Delaware
                  Hasbro              Argentina              S.A.
Argentina
                   Hasbro               Chile                LTDA
Chile
             Hasbro          Latin         America,          L.P.
Delaware
                            Hasbro                           S.A.
Switzerland
    Hasbro Holdings S.A.
      Hasbro Canada Corporation / Corporation
        Hasbro Canada                             Canada

           Hasbro        Asia-Pacific       Marketing        Ltd.
Hong Kong
         Tiger    Electronics   Far   East   Services,    Limited
Hong Kong

         Hasbro      de      Mexico     S.de     R.L.de      C.V.
Mexico
                  Hasbro               (Schweiz)               AG
Switzerland
                  Hasbro               U.K.               Limited
United Kingdom
              Tiger         Electronics        UK         Limited
United Kingdom
     Group  Grosvenor  plc.                                United
Kingdom

                  MB              International              B.V.
The Netherlands
                              Hasbro                         B.V.
The Netherlands
      Hasbro Hellas Industrial & Commercial
       Company S.A.                               Greece
           Hasbro     Toys     &     Games     Holdings,     S.L.
Spain
                      MB               Espana,               S.A.
Spain

        Hasbro Iberia SL                          Spain
                     S.A.               Hasbro               N.V.
Belgium

      Hasbro InterToy Eqitim Araclari Sanayi Ve
        Ticaret A.S.                                   Turkey

               Hasbro           Far           East            LTD
Hong Kong
           Tiger      Electronics     Far      East,      Limited
Hong Kong
                             WowWee                       Limited
Hong Kong

                 Hasbro             Australia             Limited
Australia
                   Hasbro               New               Zealand
New Zealand
                Hasbro               Ireland              Limited
Ireland
            Palmyra          Holdings          Pte           Ltd.
Singapore
Hasbro            Managerial            Services,            Inc.
Rhode Island
Larami                                                    Limited
Delaware
OddzOn,                                                      Inc.
Delaware
Wizards of the Coast, Inc.                             Washington


   (a) Inactive subsidiaries and subsidiaries with minimal operations have been omitted. Such subsidiaries, if taken as a whole, would not constitute a significant subsidiary.

                             Schedule 8.26

                              HASBRO INC.
                      FOREIGN SCHEDULED FACILITIES
          As of March 3, 2002 (F/X Rates as of March 3, 2002)
                             in USDs (000s)

                                                                     Utilized
                                                                     Facility
                                             Facility  Facility    @ March 3,
Affiliate           Country     Bank         Currency    Line          2002
Hasbro        Chile Chile    Fleet (BkB)     CLP          4,500         2,170
Limitada
Hasbro SA           Head     Fleet     (BkB) USD         10,000             0

                    Office   London
Hasbro UK Limited   United   Fleet     (BkB) GBP        5,500          0
                    Kingdom  London
Hasbro Peru SA      Peru     Fleet (BkB)     PES        2,000      2,005
Hasbro  SA,   HAPM, Hong     Fleet     (BkB) USD       11,000      6,346
Hasbro  Far   East, Kong     Hong Kong
Tiger   Electronics
Far  East Svcs  Ltd
(SA), and Wow Wee
                             Fleet     (BkB)           33,000     10,521
                             Total

Hasbro UK Limited   United   Barclays        GBP        4,600      2,831
                    Kingdom
Hasbro  UK  Limited United   Barclays        GBP          558        142
(Lease)             Kingdom
Grosvenor           United   Barclays        GBP        1,102          0
                    Kingdom

                             Barclays Total             6,260      2,973
Hasbro Argentina SA Argentin Citibank        ARP        2,000          0
                    a
Hasbro        Chile Chile    Citibank        CLP       10,000      7,117
Limitada
Hasbro SA           Head     Citibank        USD       25,000      3,544
                    Office

Hasbro Magyarorszag Hungary  Citibank        USD        3,600          0
Kft
Hasbro BV           Netherla Citibank        NLG          200        139
                    nds

Hasbro Poland Spzoo Poland   Citibank        USD        3,000         90
Hasbro Taiwan       Taiwan   Citibank        TWD        2,000        521
Intertoy     Egitim Turkey   Citibank        USD        4,500      4,471
Araglari Sanayi  Ve

Ticaret AS                                             50,300     15,882

Hasbro  Deutschland Germany   Commerzbank     DEM         700        594
Gmbh
                              Commerzbank                 700        594
                              Total

Hasbro Italy        Italy     San Paolo IMI   ITL       1,781          0
                              San  Paolo  IMI           1,781          0
                              Total

Hasbro Argentina SA Argentina Scotia Bank     ARP       1,999          0

                              Scotia     Bank           1,999          0
                              Total

                              Grand Total              94,040     29,970

                                  Schedule 8.27

                                  BANK ACCOUNTS

   Bank Name        Location        Account Name              Account
                                                              Number
Bank of America   Dallas, TX  Hasbro Lockbox                3751202484

Bank of America   Dallas, TX  Oddzon Lockbox                3751279909

Bank of America   Seattle, WA Wizards   of   the   Coast      68625011
                              Lockbox

                                  Schedule 10.1

                              EXISTING INDEBTEDNESS

Amounts shown for external short-term facilities are the maximum that may be outstanding from time to time.

  Amounts shown
      are in US
     Dollars or
their US Dollar
   equivalents.

Company/Borrower  Counterparty     Type/Description     Amount      Maturity
                                                                     Date
Hasbro Belgium        CBC         External Short-Term
                                       Facility         3,308,000

 Hasbro Chile       Banco de      External Short-Term
                   Santander           Facility         1,740,000

 Hasbro Chile       Security      External Short-Term
                                       Facility         1,362,000

 Hasbro Chile      Bank Bice      External Short-Term
                                       Facility           787,000

  Hasbro Far    Prior Owners of      Notes Payable                  Various
     East*         Grosvenor                           11,641,000

 Hasbro France  Credit Lyonnais   External Short-Term
                                       Facility         2,694,000

 Hasbro France      Societe       External Short-Term
                    Generale           Facility         5,303,000

 Hasbro Greece    National Bank   External Short-Term
                    of Greece          Facility         1,297,000

  Hasbro Hong         HSBC        External Short-Term
     Kong*                             Facility         5,513,000

Hasbro Ireland    Allied Irish    External Short-Term
                      Bank             Facility           281,000

Hasbro Israel *    Bank Leumi     External Short-Term
                                       Facility         2,000,000

Hasbro Israel *   First Int'l     External Short-Term
                Bank of Israel        Facility          1,000,000

Hasbro Italy        Banca         External Short-Term

                  Commerciale          Facility         2,281,000
                     Italia
 Hasbro Italy       Cariplo       External Short-Term
                                       Facility         2,277,000

 Hasbro Italy        Banca        External Short-Term
                  Commerciale          Facility         9,127,000
                   Industria

  Hasbro Peru     Banco Wiese     External Short-Term
                  Sudamericano         Facility         1,000,000

Hasbro Portugal   Banco Bilbao    External Short-Term
                    Vizcaya            Facility           220,000
  Hasbro SA *         UBS         External Short-Term
                                       Facility         1,801,000

 Hasbro Spain      Bankinter      Capitalized Leases                10/01/20
 Manufacturing                                          9,842,000       14

 Hasbro Spain       Bancaja       External Short-Term
 Manufacturing                         Facility         2,125,000

 Hasbro Spain     Banco Bilbao    External Short-Term
 Manufacturing      Vizcaya            Facility         2,125,000

 Hasbro Spain       Banco de      External Short-Term
 Manufacturing     Santander           Facility           531,000

 Hasbro Spain      Bankinter      External Short-Term
 Manufacturing                         Facility         1,593,000

 Hasbro Spain      Bankinter      Capitalized Leases                10/01/20
    Selling                                             6,740,000       14

The amount of Indebtedness listed next to each external short-term facility listed above is the maximum principal amount permitted to be outstanding from time to time under such facility, and the amount thereof incurred under such revolving facility from time to time is deemed to be Indebtedness incurred in compliance with section 10.1(g) of the Credit Agreement to which this Schedule 10.1 is attached.

                                  Schedule 10.2

                                 EXISTING LIENS

     Property             Description                  Exposure

Patent     Lease                Patent Lease with  Fleet  Capital
Leasing   $246,518

     In addition, Liens pursuant to or under (a) the Contribution Agreement entered on December 6, 2000, by and among the Company, Hasbro U.K. Limited, Hasbro Internet Holdings, Inc. and Infogrames Entertainment SA ("Infogrames") and (b) the Warrant Agreement entered into between the Company and Infogrames on January 26, 2001, in each case relating to the Capital Stock of Infogrames.

                                 Schedule 10.12

     The two indentures covering the Company's aggregate $899,873,000 principal amount of registered long-term debt provide, with certain exceptions and subject to a basket equal to the greater of 10% of consolidated net tangible assets (as defined in the indentures) or $100,000,000, that neither the Company nor any subsidiary may create, incur, assume or guarantee any Secured Debt without equally and ratably securing the outstanding securities under the indentures. In both indentures, Secured Debt is defined as follows:

          "Secured Debt" means indebtedness for money borrowed by the Company or its Subsidiaries (other than indebtedness owed by a Subsidiary to the Company, by a Subsidiary to another Subsidiary or by the Company to a Subsidiary), which in any case is secured, whether by operation of law or otherwise, by a mortgage, security interest, pledge, lien or other encumbrance on Principal Property or on any shares of stock or evidences of indebtedness of a Subsidiary. If any amount of such indebtedness described in the parenthetical in the preceding sentence and held by the Company or a Subsidiary is transferred in any manner to any Person other than the Company or a Subsidiary, such amount shall be deemed to be Secured Debt issued on the date of transfer.

     In both indentures, "Principal Property" is defined as follows:

          "Principal Property" means any real property, any manufacturing plant, warehouse, office building or other physical facility or other like depreciable physical asset of the Company or of any Subsidiary whether owned on the date hereof or hereafter acquired having a net book value at the time of determination in excess of the greater of 5% of Consolidated Net Tangible Assets or $50 million, other than, in each case, any of the same which in the good faith opinion of the Board of Directors is not of material importance to the total business conducted by the Company and its Subsidiaries, as a whole.

                                   Exhibit A-1

   FORM OF [[SECOND]* AMENDED AND RESTATED]*/ SYNDICATED NOTE

$______________________             as of ____________ ___, 200__

     [FOR VALUE RECEIVED, the undersigned, HASBRO, INC., a Rhode Island corporation (hereinafter, together with its successors in title and assigns, called the "Company"), hereby absolutely and unconditionally promises to pay to the order of [INSERT NAME OF BANK] (hereinafter together with its successors in title and permitted assigns, called the "Bank") at the times and in accordance with the terms and conditions specified in the Credit Agreement (as defined below) but in no event later than the Final Maturity Date (as defined in the Credit Agreement), the principal sum of [INSERT COMMITMENT AMOUNT] ($____________), or if less, the aggregate unpaid principal amount of all Syndicated Loans made by the Bank to the Company pursuant to the Second Amended and Restated Revolving Credit Agreement (as the same may be amended, restated, modified or supplemented and in effect from time to time, the "Credit Agreement"), dated as of March 19, 2002, by and among the Company, Hasbro SA, the Bank and certain other lending institutions listed on Schedule 1 thereto and Fleet National Bank, as agent (the "Agent") for the Bank and such other lending institutions. All capitalized terms used herein which are defined in the Credit Agreement shall have the same meanings herein as therein.]1/

     [FOR VALUE RECEIVED, the undersigned, HASBRO SA, a corporation organized under the laws of Switzerland (hereinafter, together with its successors in title and assigns, called "Hasbro SA"), hereby absolutely and unconditionally promises to pay to the order of [INSERT NAME OF BANK] (hereinafter together with its successors in title and permitted assigns, called the "Bank") at the times and in accordance with the terms and conditions specified in the Credit Agreement (as defined below) but in no event later than the Final Maturity Date (as defined in the Credit Agreement), the principal sum of [INSERT AMOUNT EQUAL TO BANK'S COMMITMENT PERCENTAGE OF HASBRO SA SUBLIMIT] ($____________), or if less, the aggregate unpaid principal amount of all Syndicated Loans made by the Bank to Hasbro SA pursuant to the Second Amended and Restated Revolving Credit Agreement (as the same may be amended, restated, modified or supplemented and in effect from time to time, the "Credit Agreement"), dated as of March 19, 2002, by and among Hasbro SA, Hasbro, Inc., the Bank and certain other lending institutions listed on Schedule 1 thereto and Fleet National Bank, as agent (the "Agent") for the Bank and such other lending institutions. All capitalized terms used herein which are defined in the Credit Agreement shall have the same meanings herein as therein.]2/

     [This [Second]* Amended and Restated Syndicated Note (this "Note") constitutes the amendment and restatement in its entirety of the Amended and Restated Syndicated Note, dated as of ___________ __ 20__, issued by [the Company]1/[Hasbro SA]2/ to the Bank in the original principal amount of $__________________ (the "Original Note"), and is in substitution therefor and an amendment and replacement thereof. Nothing herein shall be construed to constitute payment of the Original Note or to release or terminate any guaranty or lien, mortgage, pledge or other security entered in favor of the Bank.]*

     This Note evidences borrowings under and has been issued by [the Company]1/[Hasbro SA]2/ in accordance with the terms of the Credit Agreement. The Bank and any holder hereof are entitled to the benefits of the Credit Agreement, and may enforce the agreement of [the Company]1/[Hasbro SA]2/ contained therein, including without limitation [the Company's]1/[Hasbro SA's]2/ promise to pay interest on the Outstanding Syndicated Loans until paid in full at the rates per annum set forth in or established pursuant to the Credit Agreement. Such interest shall be payable on such dates as are determined from time to time pursuant to the

Credit Agreement and shall be calculated as therein provided.

     The Bank shall, and is hereby irrevocably authorized by [the Company]1/[Hasbro SA]2/ to, endorse on the schedule attached to this Note or a continuation of such schedule attached hereto and made a part hereof, an appropriate notation evidencing advances and repayments of principal of this Note, provided that failure by the Bank to make any such notation shall not affect any of [the Company's]1/[Hasbro SA's]2/ obligations in respect of this Note.

     [The Company]1/[Hasbro SA]2/ has the right in certain circumstances to prepay the principal of this Note on the terms and conditions specified in the Credit Agreement.

     If any one or more of the Events of Default shall occur, the entire unpaid principal amount of this Note and all of the unpaid interest accrued thereon may become or be declared due and payable in the manner and with the effect provided in the Credit Agreement.

     [The Company]1/[Hasbro SA]2/ and every endorser and guarantor of this Note or the obligation represented hereby waive presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note, assent to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of collateral and to the addition or release of any other party or person primarily or secondarily liable.

     This Note and the obligations of [the Company]1/[Hasbro SA]2/ hereunder shall be governed by, and interpreted and determined in accordance with, the laws of the Commonwealth of Massachusetts (excluding the laws applicable to conflicts or choice of law). This Note is a sealed instrument under the laws of the Commonwealth of Massachusetts.

     IN WITNESS WHEREOF, [the Company]1/[Hasbro SA]2/ has caused this Note to be signed in its corporate name and its corporate seal to be impressed hereon by its duly authorized officer as of the day and in the year first above written.

                              [HASBRO, INC.

                              By:
                                 ---------------------------
                                Name:
                                Title:]1/

                              [HASBRO SA

                              By:
                                 ---------------------------
                                Name:
                                Title:]2/

                                 Amount

                                 of

                       Interest  Principal  Balance
                                            of
             Amount    Rate      Paid or    Principal Notation
             of
Date         Loan      Election  Prepaid    Unpaid    Made By

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                                   Exhibit A-2

                         FORM OF SYNDICATED LOAN REQUEST

                            ______________, ___, 20__

Fleet National Bank, as Agent
100 Federal Street
Boston, Massachusetts  02110

     Re:  Syndicated Loan Request

Ladies and Gentlemen:

     Reference is hereby made to that certain Second Amended and Restated Revolving Credit Agreement, dated as of March 19, 2002 (as the same may be amended and in effect from time to time, the "Credit Agreement"), by and among Hasbro, Inc. (the "Company"), Hasbro SA ("Hasbro SA"), Fleet National Bank and the other lending institutions listed on Schedule 1 thereto (collectively, the "Banks") and Fleet National Bank, as agent (the "Agent") for the Banks. Capitalized terms which are used herein without definition and which are defined in the Credit Agreement shall have the same meanings herein as in the Credit Agreement.

     Pursuant to 2.4 of the Credit Agreement, we hereby request that a Syndicated Loan consisting of [a Base Rate Loan in the principal amount of $______________ ][ a Eurocurrency Rate Loan in the principal amount of $_______________ with an Interest Period of _______________] be made on
__________ __, 20___. We understand that this request is irrevocable and binding on us and obligates us to accept the requested Syndicated Loan on such date.

     We hereby represent and warrant that all of the conditions applicable to such Syndicated Loan set forth in 13 of the Credit Agreement have been satisfied on the date of this request.

     We hereby certify that the borrowing requested hereby is in accordance with 2.1(a) of the Credit Agreement.

                              Very truly yours,

                              [HASBRO, INC.

                              By:

                                Name:
                                Title:] /3/

                              [HASBRO SA

                              By:

                                Name:
                                Title: ]4/
                           Exhibit B-1

                             FORM OF
     [[SECOND]*/ AMENDED AND RESTATED]* COMPETITIVE BID NOTE

$                                       as of ________________ ___, 200__

     FOR VALUE RECEIVED, the undersigned HASBRO, INC., a Rhode Island corporation (hereinafter, together with its successors in title and assigns, called the "Company"), hereby absolutely and unconditionally promises to pay to the order of [INSERT NAME OF BANK] (the "Bank") at the times and in accordance with the terms and conditions specified in the Credit Agreement (as defined below) but in no event later than the Final Maturity Date, the principal amount of _____________________ DOLLARS ($ ) or, if less, the aggregate unpaid principal amount of Competitive Bid Loans advanced by the Bank to the Company pursuant to the Second Amended and Restated Revolving Credit Agreement, dated as of March 19, 2002 (as the same may be amended, restated, modified or supplemented and in effect from time to time, the "Credit Agreement"), by and among the Company, Hasbro SA, the Bank, the other lending institutions which are or may become parties to the Credit Agreement and Fleet National Bank, as Agent. The Company also promises to pay to the order of the Bank interest on the principal balance hereof through and including the date on which such principal amount is paid in full, at the times and at the rates provided in the Credit Agreement. All capitalized terms used in this Second Amended and Restated Competitive Bid Note (this "Note") and not otherwise defined herein shall have the same meanings herein as in the Credit Agreement.

     [This Note constitutes the amendment and restatement in its entirety of the [Amended and Restated]* Competitive Bid Note, dated as of ___________ __, 20__, issued by the Company to the Bank in the original principal amount of $__________________ (the "Original Note"), and is in substitution therefor and an amendment and replacement thereof. Nothing herein shall be construed to constitute payment of the Original Note or to release or terminate any guaranty or lien, mortgage, pledge or other security entered in favor of the Bank.]*

     This Note evidences borrowings under and has been issued by the Company in accordance with the terms of the Credit Agreement. The Bank and any holder hereof are entitled to the benefits of the Credit Agreement, and may enforce the agreements of the Company contained therein, including without limitation the Company's promise to repay each Competitive Bid Loan advanced hereunder on the last day of the applicable Interest Period with respect thereto.

     The Bank shall, and is hereby irrevocably authorized by the Company to, endorse on the schedule attached to this Note or a continuation of such schedule attached hereto and made a part hereof, an appropriate notation evidencing advances and repayments of principal of this Note, provided that failure by the Bank to make any such notations shall not affect any of the Company's obligations in respect of this Note.

     The Company has the right in certain circumstances and the obligation in certain other circumstances to prepay the whole or part of the principal of this Note on the terms and conditions specified in the Credit Agreement.

     If any one or more of the Events of Default shall occur, the entire unpaid principal amount of this Note and all of the unpaid interest accrued thereon may become or be declared due and payable in the manner and with the effect provided in the Credit Agreement.

     The Company and every endorser and guarantor of this Note or the obligation represented hereby waive presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note, assent to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of collateral and to the addition or release of any other party or person primarily or secondarily liable.

     This Note and the obligations of the Company hereunder shall be governed by, and interpreted and determined in accordance with, the laws of the Commonwealth of Massachusetts (excluding the laws applicable to conflicts or choice of law). This Note is a sealed instrument under the laws of the Commonwealth of Massachusetts.

     [Remainder of page intentionally left blank] IN WITNESS WHEREOF, the Company has caused this Note to be signed in its corporate name by its duly authorized officer as of the day and year first above written.

HASBRO, INC.

                                        By:
                                           ----------------------
                                           Name:
                                           Title:

                                  Amount
                                    of
                       Interest  Principal  Balance
                                              of
              Amount     Rate    Paid or    Principal Notation
                of
   Date        Loan    Election  Prepaid    Unpaid    Made By

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                           Exhibit B-2

              FORM OF COMPETITIVE BID QUOTE REQUEST

                                                    [INSERT DATE]

To:            Fleet National Bank, as Agent (the "Agent")

From:          Hasbro, Inc. (the "Company")

Re:            Second Amended and Restated Revolving Credit Agreement (as
          amended and in effect from time to time, the "Credit Agreement"), dated as of March 19, 2002, among the Company, Hasbro SA, the Banks party thereto and the Agent

     We hereby give notice pursuant to 2.5.1(b) of the Credit Agreement that we request Competitive Bid Quotes for the following proposed Competitive Bid Loan(s):

Date of Borrowing:

Principal  Amount*             Interest Period**         Maturity
Date***
$

     Such Competitive Bid Quotes should offer a Competitive Bid Rate.

     Terms used herein have the meanings assigned to them in the Credit
Agreement.

                                   HASBRO, INC.

                                   By:
                                      ---------------------------
                                   -
                                     Name:
                                     Title:

---------------------
* Amount must be $5,000,000 minimum, or a greater integral multiple of $1,000,000.

**   Up  to one hundred eighty (180) days; a maximum of three (3)
     Interest  Periods  may be selected in  one  Competitive  Bid
     Quote Request.

***  Last day of Interest Period.

                                   Exhibit B-3

                  FORM OF INVITATION FOR COMPETITIVE BID QUOTE

To:       [Name of Bank]

Re:        Invitation for Competitive Bid Quotes to Hasbro,  Inc. (the Company")

     Pursuant to 2.5.1(c) of the Second Amended and Restated Revolving Credit Agreement, dated as of March 19, 2002 (as amended and in effect from time to time, the "Credit Agreement"), among the Company, Hasbro SA, the Banks party thereto and Fleet National Bank, as Agent, we are pleased on behalf of the Company to invite you to submit Competitive Bid Quotes to the Company for the following proposed Competitive Bid Loan(s):

Date of Borrowing:

Principal       Amount                   Interest      Period(s)*
Maturity Date**

$

     Such Competitive Bid Quotes should offer a Competitive Bid Rate.

     Please respond to this invitation by no later than 10:00 a.m. (Boston time)
on the requested Drawdown Date to the attention of [                    ] at
facsimile number [                  ].

     Capitalized terms used herein shall have the same meanings assigned to such terms in the Credit Agreement.

                              FLEET NATIONAL BANK, as Agent

                              By:
                                 --------------------------------
                              -
                                 Authorized Officer

--------------------

*    Up to three (3) Interest Periods may be specified.
**   Last day of Interest Period.

                                   Exhibit B-4

                          FORM OF COMPETITIVE BID QUOTE

Fleet National Bank, as Agent
100 Federal Street
Boston, Massachusetts 02110

Attention:     [Insert Name]

     Re:  Competitive Bid Quote to Hasbro, Inc. (the "Company")

     In response to your invitation on behalf of the Company, dated __________ ___, 20__ we hereby make the following Competitive Bid Quote on the following terms:

1.   ______________________________________________________Quoting
Bank:_______________________________________________________

2.          Person       to       contact       at        Quoting
Bank:______________________________________

3.                              Date                           of
Borrowing:___________________________________________________ *

4. We hereby offer to make Competitive Bid Loan(s) in the following principal amounts, for the following Interest Periods and at the following rates:

     Principal                Interest            Competitive Bid
                 Amount**                            Period(s)***
Rate(s)****

     $
     $

5.          Aggregate        Principal        Amount            $
____________________

*    As  specified in the related Invitation for Competitive  Bid
     Quotes.
** Principal amount bid for each Interest Period (a) may not exceed the lesser of (i) the Total Commitment and (ii) the Maximum Availability in effect from time to time during the applicable Interest Period and (b) may not exceed the aggregate  principal  amount of Competitive  Bid  Loans  for which offers were requested. Bids must be made for $5,000,000 or any larger multiple of $1,000,000.
*** Up to one hundred eighty (180) days, as specified in the related Invitation for Competitive Bid Quotes.
**** Specify rate of interest per annum (each rounded to the nearest 1/1000th of 1%) for each applicable Interest Period.

     We understand and agree that the offer(s) set forth above, subject to the satisfaction of the applicable conditions set forth in the Second Amended and Restated Revolving Credit Agreement, dated as of March 19, 2002, as amended and in effect from time to time, among the Company, Hasbro SA, the Banks party thereto and Fleet National Bank, as Agent, irrevocably obligates us to make the Competitive Bid Loan(s) for which any offer(s) are accepted in whole or in part by the Company.

                                   Very truly yours,

                                   [NAME OF BANK]

Dated:
      ---------------------------
By:
   --------------------------------

                                      Authorized Officer

                                   Exhibit B-5

                   FORM OF NOTICE OF COMPETITIVE BID BORROWING

Fleet National Bank, as Agent
100 Federal Street
Boston, Massachusetts 02110

Attention:     [Insert Name]

          Re: Second Amended and Restated Revolving Credit Agreement (as amended and in effect from time to time, the "Credit Agreement"), dated as of March 19, 2002, among the Company, Hasbro SA, the Banks party thereto and the Agent

     We hereby give notice pursuant to 2.5.1(f) of the Credit Agreement of our acceptance of the following Competitive Bid Quote(s):

1.   Bank:_______________________________________________________

2.                              Date                           of
Borrowing:__________________________________________________ *

3.   In  the  following  principal  amounts,  for  the  following
     Interest Periods and at the following rates:

     Principal                Interest            Competitive Bid
     Amount                   Period(s)           Rate(s)**

     $
     $

[Repeat for each Bank as necessary]

____________________

*    As  specified in the related Invitation for Competitive  Bid
     Quotes.

** Specify rate of interest per annum (each rounded to the nearest 1/1000th of 1%) for each applicable Interest Period.

4.   The Aggregate Principal Amount for each Interest Period is:

          Interest                 Aggregate
           Period                       Principal Amount

                                        $
                                        $

5. We hereby certify (a) that the borrowing accepted hereby is in accordance with 2.5.1 of the Credit Agreement and (b) that each of the representations and warranties contained in the Credit Agreement or in any other Loan Document made by or on behalf of the Company and its Subsidiaries to the Banks delivered pursuant to or in connection with the Credit Agreement was true and correct in all material respects as of the date as of which it was made and is true and correct in all material respects at and as of the date hereof (except to the extent of changes resulting from transactions contemplated or permitted by the Credit Agreement and changes occurring in the ordinary course of business that singly or in the aggregate are not materially adverse, and to the extent that such representations and warranties related expressly to an earlier date) and (c) that no Default or Event of Default has occurred and is continuing.

                                   Very truly yours,

                                   HASBRO, INC.

Dated:____________________________
By:___________________________
                                     Name:
                                     Title:

                                    Exhibit C

                         FORM OF SWING LINE LOAN REQUEST

                          HASBRO, INC.

                       1027 Newport Avenue
                      Pawtucket, RI  02862

                     _____________ __, 20__

Fleet National Bank, as Agent
100 Federal Street

Boston, MA  02110

Attention:     John P. O'Loughlin, Director

Re:       Swing Line Loan Request

Ladies and Gentlemen:

     Please refer to that certain Second Amended and Restated Revolving Credit Agreement, dated as of March 19, 2002 (the "Credit Agreement"), by and among Hasbro, Inc. (the "Company"), Hasbro SA, Fleet National Bank and the lending institutions party thereto (collectively, the "Banks") and Fleet National Bank, as agent for the Banks (the "Agent"). Capitalized terms defined in the Credit Agreement and used in this letter without definition shall have for purposes of this letter the meanings assigned to them in the Credit Agreement.

     Pursuant to 3.2 of the Credit Agreement, we hereby request that a Swing Line Loan be made to the Company consisting of a Base Rate Loan in the principal amount of $__________ on __________ __, 20__ with a maturity date of _______ __,
20__. We understand that this request is irrevocable and binding on us and obligates us to accept the requested Swing Line Loan on such date.

                              Very truly yours,

                              HASBRO, INC.

                              By:
                                  -------------------------------
                                Name:

                                Title:

                                   Exhibit D
                  FORM OF AMENDED AND RESTATED SWING LINE NOTE

$____________                    as of _______________ ___, 200__

     FOR VALUE RECEIVED, the undersigned HASBRO, INC., a Rhode Island corporation (hereinafter, together with its successors in title and assigns, called the "Company"), hereby absolutely and unconditionally promises to pay to the order of FLEET NATIONAL BANK (hereinafter, together with its successors in title and permitted assigns, called the "Swing Line Bank") at the times and in accordance with the terms and conditions specified in the Credit Agreement (as defined below) but in no event later than the Swing Line Loan Maturity Date (as defined in the Credit Agreement), the principal sum of [INSERT AMOUNT] ($______________), or if less, the aggregate unpaid principal amount of all Swing Line Loans made by the Swing Line Bank to the Company pursuant to the Second Amended and Restated Revolving Credit Agreement (as the same may be amended, restated, modified or supplemented and in effect from time to time, the "Credit Agreement"), dated as of March 19, 2002, by and among the Company, Hasbro SA, the Swing Line Bank and certain other lending institutions listed on
Schedule 1 thereto and Fleet National Bank, as agent (the "Agent") for the Bank and such other lending institutions. All capitalized terms used herein which are defined in the Credit Agreement shall have the same meanings herein as therein.

     This Amended and Restated Swing Line Note (this "Note") constitutes the amendment and restatement in its entirety of the Swing Line Note, dated as of _________ __, 20__, issued by the Company to the Swing Line Bank in the original principal amount of $__________________ (the "Original Swing Line Note"), and is in substitution therefor and an amendment and replacement thereof. Nothing herein shall be construed to constitute payment of the Original Swing Line Note or to release or terminate any guaranty or lien, mortgage, pledge or other security entered in favor of the Swing Line Bank.

     This Note evidences borrowings under and has been issued by the Company in accordance with the terms of the Credit Agreement. The Swing Line Bank and any holder hereof are entitled to the benefits of the Credit Agreement, and may enforce the agreement of the Company contained therein, including without limitation the Company's promise to pay interest on the Outstanding Swing Line Loans until paid in full at the rates per annum set forth in or established pursuant to the Credit Agreement. Such interest shall be payable on such dates as are determined from time to time pursuant to the Credit Agreement and shall be calculated as therein provided.

     The Swing Line Bank shall, and is hereby irrevocably authorized by the Company to, endorse on the schedule attached to this Note or a continuation of such schedule attached hereto and made a part hereof, an appropriate notation evidencing advances and repayments of principal of this Note, provided that failure by the Swing Line Bank to make any such notation shall not affect any of the Company's obligations in respect of this Note.

     The Company has the right in certain circumstances to prepay the principal of this Note on the terms and conditions specified in the Credit Agreement.

     If any one or more of the Events of Default shall occur, the entire unpaid principal amount of this Note and all of the unpaid interest accrued thereon may become or be declared due and payable in the manner and with the effect provided in the Credit Agreement.

     The Company and every endorser and guarantor of this Note or the obligation represented hereby waive presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note, assent to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of collateral and to the addition or release of any other party or person primarily or secondarily liable.

     This Note and the obligations of the Company hereunder shall be governed by, and interpreted and determined in accordance with, the laws of the Commonwealth of Massachusetts (excluding the laws applicable to conflicts or choice of law). This Note is a sealed instrument under the laws of the Commonwealth of Massachusetts.

                  [Remainder of Page Intentionally Left Blank]

     IN WITNESS WHEREOF, the Company has caused this Note to be signed in its corporate name and its corporate seal to be impressed hereon by its duly authorized officer as of the day and in the year first above written.

                              HASBRO, INC.

                              By:
                                  -------------------------------
                                 Name:
                                 Title:

          Amount of    Amount of    Balance of
          Swing Line   Principal    Principal    Notation
                          Paid
  Date       Loan      or Prepaid     Unpaid     Made By:

                            Exhibit E

                 FORM OF COMPLIANCE CERTIFICATE

                          HASBRO, INC.

                                            ____________ __, 200_

Fleet National Bank, as Agent
100 Federal Street
Boston, MA  02110
Ladies and Gentlemen:

     Reference is made to the Second Amended and Restated Revolving Credit Agreement (the "Credit Agreement"), dated as of March 19, 2002, by and among Hasbro, Inc. (the "Company"), Hasbro SA, Fleet National Bank and the lending institutions party thereto (collectively, the "Banks"), and Fleet National Bank, as agent for the Banks (the "Agent"). Capitalized terms used herein without definition shall have the respective meanings set forth in the Credit Agreement.

     Pursuant to 9.5(c) of the Credit Agreement, the Company and the undersigned officer of the company (who has reviewed the Loan Documents) hereby certify that
(a) the information furnished in the attached Compliance Certificate Worksheet was true and correct as of the last day of the fiscal quarter next preceding the date of this certificate, (b) as of the date hereof, no Default or Event of Default under the Credit Agreement has occurred, (c) the financial statements delivered herewith were prepared in accordance with GAAP, and (d) except as specified in the attached schedule, if any, the representations and warranties set forth in 8 of the Credit Agreement are true and correct in all material respects as of the date hereof except to the extent such representations and warranties expressly relate to an earlier date, provided, however, that the representations and warranties set forth in 8 of the Credit Agreement shall be deemed to be made with respect to the financial statements of the Company most recently delivered to the Agent and the Banks pursuant to 9.5 of the Credit Agreement.

     IN WITNESS WHEREOF, the undersigned has executed this certificate on this _____ day of ________________, 200_.

                                   HASBRO, INC.

                                   By:
                                      -------------------------
                                     Name:
                                     Title:

                        COMPLIANCE CERTIFICATE WORKSHEET

                   As of ___________ __, 20__

Section                                           Calculation

11.1 Minimum EBITDA
     For the Reference Period ended on ______ __, 20__

  A. EBITDA
     (Sum of Item A(1) plus Items A(2), A(3) and A(4) minus Item
     A(5)):                                            $

     (1) Consolidated Operating Profit (or Loss) consolidated operating profit (or loss) identified as such on the Company's income statement for such period determined in accordance with GAAP: $

     (2)  depreciation and amortization for such period, to the extent deducted in calculating Item A(1), determined in accordance with GAAP: $

     (3) non-cash charges for such period, to the extent deducted in calculating Item A(1), determined in accordance with GAAP: $

     (4) extraordinary losses for such period, to the extent deducted in calculating Item A(1), determined in accordance with GAAP: $

     (5) extraordinary gains for such period, to the extent included in calculating Item A(1), determined in accordance with GAAP: $

  B.   Minimum EBITDA permitted under the Credit Agreement

          (For any Reference Period ending with the fiscal quarter referenced in the table set forth below, not to be less than the amount set forth opposite such fiscal quarter in such table)

      Fiscal Quarter Ending:           EBITDA

                                    Page 184

     First Quarter 2002             $355,000,000
     Second Quarter 2002            $360,000,000
     Third Quarter 2002             $330,000,000
     Fourth Quarter 2002            $325,000,000
     First Quarter 2003             $340,000,000
     Second Quarter 2003            $345,000,000
     Third Quarter 2003             $360,000,000
     Fourth Quarter 2003            $400,000,000
     First Quarter 2004             $425,000,000
     Second Quarter 2004            $425,000,000
     Third Quarter 2004             $425,000,000
     Fourth Quarter 2004            $425,000,000

11.2 Consolidated Total Funded Debt to EBITDA For the fiscal quarter ended ______ __, 20__

A.Consolidated Total Funded Debt (Sum of Item A(1) plus Item A(2) plus Item A(3) plus Item A(4) minus (if positive) Item A(7)) $

     (1) Indebtedness for borrowed money or the obtaining of credit (including the face amount of letters of credit outstanding): $

     (2) Indebtedness in respect of the deferred purchase price of assets (other than trade payables incurred in the ordinary course of business): $

     (3) Indebtedness in respect of Capitalized Leases and Synthetic Leases: $

     (4) Indebtedness of the type referred to in Items A(1), A(2) and A(3) above which are guaranteed by the Company or any of its Subsidiaries: $

     (5) Consolidated Cash: $

     (6) Item A(5) minus $25,000,000: $

     (7) Item A(6) multiplied by 0.50: $

  B. EBITDA for the Reference Period then ended
     (as set forth in Item 11.1(A)): $

       C.     Ratio     of     Item     A     to     Item      B:

  _____:_____
     (For any fiscal quarter referenced in the table set forth below, not to exceed the ratio set forth opposite such fiscal

     quarter in such table)

      Fiscal Quarter Ending:            Ratio
     First Quarter 2002               3.10:1.00
     Second Quarter 2002              3.60:1.00
     Third Quarter 2002               4.40:1.00
     Fourth Quarter 2002              3.50:1.00
     First Quarter 2003               2.75:1.00
     Second Quarter 2003              3.15:1.00
     Third Quarter 2003               3.60:1.00
     Fourth Quarter 2003              2.00:1.00
     First Quarter 2004               2.00:1.00
     Second Quarter 2004              2.25:1.00
     Third Quarter 2004               2.75:1.00
     Fourth Quarter 2004              2.00:1.00

11.3 Interest Coverage Ratio For the Reference Period ended on ______ __, 20__

     A. EBITDA for the Reference Period then ended
        (as  set forth in Item 11.1(A)): $

     B. Consolidated Total Interest Expense for such period: $

     C. Ratio of Item A to Item B: :

     (For any Reference Period ending with any fiscal quarter referenced in the table below, not to be less than the ratio set forth opposite such fiscal quarter in such table)

      Fiscal Quarter Ending:            Ratio
     First Quarter 2002               3.65:1.00
     Second Quarter 2002              3.90:1.00
     Third Quarter 2002               3.90:1.00
     Fourth Quarter 2002              4.00:1.00
     First Quarter 2003               4.60:1.00
     Second Quarter 2003              5.10:1.00
     Third Quarter 2003               5.85:1.00

                                    Page 186

     Fourth Quarter 2003              7.00:1.00
     First Quarter 2004               7.50:1.00
     Second Quarter 2004              7.50:1.00
     Third Quarter 2004               7.50:1.00
     Fourth Quarter 2004              7.50:1.00

11.4   Capital Expenditures
     For the fiscal year ended on December __, 20__

  A. Capital Expenditures made during such period:          $

  B. Maximum amount of Capital Expenditures permitted under the Credit Agreement
     (For any fiscal year referenced in the table below, not to exceed the aggregate amount set forth in the table below opposite such year in such table)

       Fiscal Year Ending:              Amount
     December 2002                   $ 90,000,000
     December 2003                   $100,000,000
     December 2004                   $110,000,000

                                    Exhibit F

                                     FORM OF
               SECOND AMENDED AND RESTATED SUBORDINATION AGREEMENT

     This SECOND AMENDED AND RESTATED SUBORDINATION AGREEMENT, dated as of March 19, 2002 (as amended and in effect from time to time, this "Subordination Agreement"), is by and among (a) HASBRO, INC., a Rhode Island corporation having its principal place of business at 1027 Newport Avenue, Pawtucket, Rhode Island 02862 (the "Company"), (b) HASBRO INTERNATIONAL, INC., a Delaware corporation having its principal place of business at 1027 Newport Avenue, Pawtucket, Rhode Island 02862 ("HII"), (c) WIZARDS OF THE COAST, INC., a Washington corporation having its principal place of business at 1801 Lind Ave SW, Renton, Washington 98055 ("Wizards", and together with HII, the "Significant Subsidiaries") and (d) FLEET NATIONAL BANK, a national banking association having an office at 100 Federal Street, Boston, Massachusetts 02110, as agent for (in such capacity, the "Agent") the Banks (as such term is hereinafter defined directly or by reference).

     WHEREAS, the Company is the direct or indirect legal and beneficial owner of all the issued and outstanding shares of each class of the capital stock of each of the Significant Subsidiaries;

     WHEREAS, the Significant Subsidiaries are members of a group of related corporations, the success of any one of which is dependent in part on the success of the other members of such group;

     WHEREAS, the Company, Hasbro SA, the Agent, and the Banks are entering into a Second Amended and Restated Revolving Credit Agreement, dated as of March 19, 2002 (as amended and in effect from time to time, the "Credit Agreement") which amends and restates the Amended and Restated Revolving Credit Agreement, dated as of February 16, 2001 (as amended and in effect from time to time, the "Existing Credit Agreement") in its entirety;

     WHEREAS, in connection with the Existing Credit Agreement, the Company, the Significant Subsidiaries and the Agent, for the benefit of the Banks and the Agent, entered into an Amended and Restated Subordination Agreement, dated as of February 16, 2001 (as amended, supplemented or otherwise modified from time to time, the "Existing Subordination Agreement");

     WHEREAS, it is a condition precedent to the amendment and restatement of the Existing Credit Agreement and to the Banks' making any loans or otherwise extending credit to the Company under the Credit Agreement that the Company and each of the Significant Subsidiaries execute and deliver to the Agent, for the benefit of the Banks and the Agent, an amended and restated subordination agreement substantially in the form hereof;

     WHEREAS, the Significant Subsidiaries will receive substantial direct and indirect benefit from the loans and extension of credit by the Banks and the Agent to the Company pursuant to the Credit Agreement (which benefits are hereby acknowledged); and

     WHEREAS, the Company and each of the Significant Subsidiaries wish to amend and restate the Existing Subordination Agreement as provided herein;

     NOW THEREFORE, in consideration of the premises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. All capitalized terms used herein without definitions shall have both the respective meanings provided therefor in the Credit Agreement.

     2. The Company and each of the Significant Subsidiaries covenant and agree with the Agent that all of the Subordinated Indebtedness (as hereinafter defined) of the Company to the Significant Subsidiaries is hereby expressly subordinated and made junior, to the extent and in the manner hereinafter set forth in this Subordination Agreement, in right of payment to the prior payment in full of all the Obligations. Until all the Obligations shall have been paid in full and the Total Commitment shall have been terminated, (a) the Company shall not, directly or indirectly, make any payment of principal or interest on account of or transfer any collateral for any part of any and all indebtedness of the Company to each of the Significant Subsidiaries, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising (referred to herein as the "Subordinated Indebtedness"), whether evidenced by negotiable or non-negotiable instruments, securities or other writings, book entries or otherwise, provided that prior to the occurrence of an Event of Default, the Company may make payments of principal and interest on account of the Subordinated Indebtedness, (b) upon the occurrence, and during the continuance of, an Event of Default, none of the Significant Subsidiaries shall demand or accept from the Company or any other Person any payment or collateral in respect of the Subordinated Indebtedness, nor cancel, set off or otherwise discharge any part of the Subordinated Indebtedness, and (c) neither the Significant Subsidiaries nor the Company shall otherwise take or permit any action prejudicial to or inconsistent with the terms of this agreement.

     3. If an Event of Default shall have occurred and be continuing, the Agent may, by notice to the Company and the Significant Subsidiaries, demand that all payments made thereafter by the Company in respect of the Subordinated Indebtedness be made to the Agent for the benefit of the Banks in payment of the Obligations. Upon receipt of such notice from the Agent, the Company shall make all such payments in respect of the Subordinated Indebtedness directly to the Agent for application to the Obligations. Each of the Significant Subsidiaries agrees to subordinate any subrogation claims it may have in respect of any such payments until the Obligations shall have been paid in full.

     4. None of the Significant Subsidiaries will commence or join with any other creditor or creditors of the Company in commencing any bankruptcy, reorganization or insolvency proceedings against the Company. At any meeting of creditors of the Company or, in the event of any proceeding, voluntary or involuntary, for the distribution, division or application of all or part of the assets or business of the Company or the proceeds thereof, whether such proceeding be for the liquidation, reorganization, dissolution or winding up of the Company or its business, a receivership, insolvency or bankruptcy proceeding, an assignment for the benefit of creditors or a proceeding by or against the Company for relief under any bankruptcy, reorganization or insolvency law or any law relating to the relief of debtors, readjustment of indebtedness, reorganization, arrangement, composition or extension or otherwise, if all Obligations have not been paid in full at the time, the Agent is hereby irrevocably authorized at any such meeting or in any such proceeding:

     (a) To enforce claims comprising Subordinated Indebtedness either in its own name or the name of any of the Significant Subsidiaries, by proof of debt, proof of claim, suit or otherwise;

     (b) To collect any assets of the Company distributed, divided or applied by way of dividend or payment, or any such securities issued, on account of the Subordinated Indebtedness and apply the same, or the proceeds of any realization upon the same that the Agent in its discretion elects to effect, to the Obligations until all the Obligations shall have been paid in full, rendering any surplus to the applicable Significant Subsidiary;

     (c) To vote claims comprising the Subordinated Indebtedness, to accept or reject any plan of partial or complete liquidation, reorganization, arrangement, composition or extension; and

     (d) To take generally any action in connection with any such meeting or proceeding which any of the Significant Subsidiaries in their roles as creditors might otherwise take.

     5. Except as provided in 2 hereof, should any payment on account of or any collateral for any part of the Subordinated Indebtedness be received by any of the Significant Subsidiaries, such payment or collateral shall be delivered forthwith to the Agent by such Significant Subsidiaries for application to the Obligations, in the form received except for the addition of any endorsement or assignment which may have been omitted. Until so delivered any such payment or collateral shall be held by such Significant Subsidiary in trust for the Agent and shall not be commingled with other funds or property of such Significant Subsidiary.

     6. No part of the Subordinated Indebtedness is evidenced by any instrument, security or other writing (other than open- account indebtedness entries on the books of the Company or the Significant Subsidiaries) a copy of which has not previously been or is not concurrently being delivered to the Agent and the Banks; the Significant Subsidiaries are the lawful owners of the Subordinated Indebtedness and no part thereof has been assigned to or subjected to any security interest in favor of anyone. Until all the Obligations have been paid in full, the Company shall not issue any instrument, security or other writing evidencing any part of the Subordinated Indebtedness except at the request of and in the manner requested by the Agent; and none of the Significant Subsidiaries shall assign or subordinate any of the Subordinated Indebtedness except to or in favor of the Agent or upon terms satisfactory in form and substance to the Agent and the Banks.

     7. The Agent is hereby authorized to demand specific performance of this agreement, whether or not the Company shall have complied with the provisions hereof applicable to it, at any time when any of the Significant Subsidiaries shall have failed to comply with any provision hereof applicable to it. Each of the Significant Subsidiaries hereby irrevocably waives any defense based on the adequacy of a remedy at law which might be asserted as a bar to the remedy of specific performance hereof in any action brought therefor by the Agent. Each of the Significant Subsidiaries further waives presentment, notice and protest in connection with all negotiable instruments evidencing the Obligations or the Subordinated Indebtedness to which it may be a party, notice of the acceptance of this agreement by the Agent, notice of any loan made, extension granted or other action taken in reliance hereon and all demands and notices of every kind (except as expressly provided in the Credit Agreement) in connection with this Subordination Agreement, the Obligations or the Subordinated Indebtedness; assent to any renewal, extension or postponement of the time of payment of the Obligations or any other indulgence with respect thereto, to any substitution, exchange or release of collateral therefor and to the addition or release of any person primarily or secondarily liable thereon; and agree to the provisions of any instrument, security or other writing evidencing the Obligations.

     8. The Significant Subsidiaries shall do, make, execute and deliver all such additional and further acts, things, deeds, assurances and instruments as the Agent may reasonably require more completely to vest in and assure to the Agent its rights hereunder or in any of the Subordinated Indebtedness.

     9. The Company and the Significant Subsidiaries shall pay to the Agent on demand any and all expenses, including reasonable counsel fees, incurred or paid by the Agent in protecting, preserving or enforcing its rights hereunder. After deducting all of said expenses, the residue of any proceeds of collection or sale of any negotiable or non-negotiable instruments, securities or other writings evidencing any of the Subordinated Indebtedness shall be applied to the payment of the Obligations ratably among the Banks and the Agent and, while giving effect to such ratable applications, proper allowance being made for interest on Obligations not then due, and any excess shall be returned to the applicable Significant Subsidiary.

     10. If any warranty herein contained shall prove to have been materially false when made or in the event of a breach by the Company or any Significant Subsidiary in the performance of any of the terms hereof, the Agent may, at its option, declare that an Event of Default has occurred pursuant to and in accordance with the terms of 14 of the Credit Agreement (taking into account any applicable grace period provided for therein), whereupon the Agent and the Banks shall have all of the rights and remedies provided for herein and in the other Loan Documents.

     11. The Company and each of the Significant Subsidiaries hereby acknowledge the agency provisions set forth in 16 of the Credit Agreement and the authority of the Agent thereunder to act for the Banks with respect to this Subordination Agreement as provided in each such 16.

     12. The rights granted to the Agent hereunder are solely for the protection of the Agent and the Banks and nothing herein contained shall impose on the Agent any duties with respect to any property of the Company or any Significant Subsidiary received hereunder beyond reasonable care in its custody and preservation while in the Agent's possession. The Agent shall have no duty to preserve rights against prior parties in any instrument or chattel paper received hereunder.

     13. All rights and interests of the Agent and the Banks hereunder, and all agreements and obligations of the Significant Subsidiaries and the Company under this Subordination Agreement, shall remain in full force and effect irrespective of:

     (i) any lack of validity or enforceability of the Credit Agreement, the Notes or any other agreement or instrument relating thereto:

     (ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement or the Notes, including, without limitation, any increase in the Obligations resulting from the extension of additional credit to the Company or any of its subsidiaries or otherwise;

     (iii) any taking, exchange, release or nonperfection of any other collateral, or any taking, release or amendment or waiver of or consent to departure from any guaranty, for all or any of the Obligations;

     (iv) any manner of application of collateral, or proceeds thereof, to all or any of the Obligations, or any manner of sale or other disposition of any collateral for all or any of the Obligations or any other assets of the Company or any of its subsidiaries; and

     (v) any other circumstances (other than payment in full of the Obligations and the termination of the Total Commitment) which might otherwise constitute a defense available to, or a discharge of, the Company or a subordinated creditor.

     This Subordination Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Obligations is rescinded or must otherwise be returned by the Agent or any Bank upon the insolvency, bankruptcy or reorganization of the Company or otherwise, all as though such payment has not been made.

     14. The Significant Subsidiaries and the Company each hereby represent and warrant as follows:

     (a) The Subordinated Indebtedness now outstanding has been duly authorized, issued and delivered by the Company and constitutes the legal, valid and binding obligations of the Company enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium, marshalling or other laws relating to or affecting the enforcement generally of creditors' rights and remedies (including such as may deny giving effect to waivers of debtors' rights). There exists no default in respect of any such Subordinated Indebtedness.

     (b) The Significant Subsidiaries are the legal and beneficial owners of the Subordinated Indebtedness now outstanding, free and clear of any lien, security interest, option or other charge or encumbrance (other than Permitted Liens).

     (c) There are no conditions precedent to the effectiveness of this Subordination Agreement that have not been satisfied or waived.

     15. All notices and other communications provided for hereunder shall be in writing (including telecopier, telegrahic, telex or cable communication) and mailed, telecopied, telegraphed, telexed, cabled or delivered, if to HII or Wizards, c/o the Company at 1027 Newport Avenue, Pawtucket, Rhode Island 02862 and if to the Company, the Agent or any Bank, at its address specified in the Credit Agreement; or as to each party, at such other address as shall be designated by such party in a written notice to each other party. All such notices and other communications shall, when mailed, telecopied, telegraphed, telexed or cabled, be effective when, respectively, deposited in the mails, telecopied, delivered to the telegraph company, confirmed by telex answerback or delivered to the cable company.

     16. This Subordination Agreement is intended to take effect as a sealed instrument, shall be binding upon the Company and each of the Significant Subsidiaries and their respective successors and assigns, shall inure to the benefit of the Agent and the Banks, their successors and assigns and shall be construed in accordance with the laws of the Commonwealth of Massachusetts.
     IN WITNESS WHEREOF, the parties hereto have caused this Subordination Agreement to be duly executed as of this ______________ day of March, 2002.

(Corporate Seal)                   HASBRO, INC.

                              By:

                                Name:

                                Title:

                              HASBRO INTERNATIONAL, INC.

                              By:

                                Name:

                                Title:

                              WIZARDS OF THE COAST, INC.

                              By:
                                  ------------------------------
                                Name:

                                Title:

                              FLEET NATIONAL BANK, as Agent

                              By:

                                Name:

                                Title:

                                    Exhibit G

                        FORM OF ASSIGNMENT AND ACCEPTANCE

     Reference is made to the Second Amended and Restated Revolving Credit Agreement, dated as of March 19, 2002 (as from time to time amended and in effect, the "Credit Agreement"), by and among (a) Hasbro, Inc., a Rhode Island corporation (the "Company") and Hasbro SA, a corporation organized under the laws of Switzerland and wholly owned subsidiary of the Company ("Hasbro SA") (b) Fleet National Bank, a national banking association and the other lending institutions listed on Schedule 1 thereto (collectively, the "Banks"), and (c) Fleet National

Bank, as agent for the Banks (in such capacity, the "Agent"). Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Credit Agreement.

_________________  (the  "Assignor")  and  _______________   (the
"Assignee") hereby agree as follows:

     1. Assignment.

     Subject to the terms and conditions of this Assignment and Acceptance, the Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes without recourse to the Assignor, a $_____________ interest in and to the rights, benefits, indemnities and obligations of the Assignor under the Credit Agreement equal to ____________% in respect of the Total Commitment immediately prior to the Effective Date (as hereinafter defined).

     2. Assignor's Representations.

     The Assignor (i) represents and warrants that (a) it is legally authorized to enter into this Assignment and Acceptance, (b) as of the date hereof, its Commitment is $_________________, its Commitment Percentage is ____________%, the aggregate outstanding principal balance of its Syndicated Loans equals $_______________, the aggregate amount of its Letter of Credit Participations equals $______________, the aggregate outstanding principal balance of its Competitive Bid Loans equals $_______________, and the aggregate amount of its participations in respect of Swing Line Loans equals $___________________and (c) immediately after giving effect to all assignments which have not yet become effective, the Assignor's Commitment Percentage will be sufficient to give effect to this Assignment and Acceptance, (ii) makes no representation or warranty, express or implied, and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or any of the other Loan Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant thereto or the attachment, perfection or priority of any security interest or mortgage, other than that it is the legal and beneficial owner of the interest being assigned by it hereunder free and clear of any claim or encumbrance; (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Company, Hasbro SA or any of its Subsidiaries or any other Person primarily or secondarily liable in respect of any of the Obligations, or the performance or observance by the Company, Hasbro SA or any of its Subsidiaries or any other Person primarily or secondarily liable in respect of any of the Obligations of any of its obligations under the Credit Agreement or any of the other Loan Documents or any other instrument or document delivered or executed pursuant thereto; and (iv) attaches hereto the Syndicated Notes and Competitive Bid Notes delivered to it under the Credit Agreement.

     The Assignor requests that the Company and Hasbro SA exchange the Assignor's Syndicated Notes for new Syndicated Notes and, in the case of the Company, Competitive Bid Notes payable to the Assignor and the Assignee as follows:

     Notes        Amount of     Amount of     Amount of
     Payable to   Syndicated    Syndicated    Competitive
     the Order    Note (the     Note (Hasbro  Bid Note
     of:          Company)      SA)
     Assignor     $___________  $___________  $___________
                  --            --            ----

     Assignee     $___________  $___________  $___________
                  --            --            ----

     3. Assignee's Representations.

     The Assignee (i) represents and warrants that (a) it is duly and legally authorized to enter into this Assignment and Acceptance, (b) the execution, delivery and performance of this Assignment and Acceptance do not conflict with any provision of law or of the charter or by-laws of the Assignee, or of any agreement binding on the Assignee, (c) all acts, conditions and things required to be done and performed and to have occurred prior to the execution, delivery and performance of this Assignment and Acceptance, and to render the same the legal, valid and binding obligation of the Assignee, enforceable against it in accordance with its terms, have been done and performed and have occurred in due and strict compliance with all applicable laws; (ii) confirms that it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to 8.8 and 9.5 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (iii) agrees that it will, independently and without reliance upon the Assignor, the Agent or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iv) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Loan Documents as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto; and (v) agrees that it will perform in accordance with their terms all the obligations which by the terms of the Credit Agreement are required to be performed by it as a Bank.

     4. Effective Date.

     The effective date for this Assignment and Acceptance shall be ___________ __, _____ (the "Effective Date"). Following the execution of this Assignment and Acceptance, and, if required by the Credit Agreement, the consent of the Company and Hasbro SA hereto having been obtained, each party hereto shall deliver its duly executed counterpart hereof to the Agent for acceptance by the Agent and recording in the Register by the Agent. Schedule 1 to the Credit Agreement shall thereupon be replaced as of the Effective Date by the Schedule 1 annexed hereto.

     5. Rights Under Credit Agreement.

     Upon such acceptance and recording, from and after the Effective Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Bank thereunder, and (ii) the Assignor shall, with respect to that portion of its interest under the Credit Agreement assigned hereunder, relinquish its rights and be released from its obligations under the Credit Agreement; provided, however, that the Assignor shall retain its rights to be indemnified pursuant to 4.7 and 18 of the Credit Agreement with respect to any claims or actions arising prior to the Effective Date.

     6. Payments.

     Upon such acceptance of this Assignment and Acceptance by the Agent and such recording, from and after the Effective Date, the Agent shall make all payments in respect of the rights and interests assigned hereby (including payments of principal, interest, fees and other amounts) to the Assignee. The Assignor and the Assignee shall make any appropriate adjustments in payments for periods prior to the Effective Date by the Agent or with respect to the making of this assignment directly between themselves.

     7. Governing Law.

     THIS ASSIGNMENT AND ACCEPTANCE IS INTENDED TO TAKE EFFECT AS A SEALED INSTRUMENT TO BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS (WITHOUT REFERENCE TO CONFLICT OF LAWS).

     8. Counterparts.

     This Assignment and Acceptance may be executed in any number of counterparts which shall together constitute but one and the same agreement.

                   [Remainder of page intentional left blank]

     IN WITNESS WHEREOF, intending to be legally bound, each of the undersigned has caused this Assignment and Acceptance to be executed on its behalf by its officer thereunto duly authorized, as of the date first above written.

                              [ASSIGNOR]

                              By:
                                Name:
                                Title:

                             [ASSIGNEE]

                              By:
                                Name:
                                Title:

CONSENTED TO:

FLEET NATIONAL BANK, as Agent

By:
   Name:
   Title:

HASBRO, INC.

By:
   Name:
   Title:

HASBRO SA

By:
   Name:
   Title:*/
                                    Exhibit H

                        FORM OF CONFIDENTIALITY AGREEMENT

                               [__________, 200__]

[Name and Address of Bank to
Provide Confidential Information
to Third Party]

     Re:  Hasbro, Inc.

Ladies and Gentlemen:

     Reference is hereby made to the Second Amended and Restated Revolving Credit Agreement, dated as of March 19, 2002 (as amended and in effect from time to time, the "Credit Agreement"), by and among Hasbro, Inc., a Rhode Island corporation (the "Company"), Hasbro SA, a corporation organized under the laws of Switzerland and wholly owned subsidiary of the Company ("Hasbro SA"), Fleet National Bank, a national banking association and the other lending institutions listed on Schedule 1 thereto (collectively, the "Banks"), and Fleet National Bank, as agent for the Banks (in such capacity, the "Agent"). Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Credit Agreement.

     Pursuant to and in accordance with 9.10 and 22 of the Credit Agreement, the undersigned (the "Transaction Party"), in connection with [DESCRIBE NATURE OF TRANSACTION], hereby covenants and agrees, on behalf of itself and each of its affiliates, directors, officers, employees and representatives, to use reasonable precautions to keep confidential, in accordance with its customary procedures for handling confidential information of the same nature and in accordance with safe and sound banking practices, any non-public information supplied to it by the Company or any of its Subsidiaries or any of the Banks that has been designated as confidential at the time such information was provided to such Bank, provided that nothing herein shall limit the disclosure of any such information:

     (a) after such information shall have become public other than through a violation of 22 of the Credit Agreement, or becomes available to the Transaction Party on a nonconfidential basis from a source other than the Company or any of its Subsidiaries without a duty of confidentiality to the Company or such Subsidiary being violated;

     (b) to the extent required by statute, rule, regulation or judicial process;

     (c) to counsel for the Transaction Party so long as the Transaction Party informs its counsel of the agreement under 22 of the Credit Agreement and the Transaction Party assumes responsibility for compliance by its counsel with such agreement;

     (d) to bank examiners or any other regulatory authority having jurisdiction over the Transaction Party, or to auditors or accountants;

     (e)  to the Agent or any Bank;

     (f) in connection with any litigation to which the any one of the Banks, the Agent or the Transaction Party is a party, or in connection with the enforcement of rights or remedies hereunder or under any other Loan Document;

     (g) to a subsidiary or affiliate of the Transaction Party so long as the Transaction Party informs the affiliate or subsidiary of the agreement under 22 of the Credit Agreement and the Transaction Party assumes responsibility for compliance by such Person with such agreement;

     (h) to any actual or prospective assignee or participant or any actual or prospective counterparty (or its advisors) to any swap or derivative transactions referenced to credit or other risks or events arising under the Credit Agreement or any other Loan

          Document so long as such actual or prospective assignee, participant or counterparty, as the case may be, agrees to execute and deliver an agreement in substantially the same form hereof; or

     (i)  with the consent of the Company;

     and provided further that, unless specifically prohibited by applicable law or court order, prior to any such disclosure, the Transaction Party shall notify the Company of any request for disclosure of such information by any governmental agency or representative thereof (other than any such request in connection with an examination of the financial condition of the Transaction Party by such governmental agency) or pursuant to legal process and afford the Company the opportunity to obtain a protective order or other appropriate remedy or agreement to maintain confidentiality of such information.

     This letter shall constitute a sealed instrument under and be governed by the law of the Commonwealth of Massachusetts and is binding upon the successors and assigns of the Transaction Party. Please indicate your acceptance of the above by signing and returning an executed copy of this letter to [INSERT NAME OF BANK TO PROVIDE THE CONFIDENTIAL INFORMATION].

                                Sincerely,

                                [NAME OF TRANSACTION PARTY]

                                By:
                                --------------------------------
                                Name:
                                Title:

Accepted and Acknowledged:

[NAME OF BANK TO PROVIDE
  CONFIDENTIAL INFORMATION]

By:
    ------------------------
Name:
Title:

     */ Bracketed text to be inserted if Note is a replacement of a prior note.

      1/ Bracketed text to be inserted if Note is to be issued by Hasbro, Inc.

      2/ Bracketed text to be inserted if Note is to be issued by Hasbro SA.

     3/ Insert if the Company is making the loan request.

     4/ Insert if Hasbro SA is making the loan request.

      */Bracketed text to be inserted if Note is a replacement of a prior note.

     */ Signatures of the Company and Hasbro SA are required only if no Default or Event of Default shall have occurred and be continuing.